Exhibit 99.1

CONVERSION APPRAISAL REPORT

ROYAL FINANCIAL, INC.

PROPOSED HOLDING COMPANY FOR

ROYAL SAVINGS BANK

Chicago, Illinois

Dated As Of:

September 3, 2004

Prepared By:

RP Financial, LC.

1700 North Moore Street

Suite 2210

Arlington, Virginia 22209

RP® FINANCIAL, LC.

Financial Services Industry Consultants

September 3, 2004

Board of Directors

Royal Savings Bank

9226 South Commercial Avenue

Chicago, Illinois 60617

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Royal Savings Bank, Chicago, Illinois (“Royal Savings” or the “Bank”). The common stock issued in connection with the Bank’s conversion will simultaneously be acquired by a holding company, Royal Financial, Inc. (“Royal Financial” or the “Company”). Pursuant to the plan of conversion, Royal Financial will offer its stock in a subscription offering to Eligible Account Holders, the Employee Stock Ownership Plan (the “ESOP”), supplemental eligible account holders and Other Members. Royal Financial will also issue stock to the newly formed Royal Charitable Foundation (the “Foundation”). To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a community offering.

This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”), which have been adopted in practice by the Federal Deposit Insurance Corporation (“FDIC”).

Description of Plan of Conversion

The Board of Directors of the Bank has adopted a plan of conversion pursuant to which the Bank will convert from an Illinois chartered mutual savings bank to an Illinois chartered stock savings bank to be known as Royal Savings Bank and issue all of its outstanding shares to the Company. Royal Financial will sell in the subscription and community offerings, Royal Financial common stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the only significant assets of the Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank’s common stock by the Company. Royal Financial will use an estimated 50% of the net conversion proceeds to purchase the Company’s common stock. In addition, as part of the reorganization the Bank will establish the Foundation to further enhance the Bank’s commitment to the local community. The Foundation will be funded with $500,000 of Royal Financial stock and $100,000 in cash.

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594

Board of Directors

September 3, 2004

A portion of the net conversion proceeds retained by the Company will be loaned to the ESOP to fund the ESOP’s stock purchases in the offering, fund the contribution to the Foundation, and the remainder will initially be invested into short-term investment securities.

RP Financial, LC.

RP Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-l. We believe that, except for the fee we will receive for our appraisal and assisting in the preparation of the Bank’s regulatory business plan, we are independent of the Bank and the other parties engaged by Royal Savings to assist in the corporate reorganization and stock issuance process.

Valuation Methodology

In preparing our appraisal, we have reviewed the regulatory applications of Royal Savings, including the prospectus as filed with the State of Illinois Division of Banks and Real Estate (“DBRE”) and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Bank that has included due diligence related discussions with Royal Savings’ management; Crowe Chizek and Company LLC, the Bank’s independent auditor; Vedder, Price, Kaufman & Kammholz, P.C., Royal Savings’ conversion counsel; and Hovde Financial, Inc., which has been retained as the financial and marketing advisor in connection with the Company’s stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Royal Savings operates and have assessed the Bank’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on Royal Savings and the industry as a whole. We have analyzed the potential effects of conversion on the Bank’s operating characteristics and financial performance as they relate to the pro forma market value of Royal Financial. We have reviewed the economy in the Bank’s primary market area and have compared Royal Savings’ financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Bank, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and conditions in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

Board of Directors

September 3, 2004

Our Appraisal is based on Royal Savings’ representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers Royal Savings only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

Our appraised value is predicated on a continuation of the current operating environment for Royal Savings and for all thrifts. Changes in the local, state and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank’s value alone. It is our understanding that Royal Savings intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

Pro forma market value is defined as the price at which Royal Financial’s stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of September 3, 2004, the pro forma market value of the Company’s common stock immediately following the offering is $20,000,000 at the midpoint, equal to 2,000,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range provides for a minimum value of $17,000,000 and a maximum value of $23,000,000. Based on the $10.00 per share offering price, this valuation range equates to total shares outstanding of 1,700,000 at the minimum and 2,300,000 at the maximum. In the event the appraised value is subject to an increase, up to 2,645,000 shares may be issued at an issue price of $10.00 per share for an aggregate market value of $26,450,000 without requiring a resolicitation.

Limiting Factors and Considerations

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

Board of Directors

September 3, 2004

RP Financial’s valuation was determined based on the financial condition and operations of Royal Savings as of June 30, 2004, the date of the financial data included in the regulatory applications and prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank’s financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Respectfully submitted,

RP FINANCIAL, LC.

/s/ WILLIAM E. POMMERENING
William E. Pommerening
Managing Director

/s/ JAMES J. OREN
James J. Oren
Senior Vice President

RP Financial, LC.

TABLE OF CONTENTS

ROYAL SAVINGS BANK

Chicago, Illinois

DESCRIPTION	PAGE NUMBER
CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	1.1
Plan of Reorganization	1.1
Strategic Overview	1.2
Balance Sheet Trends	1.5
Income and Expense Trends	1.9
Interest Rate Risk Management	1.12
Lending Activities and Strategy	1.12
Asset Quality	1.15
Funding Composition and Strategy	1.16
Subsidiaries and Other Activities	1.17
Legal Proceedings	1.17

CHAPTER TWO MARKET AREA

Introduction	2.1
National Economic Factors	2.2
Economic and Interest Rate Environment	2.2
Market Area Demographics	2.3
Local Economy	2.5
Competition	2.7
Summary	2.13

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	3.1
Financial Condition	3.4
Income and Expense Components	3.7
Loan Composition	3.11
Credit Risk	3.13
Interest Rate Risk	3.13
Summary	3.16

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TABLE OF CONTENTS

ROYAL SAVINGS BANK

Chicago, Illinois

(continued)

DESCRIPTION	PAGE NUMBER
CHAPTER FOUR VALUATION ANALYSIS

Introduction	4.1
Appraisal Guidelines	4.1
RP Financial Approach to the Valuation	4.1
Valuation Analysis	4.2
1. Financial Condition	4.3
2. Profitability, Growth and Viability of Earnings	4.4
3. Asset Growth	4.7
4. Primary Market Area	4.7
5. Dividends	4.9
6. Liquidity of the Shares	4.9
7. Marketing of the Issue	4.10
A. The Public Market	4.10
B. The New Issue Market	4.14
C. The Acquisition Market	4.18
8. Management	4.18
9. Effect of Government Regulation and Regulatory Reform	4.19
Summary of Adjustments	4.19
Valuation Approaches	4.19
1. Price-to-Earnings (“P/E”)	4.21
2. Price-to-Book (“P/B”)	4.23
3. Price-to-Assets (“P/A”)	4.23
Comparison to Recent Conversions	4.23
Valuation Conclusion	4.24

RP Financial, LC.

LIST OF TABLES

ROYAL SAVINGS BANK

Chicago, Illinois

TABLE NUMBER	DESCRIPTION	PAGE
1.1	Historical Balance Sheets	1.6
1.2	Historical Income Statements	1.10

2.1	Summary Demographic Data	2.4
2.2	Primary Market Area Employment Sectors	2.6
2.3	Market Area Unemployment Trends	2.6
2.4	Deposit Share – Cook County	2.8
2.5	Deposit Summary	2.12

3.1	Peer Group of Publicly-Traded Thrifts	3.3
3.2	Balance Sheet Composition and Growth Rates	3.5
3.3	Income as a Percent of Average Assets and Yields, Costs, Spreads	3.8
3.4	Loan Portfolio Composition and Related Information	3.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	3.14
3.6	Credit Risk Measures and Related Information	3.15

4.1	Market Area Unemployment Rates	4.8
4.2	Pricing Char/After-Market Trends Recent Conversions	4.16
4.3	Market Pricing Comparatives	4.17
4.4	Valuation Adjustments	4.19
4.5	Public Market Pricing	4.22

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I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Royal Savings is a state chartered mutual savings bank operating from a headquarters office and two branch office locations in the city of Chicago, Cook County, Illinois. A map of the Bank’s office locations is provided in Exhibit I-1. The Bank’s primary regulators are the State of Illinois Division of Banks and Real Estate and the Federal Deposit Insurance Corporation (“FDIC”). Royal Savings is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Bank Insurance Fund (“BIF”) of the FDIC. At June 30, 2004, Royal Savings had $92.5 million in assets, $77.2 million in deposits and total equity of $12.7 million or 13.72% of total assets.

Plan of Reorganization

The Board of Directors of the Bank has adopted a plan of conversion pursuant to which the Bank will convert from an Illinois chartered mutual savings bank to an Illinois chartered stock savings bank to be known as Royal Savings Bank and issue all of its outstanding shares to the Company. Royal Financial will sell in the subscription and community offerings, Royal Financial common stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the only significant assets of the Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank’s common stock by the Company. Royal Financial will use an estimated 50% of the net conversion proceeds to purchase the Company’s common stock. In addition, as part of the reorganization the Bank will establish a charitable foundation (the “Foundation”) to further enhance the Bank’s commitment to the local community. The Foundation will be funded with $500,000 of Royal Financial stock and $100,000 in cash.

A portion of the net conversion proceeds retained by the Company will be loaned to the ESOP to fund the ESOP’s stock purchases in the offering, fund the cash contribution to the Foundation, and the remainder will initially be invested into short-term investment securities.

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Strategic Overview

Royal Savings maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Historically, Royal Savings’ operating strategy was fairly reflective of a traditional thrift operating strategy, in which 1-4 family residential mortgage loans were the primary source of loan originations and assets were primarily funded with retail deposits. The Bank also historically maintained a sizeable investment portfolio, as the loans/assets ratio was well below industry averages. In the past year, through a reorganization of the senior management team, the Bank has begun a strategy of diversifying the loan portfolio into other loan types, such as commercial real estate, construction, commercial business and home equity loans. Pursuant to the Bank’s business plan, Royal Savings will continue to emphasize 1-4 family lending, but will also pursue greater diversification into these other types of lending. Overall, it is the Bank’s objective to continue to grow the Bank’s asset base, with investment of available funds to be concentrated in whole loans, which will facilitate a higher yielding interest-earning asset composition.

As stated above, in the past two years, the Bank has pursued certain strategic initiatives that have prepared the Bank for the proposed mutual-to-stock conversion and for post-conversion operations. First, the Board of Directors hired the current President and CEO, Donald Moll in March 2003 to lead the day-to-day operations of the Bank. Mr. Moll has since established a senior management team (chief financial officer, loan officer and vice president/operations), consisting of individuals with strong experience in commercial and community banking in the Chicago area. This four-person management team has the necessary experience to lead the Bank following the conversion, particularly as the Bank intends to emphasize commercial real estate/commercial business lending and business relationship banking.

The Bank’s intention to transition the Bank’s operations from a traditional thrift to a more diversified financial institution is being achieved by increasing its emphasis on community-based lending, such as lending to small and medium-sized businesses in the local market areas in which the Bank operates. This type of lending includes both commercial real estate lending and commercial business lending, which also represents the strength and backgrounds of the new management team. However, one-to-four family residential lending will remain an important

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part of the Bank’s operations. Royal Savings will continue to focus on serving the local customer base in terms of retail deposit offerings, and will focus more attention on the servicing needs of the local business community. By doing so, Royal Savings intends to remain an important part of the local financial services industry into the future.

The Board of Directors has also pursued other strategies in order to prepare Royal Savings for the future. The Bank recently completed construction of, and now occupies a new main office building, and has recently opened a second branch office. The new main office, located on an adjacent lot to the prior main office, provides the Bank with the local “presence” of a modern, full-service community bank, including additions such as drive-through lanes, areas for community group meetings and other community based involvement activities. The new branch office, a leased facility located in Lansing, Illinois, provides access to an additional market area within Cook County, Illinois for new deposit customers and loan customers.

Royal Savings has also enhanced other areas of operations in order to achieve its strategic initiatives. Royal Savings recently converted to a new data processing system, provided by Bisys, Inc. which provides the necessary systems to handle the anticipated expansion of the commercial lending operations (commercial real estate/commercial business lending). The Bank has also invested in additional back-office structures by employing an outside human resources consultant to upgrade the human resources function systems, policies and procedures. These investments will provide the necessary framework for the Bank to expand operations following completion of the conversion.

All of the above strategic actions have been pursued in order to allow Royal Savings to transition from a traditional thrift operation to that of a more diversified financial institution that is able to provide a wider array of products and services to its local customers. This diversification is essential for the long-term survival of the Bank, in light of the current competition within the banking and financial services industries. These strategic actions, in concert with the proposed conversion, will provide for improved service to the local market areas in which the Bank operates.

The post-conversion business plan of the Bank is expected to continue to focus on products and services which have facilitated the recent growth of the Bank, with the immediate

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leverage of the additional capital used to purchase certain investment securities such as MBS, pending re-deployment into whole loans receivable. Royal Savings will continue to be an independent community-oriented financial institution with a commitment to local real estate mortgage financing and commercial real estate and commercial business financing with operations funded by retail deposits, borrowings, equity capital and internal cash flows.

The Bank’s Board of Directors has elected to pursue the stock offering in order to improve the competitive position of Royal Savings. The additional capital realized from the stock offering will increase the operating flexibility and overall financial strength of Royal Savings as well as support the expansion of the Bank’s strategic focus of providing competitive community banking services in its local market area. Royal Savings’ higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through establishing one or more additional branches in the market area served. In addition, the Bank or the Company will consider branch acquisitions, acquisitions of other regional thrifts or commercial banks. Royal Savings’ higher capital position resulting from the infusion of conversion proceeds will also serve to reduce interest rate risk, through enhancing the Bank’s interest-earning-assets-to-interest-bearing-liabilities (“IEA/IBL”) ratio. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Bank’s future funding needs, which may facilitate a reduction in Royal Savings’ funding costs. The Bank’s projected internal use of proceeds is highlighted below.

•	Royal Financial. The Company is expected to retain 50% of net conversion proceeds. At present, funds at the Company level are expected to be utilized to fund the ESOP, with the remaining funds used for Company operating expenses and for reinvestment into earning assets. Royal Financial does not intend to begin paying cash dividends immediately after completing the conversion. The remaining funds held at the Company will be used to fund the loan to the ESOP established as part of this conversion. Any remaining funds are expected to be primarily invested initially into short-term investment grade securities. Over time, the funds may be utilized for various corporate purposes.

•

Royal Savings. The remaining net conversion proceeds will be infused into the Bank in exchange for all of the Bank’s newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund the ESOP stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated

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Page 1.5

to become part of general operating funds, and are expected to be primarily utilized to fund loan growth.

Overall, it is the Bank’s objective to pursue growth that will serve to increase returns and operating efficiencies, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Royal Savings’ operations. Initial growth, intended to be achieved through the use of additional borrowed funds, will be reinvested into investment securities, such as MBS, pending eventual reinvestment into whole loans receivable.

Balance Sheet Trends

From June 30, 2000 through June 30, 2004, Royal Savings exhibited annual asset growth of 3.1% (see Table 1.1). From fiscal year 2000 to 2003, the Bank’s interest-earning asset composition remained relatively stable, with loans receivable comprising approximately 25% to 30% of total assets. During fiscal 2004, the Bank recorded an increase in the proportion of loans receivable from 27.5% of assets at fiscal year end 2003 to 37.5% of assets at June 30, 2004. Since fiscal 2001, asset growth has been funded with increases in both deposits and borrowings, with deposits providing most of the new funds for reinvestment. The Bank’s audited financial statements are incorporated by reference in Exhibit I-2, and a summary of Royal Savings’ key operating ratios for the past five fiscal years are presented in Exhibit I-3.

Royal Savings’ loans receivable portfolio increased at an 11.1% annual rate from fiscal year end 2000 through June 30, 2004, although most of this growth occurred during fiscal 2004, as loans receivable increased by 45.4% during that fiscal year. From fiscal 2000 to fiscal 2003, loans receivable increased by only $1.1 million, or 4.6%. Recent loan growth has been sustained by the Bank’s efforts to increase the levels of commercial real estate and commercial business loans through additional internal lending activities as directed by the newly formed senior management team.

Royal Savings’ historical emphasis on 1-4 family lending, and the more recent emphasis on commercial real estate and commercial business lending is reflected in its loan portfolio composition, as 57.6% of total loans receivable consisted of 1-4 family mortgage loans at June 30, 2004, while commercial real estate loans (including multi-family loans) comprised 32.9% of

RP Financial, LC.

Table 1.1

Royal Savings Bank

Historical Balance Sheets

	As of June 30,										6/30/00- 6/30/04 Annualized Growth Rate
	2000		2001		2002		2003		2004
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$81,797	100.00%	$80,189	100.00%	$86,491	100.00%	$86,797	100.00%	$92,539	100.00%	3.13%
Loans Receivable (net)	22,812	27.89%	24,708	30.81%	25,652	29.66%	23,862	27.49%	34,697	37.49%	11.05%
Cash and Equivalents	4,884	5.97%	7,593	9.47%	9,187	10.62%	9,864	11.36%	7,943	8.58%	12.93%
Investment Securities	52,656	64.37%	46,731	58.28%	50,009	57.82%	51,164	58.95%	44,876	48.49%	-3.92%
Fixed Assets	654	0.80%	553	0.69%	957	1.11%	1,152	1.33%	4,314	4.66%	60.27%
Other Assets	791	0.97%	603	0.75%	687	0.79%	754	0.87%	710	0.77%	-2.69%
Deposits	70,645	86.37%	66,827	83.34%	70,388	81.38%	70,455	81.17%	77,168	83.39%	2.23%
FHLB Advances	0	0.00%	0	0.00%	2,000	2.31%	2,000	2.30%	2,000	2.16%	NM
Other Liabilities	1,146	1.40%	1,079	1.35%	801	0.93%	867	1.00%	672	0.73%	-12.49%
Stockholders Equity	10,006	12.23%	12,283	15.32%	13,302	15.38%	13,474	15.52%	12,699	13.72%	6.14%
AFS Adjustment	(1,006)	-1.23%	615	0.77%	953	1.10%	646	0.74%	(214)	-0.23%	NA
Offices Open	2		2		2		2		3		—

(1)	Ratios are as a percent of ending assets.

Source:	Royal Savings Bank’s draft prospectus and audited financial reports.

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loans receivable as of the same date. Recent growth trends in the Bank’s loan portfolio show increased concentration by the Bank into commercial real estate loans. Specifically, commercial real estate loans increased from 11.0% of total loans receivable at June 30, 2003 to the current 32.9% of total loans receivable at June 30, 2004. As the result of this increase, the Bank’s 1-4 family loans, including home equity loans, decreased from 88.3% to 57.6% of total loans outstanding at June 30, 2003 and June 30, 2004, respectively. Commercial business lending, while small in balance, has also been a recent emphasis by Royal Savings, increasing from a zero balance as of June 30, 2003 to $3.0 million as of June 30, 2004. Over the same time period, Royal Savings has engaged in minimal construction and consumer lending.

The intent of the Bank’s investment policy is to provide adequate liquidity within the context of supporting Royal Savings’ overall profitability, credit, reinvestment, liquidity and interest rate risk objectives. As such, the Bank’s cash and investment securities portfolio has historically included a variety of investment securities, such as mortgage backed securities or collateralized mortgage obligations (“MBS/CMOs”), U.S. Government and agency securities, corporate bonds, Federal Home Loan Bank stock, and cash and cash equivalents. Over the past five years, the Bank’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 57.1% of assets at fiscal year end 2004 to a high of 70.3% of assets at June 30, 2000. The general decline in cash and investments in fiscal 2004 reflects the effects of the overall increase in the loan portfolio as a percent of the asset base. As of June 30, 2004, the investment portfolio was comprised primarily of cash and cash equivalents ($7.9 million), FHLB stock ($0.3 million), U.S. government and agency securities ($17.7 million), MBS/CMOs ($18.8 million), corporate bonds ($7.6 million), and municipal bonds ($0.7 million). Exhibit I-4 provides detail of the Bank’s investment portfolio. It is anticipated that conversion proceeds retained at the Company level will primarily be invested into investments with short-term adjustment periods or maturities.

Table 1.1 also presents trends in the level of fixed assets since June 30, 2000, and illustrates that during fiscal 2004 the Bank increased the level of investment in fixed assets to a total of $4.3 million, or 4.7% of assets. The level of such assets increased due to the construction of the new main office building, and opening of a second branch office. The relative investment

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in fixed assets negatively impacts the Bank’s reported income, as the Bank experiences higher depreciation expense, and maintains more assets in interest earning asset form.

Over the past five years, Royal Savings’ funding needs have been substantially met through retail deposits, borrowings, internal cash flows and retained earnings. From fiscal year end 2000 through June 30, 2004, the Bank’s deposits increased at an annual rate of 2.2%, as Royal Savings gained deposits through continued marketing efforts to build the deposit base. Most of this growth occurred during fiscal 2004, as the deposit total as of June 30, 2003, $70.5 million, was lower than the level as of June 30, 2000 ($70.6 million). The opening of the second branch office has also resulted in additional deposits for the Bank. The recent emphasis on commercial lending has assisted in building the deposit base as business loan customers also deposit business related funds with the Bank. As of June 30, 2004, CDs and savings accounts represented 44.1% and 41.8% of the Bank’s total deposits, respectively. During fiscal 2004, Royal Savings’ demand accounts increased by $4.6 million, or 74%, to a total of $10.9 million, while CDs declined slightly. During this time, savings accounts also increased in balance. As of June 30, 2004, the Bank had no brokered CDs in the deposit base.

Borrowings serve as a minor alternative funding source for the Bank to enable the Bank to more fully leverage the capital base, support control of deposit costs and to aid in interest rate risk management. The Bank has used borrowings only in the most recent three fiscal years, and as of June 30, 2004, borrowings held by Royal Savings totaled $2.0 million, or 2.5% of total deposits and borrowings. These borrowings consist of one FHLB advance which matures in September 2006. Additional deposit growth, the offering proceeds, and internal cash flows are expected to adequately address most of the Bank’s funding needs in the foreseeable future. To the extent additional borrowings may be utilized by the Bank, such borrowings would likely consist of FHLB advances.

Since fiscal year end 2000, positive earnings translated into an annual capital growth rate of 6.1% for the Bank. Capital growth exceeded the Bank’s asset growth rate, as Royal Savings’ equity-to-assets ratio increased from 12.2% at fiscal year end 2000 to 13.7% at June 30, 2004. All of the Bank’s capital consists of tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at June 30, 2004. The addition of conversion proceeds will serve to strengthen Royal Savings’ capital position and competitive posture within

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its primary market area, as well as support expansion of the asset base. At the same time, as the result of the Bank’s increased pro forma capital position, Royal Savings’ ROE can be expected to be below industry averages following its conversion.

Income and Expense Trends

Table 1.2 shows the Bank’s historical income statements from fiscal year 2000 through fiscal year 2004. The Bank reported positive earnings over the past five years, ranging from a low of 0.09% of average assets during fiscal 2004 to a high of 0.82% of average assets during fiscal 2002. For fiscal 2004, Royal Savings reported net income of $84,000. Consistent with the Bank’s thrift operating strategy, net interest income, non-interest income and operating expenses have been the dominant factors in Royal Savings’ income statement. Loan loss provisions have not been a significant factor. Royal Savings has reported various types of non-operating items (gains or losses) in the past three years, with most of the recent and largest item consisting of gains on the sale of investment securities.

Royal Savings maintained a net interest margin between 3.11% and 2.56% of average assets throughout the period shown in Table 1.2. During the most recent fiscal year, the net interest margin has narrowed due to the Bank’s maintenance of a relatively high concentration of short term or adjustable investment securities in portfolio, along with balances of adjustable rate commercial real estate/commercial business loans that are generally tied to the prime rate of interest. All of these types of assets carry relatively lower yields in the current low interest rate environment. Interest expense totals are favorably affected by the balance of core deposits held in portfolio which currently carry relatively low rates. The Bank’s historical net interest rate spreads and yields and costs are set forth in Exhibits I-3 and I-5.

Sources of non-interest operating income have been a moderate contributor to the Bank’s earnings in recent years, as Royal Savings has historically generated a level of income from the customer base. During the last five fiscal years, non-interest operating income has ranged from 0.48% of average assets to 0.19% of average assets, and consisted of fees and charges on the deposit base, lending operations, and other miscellaneous income sources. At this time the Bank has no plans to further diversify into activities that would generate substantial additional

RP Financial, LC.

Table 1.2

Royal Savings Bank

Historical Income Statements

	For the Fiscal Year Ended June 30,
	2000		2001		2002		2003		2004
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest Income	$5,243	6.41%	$5,082	6.28%	$4,701	5.64%	$4,241	4.89%	$3,492	3.89%
Interest Expense	(2,713)	-3.32%	(2,585)	-3.19%	(2,112)	-2.53%	(1,595)	-1.84%	(1,199)	-1.34%

Net Interest Income	$2,530	3.09%	$2,497	3.08%	$2,589	3.11%	$2,646	3.05%	$2,293	2.56%
Provision for Loan Losses	(24)	-0.03%	(36)	-0.04%	(24)	-0.03%	(36)	-0.04%	(3)	0.00%

Net Interest Income after Provisions	$2,506	3.06%	$2,461	3.04%	$2,565	3.08%	$2,610	3.01%	$2,290	2.55%
Gain on Sale of Loans	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Other Income	$155	0.19%	$160	0.20%	$165	0.20%	$187	0.22%	$431	0.48%
Operating Expense	(1,829)	-2.24%	(1,817)	-2.24%	(1,863)	-2.24%	(2,172)	-2.51%	(2,799)	-3.12%

Net Operating Income	$832	1.02%	$805	0.99%	$867	1.04%	$626	0.72%	($77)	-0.09%
Gain (Loss) on Sale of Investments	($5)	-0.01%	$18	0.02%	$11	0.01%	$65	0.08%	$176	0.20%
Gain (Loss) on Sale of Assets	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other REO Inc./Expense	0	0.00%	0	0.00%	(20)	-0.02%	0	0.00%	0	0.00%

Net Non-Operating lncome/(Expense)	($5)	-0.01%	$18	0.02%	($9)	-0.01%	$65	0.08%	$176	0.20%
Net Income Before Tax	$827	1.01%	$823	1.02%	$858	1.03%	$691	0.80%	$99	0.11%
Income Taxes	(162)	-0.20%	(167)	-0.21%	(177)	-0.21%	(211)	-0.24%	(15)	-0.02%

Net Income (Loss)	$665	0.81%	$656	0.81%	$681	0.82%	$479	0.55%	$84	0.09%
Adjusted Earnings:
Net Income	$665	0.81%	$656	0.81%	$681	0.82%	$479	0.55%	$84	0.09%
Add (Deduct): Non-Operating (Inc)/Exp	5	0.01%	(18)	-0.02%	9	0.01%	(65)	-0.08%	(176)	-0.20%
Tax Effect	(1)	0.00%	4	0.00%	(2)	0.00%	20	0.02%	27	0.03%

Adjusted Earnings:	$669	0.82%	$641	0.79%	$688	0.83%	$434	0.50%	($65)	-0.07%

(1)	Ratios are as a percent of average assets.

Source:	Royal Savings Bank’s draft prospectus and audited financial statements.

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Page 1.11

interest operating income and, thus, Royal Savings’ earnings can be expected to be similarly affected by the level of non-interest non-income.

Operating expenses represent the other major component of the Bank’s earnings, ranging from a low of 2.24% of average assets in fiscal 2000 through 2002 to a high of 3.12% of average assets in fiscal 2004. Such expenses as a percent of average assets have increased over the time period shown in Table 1.2. The operating expense ratio for the Bank reflects the overall small asset size of Royal Savings, which limits operating efficiencies. Higher operating expenses recorded during fiscal 2004 were largely attributable to additional fixed asset and depreciation expense related to the newly constructed main office building, and additional compensation expenses that were incurred in connection with the hiring of additional personnel in anticipation of the post-conversion growth, including the new senior management team. Upward pressure will be placed on the Bank’s operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Bank capacity to leverage operating expenses through pursuing a more aggressive growth strategy.

Overall, the general trends in the Bank’s net interest margin and operating expense ratio since 2000 reflect currently a low level of core earnings, as indicated by the Bank’s expense coverage ratio (net interest income divided by operating expenses). Royal Savings’ expense coverage ratio equaled 1.38 times in fiscal 2000, versus a comparable ratio of 0.82 times during the twelve months ended June 30, 2004. Similarly, Royal Savings’ efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 102.6% for twelve months ended June 30, 2004 was less favorable to the 68.3% efficiency ratio maintained in fiscal 2000.

Due to adequate asset quality in the past several years, and lack of appreciable levels of loan chargeoffs, Royal Savings has relatively low levels of loan loss provisions in recent fiscal years, totaling $3,000 in fiscal 2004. The level of allowances for loan losses required at present also reflect the Bank’s assessment of the loan portfolio quality and other factors related to the collectibility of the loan portfolio. As of June 30, 2004, the Bank maintained an allowance for loan losses of $236,000, equal to 212.61% of non-performing assets and accruing loans more

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Page 1.12

than 90 days past due and 0.68% of net loans receivable. Exhibit I-6 sets forth the Bank’s allowance for loan loss activity during the past two years.

As stated previously, the primary non-operating income or expense item in the most recent three fiscal years consisted of gains on the sale of investment securities, which totaled $176,000 for fiscal 2004. The Bank’s effective tax rate has been affected by the overall low levels of income. On a go forward basis, assuming moderately profitable operation, the Bank’s effective tax rate is expected to approximate 34%.

Interest Rate Risk Management

Interest rate risk calculations indicate that Royal Savings is subject to a level of interest rate risk. As of June 30, 2004, the Net Portfolio Value (“NPV”) analysis as shown in the prospectus indicates that a 2% instantaneous and sustained increase in interest rates would result in a 20% decline in the Bank’s NPV (see Exhibit I-7).

The Bank manages interest rate risk from both the asset and liability sides of the balance sheet. On the asset side of the balance sheet, Royal Savings maintains a loan portfolio with adjustable rate features, including adjustable rate residential loans, and adjustable commercial real estate and commercial business loans. The Bank also maintains a balance of short-term liquid funds and an adjustable rate MBS portfolio. Royal Savings has also recently followed a strategy of selling longer term fixed rate loans into the secondary market. On the liability and equity side of the balance sheet, management of interest rate risk has been pursued through emphasizing less interest rate sensitive and lower costing transaction and savings accounts. Exhibit I-8 reveals the characteristics of the Bank’s loan portfolio.

The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase to capital will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Royal Savings’ lending activities have recently emphasized commercial real estate/commercial business loans and 1-4 family permanent mortgage loans and these loan types continue to comprise the largest concentration of the loan portfolio. Additional lending

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Page 1.13

diversification by the Bank includes a balance of home equity loans and a small balance of consumer loans. Exhibit I-9 provides historical detail of Royal Savings’ loan portfolio composition over the past two years and Exhibit I-10 provides the contractual maturity of the Bank’s loan portfolio by loan type as of June 30, 2004.

At June 30, 2004, the Bank’s loan portfolio was concentrated in 1-4 family residential mortgage loans (inclusive of home equity loans), totaling $20.2 million, or 57.9% of loans receivable. In the near term future, Royal Savings intends to continue active originations of residential loans in the local market areas served. The Bank originates permanent first mortgage loans (both adjustable rate and fixed rate) both for portfolio and for sale. Due to interest rate risk concerns, the Royal Savings in recent periods has been an active originator and seller of long term fixed rate residential loans to private sector servicing firms, such as ABN Amro Mortgage of Chicago, IL. Lending volumes of adjustable rate residential mortgage loans has been minimal in recent periods due to a lack of customer demand, although the Bank does continue to offer such loans. Residential ARM loans generally have up to 30 year terms and an interest rate that adjusts every one, three, or five years in accordance with an index tied to the U.S. treasury securities of a constant comparable maturity. The Bank generally offers discounted initial rates, and the loan terms include caps on the allowable changes in the interest rate over the life of the loans. First mortgage fixed rate residential loans originated by Royal Savings for the purpose of purchasing an owner-occupied home include terms of 10 to 30-years, with loan-to-value (“LTV”) ratios of 80% or more requiring private mortgage insurance. The Bank will originate loans up to a 95% LTV ratio. Non-owner occupied 1-4 family residential loans carry a slightly higher interest rate.

In recent periods Royal Savings has been an active lender on commercial real estate property, consisting of loans secured by certain non-residential real estate property and on multi-family property. Such loans are tied to the prime rate of interest, and are thus short-term adjustable loans, which assist in interest rate risk management. This strategy has been pursued within the past two years subsequent to the hiring of new senior management, including a dedicated commercial real estate loan officer. To date, these loans have consisted of participations with other local financial institutions, as the Bank’s size and lending limits restrict the ability of the Bank to originate whole loans. The loans are generally secured by property

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Page 1.14

such as strip shopping centers, small industrial buildings, medical office building and smaller multi-family buildings. The Bank’s senior management team, including the lending function, contains personnel with strong experience to operate a commercial loan department. This type of lending is attractive due to the higher yields and adjustable rate nature of these loans, and permits the Bank to operate as a more complete community bank and full service institution, offering a wider array of loan products to the communities served. The generally larger balances of such loans is also attractive to Royal Savings as this allows the Bank to operate the lending function more efficiently with fewer personnel required. Such loans totaled $11.5 million as of June 30, 2004. In order to take advantage of local lending opportunities, provide for higher asset yields and to position the Bank as a more full-service financial institution, Royal Savings intends to continue to offer such non-residential mortgage loans, and this will continue to be an area of emphasis for the Bank. The Bank has in place sufficient experienced personnel in this area of lending in order to facilitate expansion of this area going forward.

Royal Savings, to a minor extent, also originates construction loans on local residential property as a business strategy to enhance the yield of the loan portfolio, shorten the term to maturity of the loan portfolio, and increase the Bank’s presence in the local market area in connection with builders and real estate agents. Construction loans are made on sites that are either pre-sold or, to a lesser extent, speculative homes. Construction loan terms include a maximum LTV of 80% and terms of no more than one year.

As of June 30, 2004, non-mortgage loans totaled $3.2 million, or 9.2% of the loan portfolio. In parallel with the commercial real estate lending activities, the Bank originates commercial business loans to businesses located in the local market area, with such loans secured by various business assets such as inventory or property, plant and equipment. These loans are primarily prime-based loans and thus are short-term adjustable loans that assist in interest rate risk management. Royal Savings does originate a few fixed rate commercial business loans, with terms generally limited to approximately 3-5 years. This area of lending is expected to be increased and the Bank has in place the required personnel expertise needed to adequately manage and expand this business activity. Consumer lending has not been an area of emphasis for Royal Savings, due to the need for additional personnel to originate and service

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Page 1.15

such loans. Consumer loans totaled $183,000 as of June 30, 2004, and consisted mostly of secured personal loans. These loans are offered in order to provide a broader product line for customers, however such loans are not actively marketed. Such loans are higher yielding and short-term loans, thus assisting in reaching income and interest rate risk goals.

Exhibit I-11 provides a summary of the Bank’s lending activities over the past two years, which shows that originations of 1-4 family permanent mortgage loans accounted for $7.84 million, or 52.3% of the Bank’s total lending volume during fiscal 2004. Loan originations increased noticeably from fiscal 2003 to 2004, reflecting the new management team and focus on building the loan portfolio. Commercial real estate and commercial business lending constituted the Bank’s other most active area of lending during the past two years, with such originations totaling $6.96 million during fiscal 2004, or 46.6% of all loan originations. In addition to the more active origination levels during fiscal 2004, the Bank also was involved in purchasing loan participations from other parties in the regional market area. Such purchases, which consisted of participations in loans secured by commercial real estate or multi-family properties, totaled $9.2 million. This represents an intended strategy of building the loan portfolio through selected loan purchases.

Asset Quality

The Bank’s balance of non-performing assets and accruing loans that are more than 90 days past due has been moderate over the past two fiscal years, equaling 0.64% and 0.14% of assets as of June 30, 2003 and June 30, 2004, respectively. The consistently strong credit quality has been realized through aggressive oversight of the loan portfolio and selective underwriting. As shown in Exhibit I-12, the Bank’s balance of problem assets at June 30, 2004 consisted of $111,000 of non-accruing loans and $17,000 of loans greater than 90 days past due and still accruing. The non-accruing loan balance consisted of loans secured by multi-family property.

The Bank reviews and classifies assets on a quarterly basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. The Bank maintained valuation allowances of $236,000 at June 30, 2004, equal to 0.68% of net loans receivable and 184.38% of non-performing assets and accruing loans more than 90 days past due.

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Page 1.16

Funding Composition and Strategy

Deposits have consistently accounted for the Bank’s primary source of funds and at June 30, 2004 deposits equaled 97.5% of Royal Savings’ interest-bearing funding composition. Exhibits I-13 and I-14 provide the interest rate and maturity composition of the CD portfolio at June 30, 2004. Lower costing demand accounts, along with savings accounts, comprise the largest component of the Bank’s deposit composition, with such deposits amounting to $43.2 million or 55.9% of total deposits at June 30, 2004. Over the past year, the Bank’s concentration of demand and savings accounts comprising total deposits has increased, as demand and savings account deposits equaled 51.6% of Royal Savings’ total deposits at fiscal year end 2003. The increase in core deposits as a percent of total deposits was realized through growth of all account types.

CDs represent the second largest component of the Bank’s deposit composition, with Royal Savings’ current CD composition reflecting a higher concentration of short-term CDs (maturities of one year or less). As of June 30, 2004, the CD portfolio totaled $34.0 million or 44.1% of total deposits and 77% of the CDs were scheduled to mature in one year or less. Royal Savings does not hold any brokered CDs in portfolio. Deposit rates offered by the Bank are generally in the middle of the range of rates offered by local competitors.

A minor amount of borrowings, consisting of one FHLB advance, has been utilized by the Royal Savings in the most recent fiscal year, primarily to assist in interest rate risk management and to support expansion of operations, as such funds were used to purchase investment securities and fund certain lending operations. The Bank maintained $2.0 million of borrowings at June 30, 2004, versus a zero balance as of June 30, 2000. Exhibit I-15 provides further detail of Royal Savings’ borrowing activities during the past two fiscal years. The advance is a medium term advance maturing in September 2006. As stated in the Bank’s business plan, Royal Savings is not expecting to utilize additional borrowings to fund the desired growth of the Bank following completion of the conversion, as deposit growth, internal funding and stock proceeds are expected to provide sufficient funds for operations. To the extent additional borrowings are utilized by the Bank, such borrowings would most likely consist of FHLB advances.

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Page 1.17

Subsidiary Operations

As of June 30, 2004, Royal Savings did not have any operating subsidiaries.

Legal Proceedings

Royal Savings is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

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Page 2.1

II- MARKET AREA

Introduction

The Bank conducts operations in the southeastern portion of the Chicago metropolitan area, primarily in Cook County, through a network of a headquarters office and 2 branch offices (see Exhibit II-1 for details of the Bank’s office facilities). Minor levels of business activities occur in Will County to the south of Cook County and in northwestern section of Indiana, primarily in Lake County. The population of the Chicago MSA was 9.4 million as of 2004, representing an increase from the 2000 census, and thus the Chicago MSA represents one of the largest metropolitan statistical areas in the United States, with a largely diversified economy, employment base, and population base. The Bank’s branch office network, which is dispersed across the southeastern portion of the region, is characterized by a cross-section of the region’s population base, businesses and property characteristics.

The Bank holds only a minor market share of deposits in Cook County (approximately 0.05%), and thus has potential for additional growth if given the financial strength and ability to establish a wider branch office network with greater access to customers. Royal Savings competes with a large number of national, regional and locally-based financial institutions. The primary financial institution competitors include Charter One Bank, N.A., MB Financial Bank, N.A., First National Bank of IL and Pullman Bank and Trust. Other larger competitors include Bank One N.A., LaSalle Bank N.A., Harris Trust and Savings Bank and Citibank, FSB. In addition, the Bank faces competition from mortgage banking companies, consumer finance companies, investment houses, mutual funds, insurance companies and other financial intermediaries. Over the past couple of years, the competitive factors have intensified with the growth of electronic delivery systems (particularly the Internet).

Future growth opportunities for the Bank depend on future growth and stability of the regional economy (in particular the Chicago metropolitan statistical area), demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the

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Page 2.2

Bank and the relative economic health of the Bank’s market area, and the relative impact on value.

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole. The major stock exchange indices increased during calendar year 2003 and through mid-2004, due to the completion of major military action in Iraq, a somewhat improved economic performance by the nation’s economy, a continued expectation that interest rates would remain at current historical low levels, low inflation rates and more positive recent corporate earnings reports. However, during April and May 2004, increasing signs of a strongly growing economy led to fears of inflation, higher interest rates and a potential slowdown of the national economy, which resulted in a moderate pullback in the stock market during mid-2004. The price of oil reached all time highs approaching $50 per barrel, which also led to fears of adverse economic impacts. The national unemployment rate has remained relatively low in comparison to recent historical levels, and was 5.5% as of July 2004, representing a decline from 6.2% one year earlier. The size of the projected federal budget deficit in the future has also led to a level of uncertainty about future economic performance. As an indication of the changes in the nation’s stock markets over the last twelve months, as of September 3, 2004, the Dow Jones Industrial Average closed at 10260.2, an increase of 8.0% from September 3, 2003, while the NASDAQ Composite Index stood at 1844.5, a decrease of 0.7% over the same time period. The Standard & Poors 500 Index totaled 1113.6 as of September 3, 2004, an increase of 9.0%.

Economic and Interest Rate Environment

The future success of Royal Savings’ operations is partially dependent upon various national and local economic trends. Trends in the national economy improved during calendar year 2003 and in the first half of 2004. Inflation remains relatively low compared to historical levels, increasing at an annual rate of 4.1% for the first six months of 2004. The economic slowdown of 2000 to 2002, the results of the reaction to the September 11 attacks, and other actions by the federal government has eliminated the previous Federal budget surplus and caused

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Page 2.3

a record budget deficit for fiscal 2004. The economic slowdown has also caused a noticeable increase in unemployment, which increased from several decades lows of below 5.0% in 2000 to 6.0% in late 2003. As of July 2004, the unemployment rate had declined to 5.5%, although a large number of potential workers had stopped seeking employment and thus were not counted among the unemployed. The economy has showed signs of recovery, termed a “jobless recovery”, although certain sectors of the economy remain stagnant. The GDP increased by 4.4% in the first quarter of 2004 and a revised 4.1% in the fourth quarter of 2003, indicating gaining strength to the economy.

After remaining at historical lows over the past couple of years, market rates have increased in recent months, following the perception of a strongly growing economy, and statements by the Federal Reserve that it would likely raise key interest rates in the near future. On June 30, 2004, the Federal Reserve raised the key interest rates by 0.25%, in recognition of the current stronger economy. At the July 2004 Federal Reserve meeting, interest rates were again raised by 0.25%, although the Federal Reserve was not specific about future rate change intentions. The Federal Reserve had kept key market interest rates at historical lows not seen since the 1950s, having lowered the key interest rates (federal funds and the discount rate) over a dozen times since January 1, 2001. As of the latest Fed rate increase, effective July 2004, the Fed Funds rate was 1.50%, down from 6.50% at the beginning of 2001, while the Discount Rate stood at 1.25%, down from 6.00% at January 1, 2001. The financial markets had previously “priced in” the expectation of rising interest rates, as the treasury yield curve had risen in the past 3 months. As of September 3, 2004, one- and ten-year U.S. government bonds were yielding 2.06% and 4.24%, respectively, compared to 1.27% and 4.61%, respectively, as of one year ago. See Exhibit II-2 for historical recent interest rate trends.

Market Area Demographics

Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area county from 2000 to 2004 and projected through 2009, with additional data provided in Exhibit II-3. Data for the State of Illinois is included for comparative purposes. Cook County maintained a population of approximately 5.4 million as of 2004. Reflecting

Table 2.1

Royal Savings Bank

Summary Demographic Data

	Base 2000	Current 2004	Projected 2009	% Change 2000-2004	% Change 2003-2009
State of Illinois
Total Population:	12,419,293	12,704,832	13,047,103	2.30	2.69
0-14 Age Group (%):	22	21	21	-0.07	-0.70
15-34 Age Group (%):	29	28	28	0.68	1.46
35-54 Age Group (%):	29	29	29	2.59	1.15
55+ Age Group (%):	20	21	23	6.67	9.82
Total Households:	4,591,779	4,693,863	4,816,110	2.22	2.60
$0-24K Households (%):	25	23	20	-7.29	-9.78
$25-50K Households (%):	28	26	24	-5.25	-5.40
$50K+ Households (%):	47	51	56	11.77	12.20
Average Household Income:	61,557	68,913	78,124	11.97	13.37
Median Household Income:	47,013	51,444	57,868	9.43	12.49
Per Capita Income:	23,104	25,772	29,160	11.55	13.15
Cook County
Total Population:	5,376,741	5,364,329	5,342,232	-0.23	-0.41
0-14 Age Group (%):	22	22	21	-1.25	-4.03
15-34 Age Group (%):	30	29	29	-4.16	-1.65
35-54 Age Group (%):	28	28	28	1.43	-2.12
55+ Age Group (%):	20	21	22	4.52	7.40
Total Households:	1,974,181	1,967,430	1,956,540	-0.34	-0.55
$0-24K Households (%):	26	24	22	-7.76	-10.66
$25-50K Households (%):	28	26	24	-7.43	-8.08
$50K+ Households (%):	46	50	54	8.09	8.20
Average Household Income:	62,495	69,408	78,140	11.07	12.58
Median Household Income:	46,409	50,093	56,142	7.94	12.08
Per Capita Income:	23,227	25,692	28,866	10.61	12.35

Source:	Claritas

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Page 2.5

trends across the nation, the more urbanized county of Cook reported a slight population loss from 2000 to 2004 of 0.23%, compared to a 2.3% increase for the state of Illinois. This population trend represents a less than desirable trend for Bank as all of the Bank’s deposits are located in Cook County, and that the most attractive growth trends are located in the outlying counties. The larger population base of Cook County provides an adequate source of business for financial institutions, although the Bank is relatively small institution that faces many smaller and larger competitors in the local market area. As shown in Table 2.1, the number and growth of households performed similarly over the same time period, although there is a national trend towards a lower average household size and an increase in the number of households. In addition, the population and household growth trends described above are forecast to remain relatively constant over the next five years, indicating that the Bank’s business prospects are expected to remain stable in the foreseeable future. Table 2.1 also details the age distribution of the residents of Cook County, and reveals that the market area’s population base is relatively dispersed in terms of age.

Examination of another characteristic of the Bank’s market area, median household income and per capita income, revealed that Cook County reported income levels in line with the statewide averages. The moderate income levels in Cook County indicate the potential for reduced levels of financial institution deposits, deposit growth and need for financial institution services. Local household income distribution data also revealed a similar level of income level in Cook County versus the statewide averages.

Local Economy

Due to the large size of the Chicago metropolitan area population base and economy, the Bank operates in a very diversified economic and demographic area, where all economic sectors are fully represented. As shown in Table 2.2 below, the State of Illinois and Cook County both reported the largest proportion of employment in services, wholesale/retail trade, manufacturing and government, indicative of a relatively diversified employment base. The state of Illinois recorded a higher level of manufacturing employment, while Cook County recorded a higher level of transportation/public utilities employment. However, the employment base of Cook

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Page 2.6

County was quite similar to the statewide averages, indicative of the large economy in the Chicago metropolitan area. See Exhibit II-4 for additional data and details.

Table 2.2

Primary Market Area Employment Sectors

(Percent of Labor Force)

Employ. Sectors	Illinois	Cook County
Services	32.4%	36.2%
Wholesale/Ret. Trade	20.7	19.0
Manufacturing	12.9	11.9
Government	12.0	10.8
Finance, Ins., Real Estate	9.1	10.8
Transportation/Public Util.	5.5	6.7
Construction	5.0	4.1
Agriculture	1.4	0.0
Other	1.0	0.5

	100.0%	100.0%

Source:	REIS DataSource.

As shown in Table 2.3, similar to national trends, the unemployment rates in Illinois and Cook County decreased in the last twelve months. Both Illinois and Cook County had unemployment rates above the national average, an unfavorable sign as it reflects a certain weakness to the job market for workforce employers.

Table 2.3

Market Area Unemployment Trends

Region	June 2003 Unemployment	June 2004 Unemployment
United States	6.5%	5.8%
Illinois	6.6%	5.9%
Cook County	7.6%	6.6%

Source:	U.S. Bureau of Labor Statistics.

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Page 2.7

Competition

Due to the size of the market in which the Bank operates, Royal Savings holds a minimal market share of deposits of 0.05% in Cook County (see Table 2.4). With the current market share below 1%, additional deposit growth in the market area is likely achievable, particularly as Royal Savings competes with a number of regional and super-regional competitors, along with a number of locally-based financial institutions.

Table 2.5 displays deposit trends for thrifts, savings banks and commercial banks in Illinois and Cook County. Since 1999, deposit growth in Illinois has been positive for commercial banks and savings banks, while thrift institutions have lost deposits. Savings banks have recorded the highest growth rate. Commercial banks continue to maintain the majority of deposit funds in the state of Illinois, approximately 92% of all deposits as of the most recent date.

Within Cook County, Royal Savings recorded a decrease in the balance of deposits of 2.5% since 1999. This resulted in a reduction in Royal Savings’ deposit market share from 0.06% in 1999 to 0.05% in 2003. Commercial banks increased deposits in Cook County at an annual rate of 7.8%, while savings institutions recorded a decline in deposits at an annual rate of 8.9%. Commercial banks have approximately 94% of deposit funds in Cook County.

With regard to lending competition in the local market area, the Bank anticipates the most significant competition from larger financial institutions such as MB Financial, LaSalle Bank, N.A., Citibank, FSB along with other mid-sized commercial banks. In addition other competitors include other local and regional mortgage companies, independent mortgage brokers and credit unions in originating mortgage and non-mortgage loans. To remain competitive, Royal Savings focuses on providing residential and non-residential mortgage loans, multi-family loans and commercial business loans and retail deposit services to existing customers and the new customers attracted to the Bank. As indicated in the mission statement, the Bank’s mission is to position itself to exceed every expectation for providing high quality personal customer service. This strategy is designed to identify a niche in the market where the Bank can compete against other institutions.

Table 2.4

Deposit Share

Cook County

					# of Branches	Deposits as of June 30,			Market
Holding Company	Institution	City	State			2001	2002	2003	Share
						($000)	($000)	($000)	(%)
J.P. Morgan Chase & Co.	Bank One National Association	Chicago	IL	B	137	$29,046,949	$31,488,810	$36,472,614	23.64%
LaSalle Bank Corporation	LaSalle Bank NA	Chicago	IL	B	111	$23,122,409	$23,414,497	$23,966,499	15.53%
BMO Financial Group	Harris Trust & Savings Bank	Chicago	IL	B	50	$8,483,130	$9,202,962	$9,858,456	6.39%
Citigroup Inc.	Citibank FSB	Reston	VA	T	42	$6,616,199	$7,464,552	$7,546,703	4.89%
Northern Trust Corp.	Northern Trust Co.	Chicago	IL	B	8	$7,735,448	$6,543,349	$7,112,482	4.61%
Royal Bank of Scotland Group	Charter One Bank NA	Cleveland	OH	B	84	$5,370,033	$4,918,728	$4,782,355	3.10%
Bank of America Corp.	Bank of America NA	Charlotte	NC	B	8	$2,585,777	$2,847,708	$3,608,341	2.34%
Fifth Third Bancorp	Fifth Third Bank	Grand Rapids	Ml	B	33	$2,971,746	$3,171,965	$3,322,016	2.15%
MB Financial Inc.	MB Financial Bank N.A.	Chicago	IL	B	42	$3,154,436	$3,228,251	$3,144,652	2.04%
MAF Bancorp Inc.	Mid America Bank FSB	Clarendon Hills	IL	T	28	$3,065,494	$3,406,853	$3,077,599	1.99%
Corus Bankshares Inc.	Corus Bank NA	Chicago	IL	B	14	$2,242,604	$2,081,046	$2,252,641	1.46%
Taylor Capital Group Inc.	Cole Taylor Bank	Rosemont	IL	B	13	$1,737,297	$1,821,134	$1,971,699	1.28%
First Midwest Bancorp Inc.	First Midwest Bank	Itasca	IL	B	18	$1,983,935	$2,011,710	$1,808,512	1.17%
TCF Financial Corp.	TCF National Bank	Wayzata	MN	B	30	$1,402,407	$1,383,574	$1,408,476	0.91%
U.S. Bancorp	U.S. Bank NA	Cincinnati	OH	B	32	$1,384,577	$1,328,777	$1,304,944	0.85%
Parkway Bancorp Inc.	Parkway Bank & Trust Company	Harwood Heights	IL	B	16	$1,110,173	$1,230,262	$1,293,476	0.84%
Popular Inc.	Banco Popular North America	New York	NY	B	20	$1,066,624	$1,065,657	$1,196,972	0.78%
Marquette National Corp.	Marquette Bank	Chicago	IL	B	17	$944,341	$1,010,149	$1,113,580	0.72%
CIB Marine Bancshares Inc.	CIB Bank	Hillside	IL	B	12	$725,194	$926,506	$1,021,167	0.66%
PrivateBancorp Inc.	PrivateBank & Trust Co.	Chicago	IL	B	3	$550,563	$759,768	$953,338	0.62%
FBOP Corp.	Pullman Bank & Trust Company	Chicago	IL	B	9	$860,914	$905,090	$944,291	0.61%
Shorebank Corp.	ShoreBank	Chicago	IL	B	11	$818,503	$864,466	$856,963	0.5_ %
Standard Bancshares Inc.	Standard Bank & Trust Company	Hickory Hills	IL	B	14	$771,529	$785,997	$841,667	0.55%
Midwest Banc Holdings Inc.	Midwest Bank & Trust Company	Elmwood Park	IL	B	8	$660,827	$767,623	$833,700	0.54%
Cummins-American Corp.	Glenview State Bank	Glenview	IL	B	7	$621,406	$684,975	$765,675	0.50%
American Chartered Bncp Inc.	American Chartered Bank	Schaumburg	IL	B	5	$470,628	$538,477	$764,466	0.50%
First American Bank Corp	First American Bank	Carpentersville	IL	B	13	$593,044	$734,843	$758,628	0.49%
Financial Federal MHC	BankFinancial FSB (MHC)	Olympia Fields	IL	T	13	$836,452	$772,143	$739,487	0.48%
Wintrust Financial Corp.	North Shore Cmnty Bk&Tr	Wilmette	IL	B	7	$435,562	$529,917	$659,210	0.43%
BMO Financial Group	Harris Bank Barrington NA	Barrington	IL	B	2	$537,277	$566,028	$635,206	0.41%
Liberty Bank for Savings	Liberty Bank for Savings	Chicago	IL	S	4	$539,218	$575,055	$624,569	0.40%
Hershenhorn Bancorp. Inc.	First B&TC of Illinois	Palatine	IL	B	2	$1,095,991	$762,611	$599,716	0.39%
Bridgeview Bancorp Inc.	Bridgeview Bank Group	Bridgeview	IL	B	13	$491,725	$496,627	$544,136	0.35%
SBC Incorporated	State Bank of Countryside	Countryside	IL	B	4	$456,756	$491,828	$539,169	0.35%
BMO Financial Group	Harris Bank Palatine NA	Palatine	IL	B	7	$448,544	$470,749	$536,998	0.35%
Golden West Financial	World SB FSB	Oakland	CA	T	10	$225,775	$252,217	$505,752	0.33%
Great Lakes Fncl Resources Inc	Great Lakes Bank NA	Blue Island	IL	B	10	$497,460	$523,670	$493,671	0.32%
Amalgamated Investments Co.	Amalgamated Bank of Chicago	Chicago	IL	B	1	$435,022	$414,059	$478,021	0.31%
National City Corp.	National City Bank of MI/ IL	Bannockburn	IL	B	12	$375,977	$411,843	$466,789	0.30%
BMO Financial Group	Harris Bk Glencoe- Nbrook NA	Glencoe	IL	B	3	$417,779	$431,343	$462,235	0.30%
Associated Banc-Corp	Associated Bank Chicago	Chicago	IL	B	6	$463,762	$446,123	$460,963	0.30%
Peotone Bancorp Inc.	Founders Bank	Worth	IL	B	6	$383,188	$416,128	$449,362	0.29%
Wintrust Financial Corp.	Barrington Bank & Trust Co NA	Barrington	IL	B	2	$235,629	$332,723	$447,150	0.29%
BMO Financial Group	Harris Bank Winnetka NA	Winnetka	IL	B	2	$317,284	$351,530	$421,707	0.27%
Lakeside Bancorp Inc.	Lakeside Bank	Chicago	IL	B	6	$293,515	$346,888	$420,878	0.27%
FBOP Corp.	Regency Savings Bank A FSB	Naperville	IL	T	6	$349,709	$350,088	$382,894	0.25%
Broadway Bank	Broadway Bank	Chicago	IL	B	4	$185,133	$334,043	$376,387	0.24%
Natl Republic Bk of Chicago	Natl Republic Bk of Chicago	Chicago	IL	B	2	$245,829	$299,087	$369,777	0.24%
Albank Corporation	Albany Bank & Trust Company N	Chicago	IL	B	4	$359,124	$383,215	$369,531	0.24%
First Savings Bank Hegewisch	First Savings Bank Hegewisch	Chicago	IL	S	6	$324,088	$356,987	$363,532	0.24%
Builders Financial Corporation	Builders Bank	Chicago	IL	B	2	$315,549	$487,669	$362,234	0.23%
BMO Financial Group	Harris Bank Argo	Summit	IL	B	6	$288,017	$330,558	$358,409	0.23%
Metropolitan Bank Group Inc.	Archer Bank	Chicago	IL	B	9	$264,070	$300,178	$357,586	0.23%
Community Savings Bank	Community Savings Bank	Chicago	IL	S	2	$310,049	$329,414	$338,336	0.22%
LDF Incorporated	Labe Bank	Chicago	IL	T	2	$217,029	$287,522	$327,000	0.21%
GreatBanc Inc.	First National Bank	Chicago Heights	IL	B	4	$247,248	$299,629	$319,344	0.21%
Metropolitan Bank Group Inc.	North Community Bank	Chicago	IL	B	17	$231,004	$258,151	$300,598	0.19%
First Evanston Bancorp Inc	First Bank & Trust	Evanston	IL	B	3	$234,499	$280,814	$297,883	0.19%
FBOP Corp.	Cosmopolitan Bank & Trust	Chicago	IL	B	1	$226,249	$241,428	$294,489	0.19%
Palos Bancshares Inc.	Palos Bank & Trust Company	Palos Heights	IL	B	2	$237,702	$252,260	$289,753	0.19%
CFS Bancorp Inc.	Citizens Finl Services FSB	Munster	IN	T	7	$216,663	$207,209	$280,795	0.18%
BMO Financial Group	Harris Bank Arlington- Meadows	Rolling Meadows	IL	B	2	$242,456	$258,053	$271,225	0.18%
Hoyne Savings Bank	Hoyne Savings Bank	Chicago	IL	S	4	$262,326	$264,894	$267,977	0.17%
Seaway Bancshares Inc.	Seaway NB of Chicago	Chicago	IL	B	5	$238,366	$265,058	$267,074	0.17%
Metropolitan Bank Group Inc.	Plaza Bank Norridge	Norridge	IL	B	6	$231,050	$248,758	$265,488	0.17%
First Oak Brook Bancshares	Oak Brook Bank	Oak Brook	IL	B	6	$178,839	$231,744	$265,424	0.17%
Foster Bankshares Inc.	Foster Bank	Chicago	IL	B	4	$208,264	$231,409	$257,476	0.17%

Table 2.4

Deposit Share

Cook County

					# of Branches	Deposits as of June 30,			Market
Holding Company	Institution	City	State			2001	2002	2003	Share
						($000)	($000)	($000)	(%)
NW Suburban Bancorp Inc.	Mount Prospect National Bank	Mount Prospect	IL	B	1	$167,956	$201,600	$254,078	0.16%
Commerce Bancorp Inc.	National Bank of Commerce	Berkeley	IL	B	1	$175,291	$231,737	$251,246	0.16%
Chesterfield Financial Corp.	Chesterfield FS&LA of Chicago	Chicago	IL	T	2	$244,557	$253,918	$248,027	0.16%
Republic Bancorp Co.	Republic Bank of Chicago	Darien	IL	B	7	$210,387	$223,749	$239,470	0.16%
GreatBanc Inc.	Greatbank A National Assn.	Evanston	IL	B	4	$146,096	$184,685	$222,400	0.14%
Prospect FSB	Prospect FSB	Worth	IL	T	4	$171,343	$198,652	$213,071	0.14%
Lincolnwood Bancorp Inc.	Bank of Lincolnwood	Lincolnwood	IL	B	3	$209,669	$210,754	$204,104	0.13%
FBOP Corp.	First Bank of Oak Park	Oak Park	IL	B	4	$186,515	$172,686	$203,177	0.13%
First Banks Inc.	First Bank	St. Louis	MO	B	6	$282,937	$256,021	$197,082	0.13%
Devon Bancorp Inc.	Devon Bank	Chicago	IL	B	5	$192,072	$191,578	$196,353	0.13%
Wintrust Financial Corp.	Northbrook Bank & Trust Co	Northbrook	IL	B	1	$51,800	$119,221	$194,936	0.13%
Wintrust Financial Corp.	Northview Bank & Trust	Northfield	IL	B	2	$171,059	$174,007	$194,228	0.13%
Metropolitan Bank Group Inc.	Chicago Community Bank	Chicago	IL	B	5	$187,070	$188,452	$194,047	0.13%
HPK Financial Corporation	Hyde Park Bank & Trust Company	Chicago	IL	B	2	$184,034	$193,776	$193,186	0.13%
Heritage Community Bancorp	Heritage Community Bank	Glenwood	IL	B	4	$167,445	$176,656	$192,318	0.12%
First Lansing Bancorp Inc.	First National Bank of IL	Lansing	IL	B	2	$187,449	$188,233	$191,778	0.12%
Metropolitan Bank Group Inc.	Citizens Bank Illinois NA	Berwyn	IL	B	4	$202,550	$207,786	$191,193	0.12%
Suburban Illinois Bncp Inc.	Suburban Bank & Trust Company	Elmhurst	IL	B	5	$164,413	$166,247	$190,144	0.12%
Hemlock Federal Financial Corp	Hemlock Federal Bk For Svgs	Oak Forest	IL	T	5	$171,691	$182,419	$189,198	0.12%
AJS Bancorp Inc. (MHC)	A J Smith FSB (MHC)	Midlothian	IL	T	3	$160,952	$168,518	$188,384	0.12%
First Northwest Bancorp Inc.	First Northwest Bank	Arlington Heights	IL	B	2	$148,307	$171,813	$187,860	0.12%
First Security Bancorp Inc.	First Security Trust & Svgs Bk	Elmwood Park	IL	B	1	$189,454	$198,231	$186,908	0.12%
BMO Financial Group	Harris Bank Bartlett	Bartlett	IL	B	2	$177,839	$179,788	$186,452	0.12%
BMO Financial Group	Harris Bank Westchester	Westchester	IL	B	2	$159,588	$174,709	$184,045	0.12%
FBOP Corp.	Park NB&TC of Chicago	Chicago	IL	B	1	$198,583	$193,977	$183,598	0.12%
Lincoln Park Savings Bank	Lincoln Park Savings Bank	Chicago	IL	S	4	$116,834	$143,889	$181,424	0.12%
Royal American Corporation	Royal American Bank	Inverness	IL	B	1	$120,903	$143,876	$179,812	0.12%
CBR Holdings Inc.	Community Bank of Ravenswood	Chicago	IL	B	2	$146,066	$156,022	$178,578	0.12%
Chicago Shore Corporation	Delaware Place Bank	Chicago	IL	B	1	$137,545	$185,657	$176,573	0.11%
Second FS&LA of Chicago	Second FS&LA of Chicago	Chicago	IL	T	4	$167,645	$183,852	$176,503	0.11%
Umbrella Bancorp Inc.	UmbrellaBank FSB	Chicago	IL	T	1	$0	$0	$172,998	0.11%
Metropolitan Bank Group Inc.	Metropolitan B&TC	Chicago	IL	B	7	$149,392	$159,341	$171,784	0.11%
First Mutual Bncp of IL Inc.	Mutual Bank	Harvey	IL	B	2	$65,089	$120,304	$170,226	0.11%
F.N.B.C. of La Grange Inc.	First NB of La Grange	La Grange	IL	B	3	$130,445	$155,641	$167,170	0.11%
BMO Financial Group	Harris Bank Roselle	Roselle	IL	B	2	$157,062	$159,035	$163,791	0.11%
Prairie Financial Corporation	Prairie Bank & Trust Company	Bridgeview	IL	B	1	$132,519	$177,518	$162,055	0.11%
HeritageBanc Inc.	Heritage Bank	Chicago Heights	IL	B	2	$136,938	$146,090	$160,593	0.10%
Western Springs Bancorp Inc.	Western Springs NB & Trust	Western Springs	IL	B	2	$136,044	$147,217	$158,867	0.10%
Bank Leumi Le-lsrael	Bank Leumi USA	New York	NY	B	1	$167,643	$142,753	$157,753	0.10%
Metropolitan Bank Group Inc.	First Commercial Bank	Chicago	IL	B	4	$142,237	$127,907	$157,702	0.10%
1st Brookfield Inc.	First NB of Brookfield	Brookfield	IL	B	1	$125,230	$133,594	$157,676	0.10%
BMO Financial Group	Harris Bank Elk Grove Natlona	Elk Grove Village	IL	B	2	$141,068	$142,969	$157,238	0.10%
George Washington Bancorp Inc	George Washington Savings Bank	Oak Lawn	IL	S	1	$132,373	$152,657	$164,866	0.10%
National Bancorp Inc.	AmericaUnited B&TC USA	Schaumburg	IL	B	2	$116,574	$144,663	$152,257	0.10%
Central FS&LA	Central FS&LA	Cicero	IL	T	2	$150,143	$150,308	$152,242	0.10%
BMO Financial Group	Harris Bank Hinsdale NA	Hinsdale	IL	B	1	$118,341	$131,769	$151,164	0.10%
Wintrust Financial Corp.	Hinsdale Bank & Trust Company	Hinsdale	IL	B	2	$79,612	$120,205	$149,247	0.10%
Community Bank Corp.	Park Ridge Community Bank	Park Ridge	IL	B	1	$118,707	$135,685	$147,696	0.10%
Oak Park River Forst BshrsInc	Community Bank Of Oak Park	Oak Park	IL	B	2	$89,512	$106,386	$143,727	0.09%
Cornerstone Bancorp Inc.	Cornerstone National B&TC	Palatine	IL	B	1	$56,630	$100,492	$142,877	0.09%
Greater Chicago Fncl. Corp.	Austin Bank of Chicago	Chicago	IL	B	3	$122,638	$138,555	$139,583	0.09%
NC Bancorp Inc.	Edens Bank	Wilmette	IL	B	5	$110,566	$118,244	$139,119	0.09%
Brickyard Bancorp Inc.	Brickyard Bank	Lincolnwood	IL	B	1	$143,113	$165,643	$136,418	0.09%
I.S.B. Financial Corp.	Interstate Bank	Oak Forest	IL	B	2	$113,236	$118,952	$128,526	0.08%
First Business Bancorp Co.	South Central Bank	Chicago	IL	B	3	$110,486	$121,700	$126,720	0.08%
Polish National Alliance	Alliance FSB	Niles	IL	T	2	$111,820	$115,963	$125,716	0.08%
NCB Holdings Inc.	New Century Bank	Chicago	IL	B	1	$73,613	$110,179	$125,700	0.08%
First Forest Park Corporation	Forest Park NB&TC	Forest Park	IL	B	2	$103,753	$116,842	$124,368	0.08%
Midland Capital Holdings Corp.	Midland FS&LA	Bridgeview	IL	T	3	$108,023	$115,370	$121,559	0.08%
BMO Financial Group	Harris Bank Wilmette NA	Wilmette	IL	B	1	$99,913	$112,766	$119,634	0.08%
Inland Bancorp Holding Company	Westbank	Westchester	IL	B	2	$66,568	$95,985	$119,327	0.08%
New Asia Bancorp Incorporated	NAB Bank	Chicago	IL	B	3	$105,217	$118,081	$117,969	0.08%
BMO Financial Group	NLSB	New Lenox	IL	B	1	$85,247	$95,513	$115,681	0.07%
Ben Franklin Bank of Illinois	Ben Franklin Bank of Illinois	Arlington Heights	IL	T	5	$115,011	$117,575	$114,219	0.07%
F.F. Holding Corporation	Oak Bank	Chicago	IL	B	2	$92,500	$101,961	$110,130	0.07%
Charter Bancorp	Charter Bank & Trust NA	Hoffman Estates	IL	B	3	$109,016	$108,893	$108,932	0.07%
BMO Financial Group	Harris Bank Hoffman- Schaumburg	Hoffman Estates	IL	B	2	$92,725	$87,537	$108,889	0.07%

Table 2.4

Deposit Share

Cook County

					# of Branches	Deposits as of June 30,			Market Share
Holding Company	Institution	City	State			2001	2002	2003
						($000)	($000)	($000)	(%)
First Suburban Bancorp Corp.	First Suburban National Bank	Maywood	IL	B	4	$114,769	$114,305	$102,365	0.07%
University Bancorp. Inc.	University National Bank	Chicago	IL	B	2	$90,830	$95,944	$100,180	0.06%
Illinois-Service FS&LA	Illinois-Service FS&LA	Chicago	IL	T	2	$89,908	$94,605	$98,850	0.06%
IBC Bancorp Inc.	International Bank of Chicago	Chicago	IL	B	3	$80,147	$83,073	$96,528	0.06%
Burling Bank	Burling Bank	Chicago	IL	B	1	$87,474	$90,506	$96,253	0.06%
Platinum Bancshares Inc.	Platinum Community Bank	Rolling Meadows	IL	T	1	$48,099	$68,870	$95,730	0.06%
Highland Community Company	Highland Community Bank	Chicago	IL	B	4	$110,699	$103,535	$94,294	0.06%
Park Bancorp Inc.	Park FSB	Chicago	IL	T	2	$93,575	$91,412	$93,381	0.06%
First Equity Corporation	1st Equity Bank	Skokie	IL	B	1	$55,321	$82,530	$92,031	0.06%
Northbrook Investments	North FSB	Chicago	IL	T	2	$85,571	$92,753	$89,841	0.06%
Central FS&LA of Chicago	Central FS&LA of Chicago	Chicago	IL	T	3	$76,035	$83,077	$89,636	0.06%
BB&T Bancshares Corporation	Bloomingdale Bank & Trust	Bloomingdale	IL	B	2	$62,172	$66,071	$88,665	0.06%
North Bank	North Bank	Chicago	IL	B	2	$74,480	$79,485	$86,072	0.06%
Bank Calumet Inc.	Bank Calumet NA	Hammond	IN	B	2	$73,431	$81,356	$85,627	0.06%
First Personal Financial Corp.	First Personal Bank	Orland Park	IL	B	3	$57,699	$69,313	$83,072	0.05%
Schaumburg Bancshares Inc.	Heritage Bank of Schaumburg	Schaumburg	IL	B	1	$87,058	$87,344	$82,439	0.05%
State Financial Services Corp.	State Financial Bank NA	Hales Corners	WI	B	3	$81,990	$88,029	$81,009	0.05%
BMO Financial Group	Suburban Bank of Barrington	Barrington	IL	B	1	$68,668	$74,164	$79,887	0.05%
Loomis FS&LA	Loomis FS&LA	Chicago	IL	T	1	$64,571	$74,570	$77,643	0.05%
Illinois State Bancorp Inc.	First Nations Bank of Wheaton	Chicago	IL	B	1	$59,012	$ _5,283	$75,113	0.05%
PGB Holdings Inc.	Pacific Global Bank	Chicago	IL	B	1	$45,173	$58,204	$73,266	0.05%
Community Holdings Corporation	Family Bank & Trust Company	Palos Hills	IL	B	1	$77,666	$80,247	$73,064	0.05%
Crete Bancorporation Inc.	First United Bank	Crete	IL	B	1	$57,237	$62,381	$70,736	0.05%
Royal Savings Bank	Royal Savings Bank	Chicago	IL	S	2	$67,245	$70,670	$70,706	0.05%
FBA Bancorp Incorporated	First Bk of the Americas SSB	Chicago	IL	S	5	$49,641	$50,782	$70,325	0.05%
Wintrust Financial Corp.	Village B&T of Arlington Hts	Arlington Heights	IL	B	2	$49,426	$58,410	$67,250	0.04%
Evergreen Community Bank	Evergreen Community Bank	Evergreen Park	IL	B	1	$35,324	$51,248	$67,062	0.04%
East Side Financial Inc.	First East Side Savings Bank	Chicago	IL	T	2	$63,489	$64,062	$65,138	0.04%
Peoples Bancorp Inc.	Peoples’ Bank	Arlington Heights	IL	B	1	$37,618	$52,555	$65,079	0.04%
Premier Bancorp Inc.	Premier Bank	Wilmette	IL	B	1	$55,177	$47,371	$62,944	0.04%
Allegiance Community Bank	Allegiance Community Bank	Tinley Park	IL	B	1	$36,442	$45,967	$59,390	0.04%
Bancpal Inc.	Bank of Palatine	Palatine	IL	B	1	$53,145	$52,603	$58,213	0.04%
Bellwood Bancorporation Inc.	Greater Chicago Bank	Bellwood	IL	B	4	$57,862	$57,830	$57,805	0.04%
Citizens Financial Corporation	Citizens B&TC of Chicago	Chicago	IL	B	1	$33,303	$50,670	$56,434	0.04%
Family Fed Svgs of Illinois	Family Fed Svgs of Illinois	Cicero	IL	T	1	$49,609	$50,587	$55,137	0.04%
West Town Bancorp Inc.	West Town Savings Bank	Cicero	IL	S	2	$47,555	$53,103	$53,918	0.03%
Oak Lawn Bank	Oak Lawn Bank	Oak Lawn	IL	B	1	$32,574	$42,740	$50,991	0.03%
Wintrust Financial Corp.	Advantage National Bank	Elk Grove Village	IL	B	1	$12,073	$45,828	$50,772	0.03%
Mutual Federal Bancorp MHC	Mutual FS&LA of Chicago (MHC)	Chicago	IL	T	1	$43,786	$48,230	$48,890	0.03%
American Metro Bank	American Metro Bank	Chicago	IL	B	2	$23,947	$35,039	$47,665	0.03%
IBC Bancorp Inc.	Community Bank of Lawndale	Chicago	IL	B	1	$50,736	$56,555	$47,495	0.03%
First Eagle Bancshares Inc.	First Eagle National Bank	Hanover Park	IL	B	1	$0	$33,545	$41,873	0.03%
EFC Bancorp Inc.	EFS Bank	Elgin	IL	S	1	$33,156	$37,269	$38,167	0.02%
Howard Savings Bank	Howard Savings Bank	Glenview	IL	S	1	$40,908	$40,632	$37,821	0.02%
State Bank of India	State Bk of India - Chicago Br	Chicago	IL	B	1	$3,116	$39,516	$37,483	0.02%
Washington Bancshares Inc.	Washington Fed Bank for Svgs	Chicago	IL	T	1	$25,214	$29,108	$36,470	0.02%
Amerimark Financial Corporation	Amerimark Bank	Villa Park	IL	B	1	$39,129	$42,854	$35,825	0.02%
United Bancorp Inc	United Trust Bank	Bridgeview	IL	T	2	$28,760	$32,838	$34,339	0.02%
Pulaski Savings Bank	Pulaski Savings Bank	Chicago	IL	S	1	$34,932	$35,393	$34,261	0.02%
Cambank Inc.	Cambridge Bank	Lake Zurich	IL	B	1	$29,823	$27,347	$33,985	0.02%
South End Savings. S. B.	South End Savings. S. B.	Homewood	IL	S	1	$33,493	$35,802	$32,752	0.02%
North Side FS&LA Chicago	North Side FS&LA Chicago	Chicago	IL	T	1	$24,764	$27,369	$30,179	0.02%
Alikat Investments Inc	Northside Community Bank	Gurnee	IL	B	1	$0	$0	$27,786	0.02%
First Busey Corp.	Community Bank of Lemont	Lemont	IL	B	1	$5,456	$18,243	$27,425	0.02%
JD Financial Group Inc.	Pan American Bank	Chicago	IL	B	1	$29,925	$26,367	$26,976	0.02%
Center Financial Corp.	Center Bank	Los Angeles	CA	B	1	$43,596	$35,754	$26,435	0.02%
First Banks Inc.	Continental Cmnty B&TC	Aurora	IL	B	1	$114,736	$24,275	$23,585	0.02%
A. E. Bancorp Incorporated	American Enterprise Bank	Buffalo Grove	IL	B	1	$1,699	$11,039	$19,802	0.01%
Columbus Savings Bank	Columbus Savings Bank	Chicago	IL	S	1	$15,184	$15,157	$15,562	0.01%
AMCORE Financial Inc.	Amcore Bank NA	Rockford	IL	B	2	$0	$2,451	$8,710	0.01%
American Union S&LA	American Union S&LA	Chicago	IL	T	1	$7,418	$7,883	$7,736	0.01%
Washington Mutual Inc.	Washington Mutual Bank, FA	Stockton	CA	T	20	$0	$0	$2,717	0.00%
Wells Fargo & Co.	Wells Fargo Bank Illinois NA	Galesburg	IL	B	1	$0	$0	$2,514	0.00%
Guaranty Financial MHC	Guaranty Bank (MHC)	Milwaukee	Wl	T	3	$0	$3	$1,183	0.00%
HSBC Holdings Plc	Household Bank (SB) NA	Las Vegas	NV	B	1	$0	$0	$0	0.00%
J.P. Morgan Chase & Co.	J.P. Morgan Tr Co NA	Los Angeles	CA	B	2	$0	$0	$0	0.00%
Bank Tokyo-Mitsubishi Chicago	Bank Tokyo-Mitsubishi Chicago	Chicago	IL	B	1	$0	$0	$0	0.00%

Table 2.4

Deposit Share

Cook County

					# of Branches	Deposits as of June 30,			Market Share
Holding Company	Institution	City	State			2001	2002	2003
						($000)	($000)	($000)	(%)
LaSalle Bank Corporation	Standard Federal Bank NA	Troy	MI	B	6	$0	$0	$0	0.00%
Allstate Corp.	Allstate Bank	Vernon Hills	IL	T	1	$0	$0	$0	0.00%
HSBC Holdings plc	Household Bank FSB	Wood Dale	IL	T	1	$0	$0	$0	0.00%
Marshall & llsley Corp.	M&I Bank FSB	Las Vegas	NV	T	3	$0	$0	$0	0.00%
Canadian Imperial Bank of Comm	Amicus FSB	Maitland	FL	T	1	$23,995	$22,473	$0	0.00%
Wells Fargo & Co.	Wells Fargo Bank NA	San Francisco	CA	B	1	$0	$0	$0	0.00%
Nara Bancorp Inc.	Nara Bank National Association	Los Angeles	CA	B	1	$0	$0	$0	0.00%
BMO Financial Group	Harris Bank Frankfort	Frankfort	IL	B	1	$0	$0	$0	0.00%

Source:	SNL Securities, LC.

Table 2.5

Royal Savings Bank

Deposit Summary

	As of June 30,					% of 2003 Total	5 Year CAGR
	1999	2000	2001	2002	2003
	($000)	($000)	($000)	($000)	($000)	(%)	(%)
State of Illinois
Bank Deposits	196,020,551	214,413,885	225,848,049	240,254,974	258,030,717	91.57%	7.11%
Thrift Deposits	19,166,105	21,266,540	22,821,514	22,272,754	18,898,527	6.71%	-0.35%
Savings Bank Deposits	3,351,545	3,403,785	3,355,461	3,791,988	4,855,844	1.72%	9.71%

Total Deposits	218,538,201	239,084,210	252,025,024	266,319,716	281,785,088	100.00%	6.56%

Cook County
Bank Deposits	108,109,554	120,285,455	127,057,036	135,016,297	145,980,820	93.77%	7.80%
Thrift Deposits	11,179,379	8,732,991	8,825,496	7,642,108	7,700,853	4.95%	-8.90%
Savings Bank Deposits	1,732,996	1,701,101	1,744,278	1,867,893	2,005,107	1.29%	3.71%

Total Deposits	121,021,929	130,719,547	137,626,810	144,526,298	155,686,780	100.00%	6.50%
Royal Savings Bank	72,516	71,078	67,246	70,670	70,706	0.05%	-0.63%

Source:	SNL Financial

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Page 2.13

Royal Savings’ approach to reaching the potential customer base is to market to the general public at large through various marketing avenues.

Summary

The condition of the primary market area can be characterized as stable, with moderate growth potential in the immediate Cook County market area based on regional population and economic projections. The total population base within the Bank’s market area does provide the potential for additional banking customers, particularly in light of the current market share of deposits held by the Bank. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Royal Savings having to pay competitive deposit rates, provide high quality service and consider providing electronic banking capabilities to increase local market share. In addition, the Bank also will have to engage in sufficient levels of marketing activities.

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III. PEER GROUP ANALYSIS

This chapter presents an analysis of Royal Savings’ operations versus a group of comparable companies (the “Peer Group”) selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Royal Savings is provided by these public companies. Factors affecting the Bank’s pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Royal Savings and the Peer Group, will then be used as a basis for the valuation of Royal Financial’s to-be-issued common stock.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group must have at least 10 members to comply with the regulatory valuation guidelines, and should be comprised of locally or regionally-based institutions with comparable resources, strategies and financial characteristics. There are approximately 175 fully-converted publicly-traded thrift institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences. From the universe of publicly-traded

RP® Financial, LC.

Page 3.2

thrifts, we selected 10 institutions with characteristics similar to those of Royal Savings. In the selection process, we applied two “screens” to the universe of all public companies:

•	Screen #1. All publicly traded thrifts in Illinois and Indiana with assets less than $250 million. Eleven companies met the criteria for Screen #1 and eight were included in the Peer Group: AMB Financial Corp. of Munster, IN; FFW Corporation of Wabash, IN; First BancTrust Corp. of Paris, IL; First Bancorp of Evansville, IN; Great American Bancorp of Champaign, IL; Home Financial Bancorp of Spencer, IN; Northeast Indiana Bancorp, Inc. of Huntington, IN; and PFS Bancorp, Inc. of Aurora, IN. Blue River Bancshares, Inc. of Shelbyville, IN was excluded due to its pending sale of control to another financial institution, while Fidelity Federal Bancorp, Inc. of Evansville, IN was excluded due to poor financial results. First Federal Financial Services, Inc. of Edwardsville, IL was excluded from the Peer Group due to the recent date of its conversion, which was completed in June 2004. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Midwest thrifts with assets less than $250 million.

•	Screen #2. Ohio institutions with the smallest asset size (assets less than $250 million). Eight institutions met the criteria for Screen #2 and the smallest two companies were included in the Peer Group: Community Investors Bancorp, Inc. of Bucyrus, OH and First Niles Financial, Inc. of Niles, OH (see Exhibit III-2).

Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Royal Savings, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Royal Savings’ financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.

In aggregate, the Peer Group companies maintain a higher level of capitalization relative to the universe of all public thrifts (12.60% of assets versus 10.74% for the all public average), generate lower earnings on a return on average assets basis (0.76% ROAA versus 0.82% for the all public average), and generate a lower return on equity (6.33% ROE versus 8.70% for the all public average). The summary table below underscores the key differences, particularly in the average pricing ratios between the Peer Group and all publicly traded institutions.

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Table 3.1

Peer Group of Publicly-Traded Thrifts

September 5, 2004(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets	Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
									($)	($Mil)
FFWC	FFW Corporation of Wabash IN	OTC	Central IN	Thrift	239 M	4	06-30	04/93	22.00	28
FBEI	First Bancorp of Indiana of IN	OTC	Evansville IN	Thrift	237 M	7	06-30	04/99	20.70	34
NEIB	Northeast Indiana Bncrp of IN	OTC	Northeast IN	Thrift	225	3	12-31	06/95	21.28	31
FBTC	First BancTrust Corp of IL	OTC	Eastcentral IL	Thrift	221	3	12-31	04/01	12.50	31
GTPS	Great American Bancorp of IL	OTC	East Central IL	Thrift	157	3	12-31	06/95	25.60	19
AMFC	AMB Fin. Corp. of Munster IN	OTC	Northwest IN	Thrift	154	3	12-31	04/96	15.01	15
PBNC	PFS Bancorp Inc. of Aurora IN	OTC	Southeastern IN	Thrift	125	3	12-31	10/01	21.91	32
CIBI	Community Inv. Bncp, Inc of OH	OTC	NorthCentral OH	Thrift	122 M	3	06-30	02/95	14.27	16
FNFI	First Niles Fin., Inc. of OH	OTC	Central Ohio	Thrift	97	1	12-31	10/98	18.50	25
HWEN	Home Financial Bancorp of IN	OTC	Central IN	Thrift	60 M	2	06-30	07/96	5.75	8

NOTES:	(1)	Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)

	(2)	Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

	(3)	FDIC savings bank institution.

Source:	Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 09/05/04

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Page 3.4

	All Publicly-Traded	Peer Group Reported Basis
	($000)	^(000)
Financial Characteristics (Averages)
Assets ($Mil)	$2,935	$164
Equity/Assets (%)	10.74%	12.60%
Return on Assets (%)	0.82	0.76
Return on Equity (%)	8.70	6.33
Pricing Ratios (Averages)(l)
Price/Earnings (x)	17.60x	18.94x
Price/Book (%)	159.51%	120.21%
Price/Assets (%)	17.02	15.35

(1)	Based on market prices as of September 3, 2004.

The following sections present a comparison of Royal Savings’ financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Royal Savings and the Peer Group. Royal Savings’ and the Peer Group’s ratios reflect balances as of June 30, 2004, unless otherwise indicated for the Peer Group companies. Royal Savings’ net worth base of 13.7% was above the Peer Group’s average net worth ratio of 12.6%. Accordingly, with the infusion of the net proceeds realized from the public offering, the Bank will maintain a significantly higher equity-to-assets ratio than the Peer Group. The difference between the Bank’s and the Peer Group’s tangible equity-to-assets ratio will be more significant, in light of the level of intangibles held by the Peer Group companies, on average. Tangible equity-to-assets ratios for the Bank and the Peer Group equaled 13.7% and 12.4%, respectively, as goodwill and intangibles maintained by the Bank and the Peer Group equaled 0.0% and 0.2% of assets, respectively. The increase in Royal Savings’ pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At

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(703) 528-1700

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2004

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash & Equivalents	MBS & Invest	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth	MEMO, Pref. Stock	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. & Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg. Cap.
Royal Savings Bk of Chicago IL
June 30, 2004		8.6	48.5	37.5	83.3	2.1	0.0	13.7	0.0	13.7	0.0	6.61	-13.45	45.41	9.53	0.00	-5.76	-5.76	13.85	13.85	28.06
All Public Companies		3.8	23.8	67.6	66.3	21.0	0.7	10.7	0.8	9.9	0.0	10.90	1.66	12.20	7.98	18.93	2.39	2.06	9.46	9.44	16.86
State of IL		7.2	24.1	64.1	73.7	13.7	0.3	11.4	0.5	10.8	0.0	8.34	5.16	8.04	6.38	11.41	-1.47	5.58	10.12	9.74	18.60
Comparable Group Average		6.0	21.1	68.0	68.4	17.7	0.3	12.6	0.2	12.4	0.0	2.13	-11.91	6.99	2.79	2.70	0.77	0.83	10.76	10.76	20.35
Mid-West Companies		6.0	21.1	68.0	68.4	17.7	0.3	12.6	0.2	12.4	0.0	2.13	-11.91	6.99	2.79	2.70	0.77	0.83	10.76	10.76	20.35
Comparable Group
Mid-West Companies
AMFC	AMB Fin. Corp. of Munster IN	7.5	4.4	80.3	73.7	12.7	3.2	8.3	0.0	8.3	0.0	0.09	-28.39	7.42	0.51	23.42	7.29	7.29	8.74	8.74	15.13
CIBI	Community Inv. Bncp, Inc of OH(1)	6.2	11.5	79.4	71.2	17.3	0.0	11.0	0.0	11.0	0.0	-0.75	-12.56	1.03	-1.60	-0.89	5.09	5.09	10.80	10.80	19.07
FFWC	FFW Corporation of Wabash IN(1)	4.0	36.4	54.0	67.1	21.9	0.0	10.1	0.4	9.7	0.0	1.05	-4.27	3.63	-3.16	17.14	3.87	4.13	NM	NM	NM
FBTC	First BancTrust Corp of IL	3.7	40.6	50.5	71.8	16.0	0.0	11.6	0.0	11.6	0.0	1.97	-3.76	5.78	3.74	0.00	-3.52	-3.52	11.71	11.71	23.91
FBEI	First Bancorp of Indiana of IN(1)	2.9	30.8	60.7	67.2	18.3	0.0	12.9	0.9	12.1	0.0	25.48	50.38	16.35	36.92	8.33	2.68	3.16	11.25	11.25	17.11
FNFI	First Niles Fin., Inc. of OH	3.7	51.6	43.0	62.3	21.1	0.0	15.8	0.0	15.8	0.0	-2.74	-9.89	7.95	-2.31	5.13	-10.92	-10.92	14.57	14.57	38.22
GTPS	Great American Bancorp of IL	19.1	3.4	72.0	79.5	8.3	0.0	10.8	0.3	10.5	0.0	-6.77	-32.49	5.10	-7.04	-7.14	-4.61	-4.74	7.87	7.87	15.13
HWEN	Home Financial Bancorp of IN(1)	6.1	5.7	80.1	64.0	23.4	0.0	11.8	0.0	11.8	0.0	-5.22	-26.87	-1.85	-0.78	-20.00	6.05	6.05	9.90	9.90	15.80
NEIB	Northeast Indiana Bncrp of IN	3.0	18.3	73.0	57.8	29.7	0.0	11.8	0.0	11.8	0.0	2.29	-18.27	8.95	6.06	-1.67	-0.95	-0.95	11.20	11.20	18.40
PBNC	FFS Bancorp Inc. of Aurora IN	3.7	8.0	86.9	69.2	8.0	0.0	21.8	0.0	21.8	0.0	5.89	-33.03	15.49	-4.40	NM	2.72	2.72	NM	NM	NM
State of IL
CFSL	Chesterfield Financial of IL(2)	38.8	19.6	40.1	77.3	0.0	0.0	20.6	0.1	20.5	0.0	-1.81	-0.74	-3.11	-0.74	NM	2.00	2.02	NM	NM	NM
CFSB	Citizens First Fin Corp. of IL	11.6	11.6	72.7	71.7	17.6	0.0	10.1	0.0	10.1	0.0	-3.65	21.64	-8.02	-0.18	-16.77	3.04	3.04	9.27	9.27	15.98
EFC	EFC Bancorp, Inc of Elgin IL	3.4	11.4	80.0	67.4	23.2	0.0	8.4	0.0	8.4	0.0	10.70	-12.99	16.39	14.57	4.84	3.75	3.75	8.05	8.05	11.59
FBTC	First BancTrust Corp of IL	3.7	40.6	50.5	71.8	16.0	0.0	11.6	0.0	11.6	0.0	1.97	-3.76	5.78	3.74	0.00	-3.52	-3.52	11.71	11.71	23.91
FFFS	First Fed Serv MHC of IL (45.0)(3)	12.5	10.1	76.4	72.5	0.7	0.0	26.4	0.0	26.4	0.0	23.37	NM	4.15	0.11	NM	NM	NM	19.90	19.90	41.50
FFBI	First Federal Bancshares of IL	3.9	49.9	43.3	88.4	1.9	2.3	7.0	0.5	6.5	0.0	-8.82	-14.61	-2.32	0.47	NM	NM	NM	7.58	7.58	19.04
GTPS	Great American Bancorp of IL	19.1	3.4	72.0	79.5	8.3	0.0	10.8	0.3	10.5	0.0	-6.77	-32.49	5.10	-7.04	-7.14	-4.61	-4.74	7.87	7.87	15.13
JXSB	Jckenville Bcp MHC of IL(46.8)	2.3	43.3	48.3	88.7	2.4	0.0	7.2	1.1	6.1	0.0	1.78	11.14	-6.44	0.67	NM	-7.15	-7.97	NM	6.64	13.35
MAFB	MAF Bancorp, Inc. of IL	3.4	18.0	71.8	60.5	27.9	0.0	9.7	2.9	6.7	0.0	56.99	90.90	45.86	47.87	77.57	NM	48.84	6.71	6.71	10.60
PFED	Park Bancorp of Chicago IL	4.8	28.3	62.0	62.8	24.8	0.0	11.0	0.0	11.0	0.0	-0.47	-18.53	11.89	-2.77	9.96	-0.36	-0.36	9.90	9.90	16.30

(1)	Financial information is for the quarter ending March 31, 2004.

(2)	Excluded from averages due to announced or pending acquisition.

(3)	Growth rates have been annualized from available financial information.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 3.6

the same time, the Bank’s higher pro forma capitalization will also result in a relatively low return on equity. Both Royal Savings’ and the Peer Group’s regulatory capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Bank’s ratios currently exceeding the Peer Group’s ratios.

The interest-earning asset compositions for the Bank and the Peer Group were somewhat different, as the Bank’s interest-earning asset composition reflected a significantly lower concentration of loans in comparison to the Peer Group. The Bank’s loans-to-assets ratio equaled 37.5%, versus a comparable ratio of 68.0% for the Peer Group. Comparatively, the Bank’s cash and investments-to-assets ratio of 57.1% was well above the comparable Peer Group ratio of 27.1%, as the Bank reported higher ratios of both investment securities and cash and cash equivalents. Overall, Royal Savings’ interest-earning assets amounted to 94.6% of assets, which was less than the comparable Peer Group ratio of 95.1%. The Bank’s lower ratio was attributable to the larger balance of fixed assets on its balance sheet.

Royal Savings’ funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group’s funding composition. The Bank’s deposits equaled 83.3% of assets, which was above the Peer Group’s ratio of 68.4%. Comparatively, borrowings accounted for a higher portion of the Peer Group’s interest-bearing funding composition, as indicated by borrowings-to-assets ratios of 2.1% and 17.7% for Royal Savings and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 85.4% and 86.1%, respectively, with the Bank’s lower ratio supported by its maintenance of a higher capital position.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank’s IEA/IBL ratio of 110.8% approximates the Peer Group’s IEA/IBL ratio of 110.5%. The additional capital realized from stock proceeds should serve to increase the Bank’s IEA/IBL ratio, as the interest free capital realized in Royal Savings’ stock offering is expected to be mostly deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Royal Savings’ and the Peer Group’s growth rates are based on annual growth for the twelve month period ended June 30, 2004, unless otherwise indicated for the Peer Group

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Page 3.7

companies. Royal Savings’ assets increased by 6.6% during the twelve month period, versus 2.1% growth posted by the Peer Group. The Bank’s asset growth was concentrated in an increased in loans receivable, offset in part by a decline in cash and investments. Similarly, asset growth for the Peer Group was realized through loan growth, also offset by a decline in cash and investments. Overall, the Peer Group’s asset growth measures, as well as composition of interest-earning assets, would tend to indicate greater earnings growth potential relative to the Bank’s measures.

Asset growth and no change in the level of borrowings resulted in a 9.5% increase in the Bank’s deposits. Growth of deposits and borrowings funded the Peer Group’s asset growth, with a higher growth rate indicated for deposits. Deposit growth of 2.8% was recorded by the Peer Group, while the Peer Group’s growth rate for borrowings was 2.7%. Royal Savings recorded a 5.7% annual decline in the capital account, which resulted from a low return on assets and a negative market value adjustment on investments held-for-sale. The capital growth rate posted by the Peer Group equaled 0.8%, with the low growth rate affected by the negative impact that dividend payments and stock repurchases had on the Peer Group’s capital growth, along with negative market value adjustments on securities held-for-sale. The Bank’s tangible capital also declined by 5.8%, while comparatively, the Peer Group posted tangible capital growth of 0.8%. The increase in capital realized from stock proceeds, as well as possible dividend payments and stock repurchases, will likely depress the Bank’s capital growth rate following the stock offering and thereby increase the comparative advantage currently maintained by the Peer Group with respect to its capital growth rate.

Income and Expense Components

Table 3.3 displays comparable statements of operations for the Bank and the Peer Group, based on earnings for the twelve months ended June 30, 2004, unless otherwise indicated for the Peer Group companies. Royal Savings and the Peer Group reported net income to average assets ratios of 0.09% and 0.76%, respectively. Lower levels of net interest income, other operating income, and higher operating expenses accounted for the Bank’s lower return. The Peer Group’s earnings reflected comparative earnings disadvantages with respect to posting higher levels of loan loss provisions and lower levels of net non-operating gains.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

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Table 3.3

Income as a Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the Twelve Months Ended June 30, 2004

		Net Income	Net Interest Income				NII After Provis.	Other Income			Total Other Income	G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads			MEMO_ Assets/ FTE _mp.	MEMO_ Effective Tax Rate
			Income	Expense	NII	Loss Provis. on IEA		Loan Fees	R.E. Oper.	Other Income		G&A Expense	Goodwill Amort.	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yid-Cost Spread
Royal Savings Bk of Chicago IL
June 30, 2004		0.09	3.89	-1.34	2.56	0.00	2.56	0.00	0.00	0.48	0.48	3.12	0.00	0.20	0.00	4.29	1.60	2.69	2,571	15.18
All Public Companies		0.83	5.06	2.03	3.03	0.14	2.89	0.06	0.00	0.62	0.68	2.48	0.02	0.15	0.01	5.28	2.30	2.98	5,252	34.07
State of IL		0.81	5.00	1.96	3.04	0.14	2.90	0.05	-0.02	0.69	0.72	2.53	0.01	0.11	0.00	5.24	2.24	3.00	4,996	37.37
Comparable Group Average		0.76	5.35	2.16	3.19	0.15	3.04	0.03	-0.03	0.69	0.70	2.83	0.00	0.13	0.00	5.63	2.51	3.13	3,910	30.68
Mid-West Companies		0.76	5.35	2.16	3.19	0.15	3.04	0.03	-0.03	0.69	0.70	2.83	0.00	0.13	0.00	5.63	2.51	3.13	3,910	30.68

Comparable Group

Mid-West Companies

AMFC	AMB Fin. Corp. of Munster IN	0.67	5.27	2.40	2.87	0.13	2.74	0.05	-0.04	0.85	0.86	2.74	0.00	-0.06	0.00	5.73	2.71	3.02	4,824	38.14
CIBI	Community Inv. Bncp, Inc of OH(1)	0.72	5.32	2.24	3.07	0.08	2.99	0.00	-0.01	0.34	0.34	2.34	0.00	0.10	0.00	5.45	2.53	2.93	3,683	33.69
FFWC	FFW Corporation of Wabash IN(1)	1.03	5.25	2.62	2.63	0.40	2.24	0.00	0.00	0.68	0.68	2.09	0.01	0.32	0.00	5.53	2.93	2.59	NM	10.05
FBTC	First BancTrust Corp of IL	0.68	5.24	2.00	3.24	0.29	2.94	0.16	-0.05	1.18	1.30	3.52	0.00	0.29	0.00	5.50	2.28	3.22	2,603	31.82
FBEI	First Bancorp of Indiana of IN(1)	0.70	5.16	2.23	2.93	0.14	2.80	0.00	0.00	0.61	0.61	2.90	0.04	0.54	0.00	5.52	2.66	2.86	3,115	30.76
FNFI	First Niles Fin., Inc. of OH	1.05	5.02	2.03	2.99	0.00	2.99	0.00	0.00	0.04	0.04	1.78	0.00	0.25	0.00	5.08	2.46	2.63	8,106	30.11
GTPS	Great American Bancorp of IL	0.76	4.78	1.47	3.31	0.00	3.31	0.04	0.00	1.77	1.81	3.99	0.00	0.07	0.00	5.05	1.68	3.37	1,966	36.01
HWEN	Home Financial Bancorp of IN(1)	0.53	7.53	2.65	4.88	0.37	4.51	0.00	-0.12	0.65	0.53	4.27	0.00	-0.29	0.00	8.16	3.00	5.16	2,488	NM
NEIB	Northeast Indiana Bncrp of IN	0.74	5.37	2.66	2.71	0.00	2.71	0.08	0.00	0.42	0.50	2.30	0.00	0.08	0.00	5.65	3.06	2.59	4,502	24.99
PBNC	PFS Bancorp Inc. of Aurora IN	0.71	4.58	1.35	3.23	0.04	3.19	0.00	-0.05	0.40	0.35	2.35	0.00	0.00	0.00	4.65	1.76	2.89	3,900	40.52

(1)	Financial information is for the quarter ending March 31, 2004.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 3.9

The Peer Group’s stronger net interest income ratio was realized through a higher interest income ratio, which was partially offset by the Bank’s lower interest expense ratio. The Peer Group’s higher interest income ratio was realized through earning a higher yield on interest-earning assets (5.63% versus 4.29% for the Bank) and maintenance of a higher concentration of assets in interest-earning assets. The Peer Group’s higher yield was consistent with an interest-earning asset composition that reflected a higher concentration of loans as compared to the Bank’s interest-earning asset composition. Interest expense ratios for the Bank and the Peer Group equaled 1.34% and 2.16% of average assets, respectively. The Bank’s lower interest expense ratio was supported by its higher level of capital and resulting lower level of interest-bearing liabilities funding assets, as well as maintenance of a lower cost of funds (1.60% versus 2.51% for the Peer Group). Overall, Royal Savings and the Peer Group reported net interest income to average assets ratios of 2.56% and 3.19%, respectively.

In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group reported operating expense to average assets ratios of 3.12% and 2.83%, respectively, inclusive of amortization of goodwill and other intangibles. In general, the Bank’s higher operating expense ratio is supported by the level of staffing needs that result from maintaining three office locations, along with the expense level tied to the depreciation of the newly constructed main office. In addition, in the most recent year the Bank has added certain staff in order to anticipation of future growth and lending activities. Consistent with the Bank’s higher operating expense ratio, Royal Savings maintained a comparatively higher number of employees relative to its asset size. Assets per full time equivalent employee equaled $2.6 million for the Bank, versus a comparable measure of $3.9 million for the Peer Group. On a post-offering basis, the Bank’s operating expenses can be expected to increase with the addition of stock benefit plans and expenses related to operating as a publicly-traded company, with such expenses already impacting the Peer Group’s operating expenses. At the same time, Royal Savings’ capacity to leverage operating expenses will be greater than the Peer Group’s leverage capacity following the increase in capital realized from the infusion of net stock proceeds.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically

RP® Financial, LC.

Page 3.10

the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings strength was lower than the Peer Group’s. Expense coverage ratios posted by Royal Savings and the Peer Group equaled 0.82x and 1.13x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

Sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings, with such income amounting to 0.70% and 0.48% of the Peer Group’s and Royal Savings’ average assets, respectively. The Bank’s relatively low earnings contribution realized from non-interest operating income highlights its historical past with a traditional thrift operating strategy, in which diversification into areas that generate revenues from non-interest sources were been very limited. Taking non-interest operating income into account in comparing the Bank’s and the Peer Group’s earnings, Royal Savings’ efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 102.6% compared unfavorably to the Peer Group’s efficiency ratio of 72.8%.

Loan loss provisions had a larger impact on the Peer Group’s earnings, as minimal loss provisions were established by the Bank during the twelve month period. Comparatively, loss provisions established by the Peer Group equaled 0.15% of average assets. The higher level of loss provisions established by the Peer Group was consistent with its lower level of reserves maintained as a percent of non-performing assets (see Table 3.5) and its greater degree of diversification into higher risk types of lending (see Table 3.4).

Net gains realized from the sale of assets (investment securities) totaled 0.20% of average assets for the Bank, while the Peer Group recorded net gains equal to 0.13% of average assets. Given the volatile nature of gains resulting from the sale of loans, investments and other assets, the net gains reflected in the Bank’s and Peer Group’s earnings will be discounted in evaluating the relative strengths and weaknesses of the Bank’s and the Peer Group’s respective earnings. Extraordinary items were not a factor in either the Bank’s or the Peer Group’s earnings.

RP® Financial, LC.

Page 3.11

Taxes had a larger impact on the Peer Group’s earnings, as Royal Savings and the Peer Group posted effective tax rates of 15.2% and 30.7%, respectively.

Loan Composition

Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions and investment in mortgage-backed securities. The Bank’s loan portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities than maintained by the Peer Group (41.9% versus 54.1% for the Peer Group). The Bank’s lower ratio was attributable to maintaining a lower concentration of 1-4 family residential loans, as the Peer Group’s ratio of 1-4 family permanent mortgage loans was higher than the Bank’s ratio. Loans serviced for others represented a more significant off-balance sheet item for the Peer Group, equaling 18% of the Peer Group’s assets, which was a factor that contributed to the Peer Group’s higher level of non-interest operating income. The Peer Group’s balance of loans serviced for others translated into a modest balance of servicing intangibles.

Diversification into higher risk types of lending was more significant for the Peer Group companies on average. Commercial real estate/multi-family loans represented the most significant area of lending diversification for the Peer Group (10.2% of assets), followed by commercial business loans (7.5% of assets). The Bank’s lending diversification consisted primarily of commercial real estate/multi-family loans (12.4% of assets), with other areas of lending diversification substantially limited to commercial business loans (3.3% of assets). Overall, lending diversification for the Peer Group was more significant in all loan types except commercial real estate/multi-family loans. The Peer Group’s more significant diversification into higher risk types of loans and higher concentration of assets maintained in loans compared to lower risk-weighted investments translated into a higher risk-weighted assets-to-assets ratio of 58.3%, as compared to the Bank’s ratio of 50.6%.

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Financial Services Industry Consultants

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Arlington, Virginia 22209

(703) 528-1700

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2004

		Portfolio Composition as a Percent Assets
Institution		MBS	1-4 Family	Constr. & Land	5 + Unit Comm Rs	Commerc. Business	Consumer	RWA/ Assets	Serviced For Others	Servicing Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
Royal Savings Bk of Chicago IL		20.07	21.84	0.00	12.42	3.29	0.17	50.64	0	0
All Public Companies		12.57	36.95	4.89	15.35	3.57	3.87	60.13	752,827	9,347
State of IL		10.63	38.20	4.28	12.25	3.12	3.97	56.85	422,003	3,029
Comparable Group Average		11.07	42.98	2.83	10.24	7.48	3.16	58.26	30,103	225
Comparable Group
AMFC	AMB Fin. Corp. of Munster IN	1.92	55.29	3.59	18.25	1.81	3.50	59.52	0	0
CIBI	Community Inv. Bncp. Inc of OH(1)	1.08	65.94	2.67	3.83	3.68	3.69	58.44	3,579	34
FFWC	FFW Corporation of Wabash IN(1)	11.00	34.51	1.86	7.97	7.38	3.29	60.64	74,163	626
FBTC	First BancTrust Corp of IL	31.77	16.28	0.96	12.03	11.46	2.86	52.89	89,947	847
FBEI	First Bancorp of Indiana of IN(1)	27.99	32.75	1.62	1.66	23.16	2.26	67.16	56,518	329
FNFI	First Niles Fin., Inc. of OH	24.30	32.09	2.06	7.38	0.43	0.12	41.17	0	0
GTPS	Great American Bancorp of IL	2.87	34.66	2.45	14.84	5.40	7.09	54.69	45,224	109
HWEN	Home Financial Bancorp of IN(1)	3.00	51.59	4.08	11.56	12.82	0.61	65.64	0	0
NEIB	Northeast Indiana Bncrp of IN	6.78	44.95	3.11	13.97	6.50	5.46	64.42	31,602	300
PBNC	PFS Bancorp Inc. of Aurora IN	0.00	61.79	5.95	10.87	2.12	2.70	58.03	0	0

(1)	Financial information is for the quarter ending March 31, 2004.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 3.13

Credit Risk

Overall, the credit risk associated with the Bank’s loan portfolio was considered to be less than the Peer Group’s, as implied by the Bank’s more favorable credit quality measures for problem loans and less significant diversification into higher risk types of lending. As shown in Table 3.5, Royal Savings’ ratio of non-performing assets and accruing loans that are more than 90 days past due as a percent of assets was less than the comparable Peer Group ratio (0.14% versus 1.04% for the Peer Group). Non-performing loans equaled 0.37% of the Bank’s loans compared to 1.29% for the Peer Group. The Bank maintained a higher level of loss reserves as a percent of non-performing loans (184.38% versus 102.12% for the Peer Group), while the Peer Group maintained a higher level of reserves as a percent of loans (1.10% versus 0.68% for the Bank). The Bank’s credit risk exposure was also considered to be more favorable with respect to the lower net charge-offs that were recorded for the twelve month period, as net loan charge-offs equaled 0.00% and 0.32% of net loans receivable for the Bank and the Peer Group, respectively.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Royal Savings’ interest rate risk characteristics were considered to be fairly similar to the Peer Group’s. Most notably, Royal Savings’ tangible capital position and IEA/IBL ratio were more favorable that the comparable Peer Group ratios. A lower level of non-interest earning assets represented an advantage for the Peer Group with respect to capacity to generate net interest income and, in turn, limiting the interest rate risk associated with the balance sheet. On a pro forma basis, the infusion of stock proceeds should provide the Bank with more favorable balance sheet interest rate risk characteristics than currently maintained by the Peer Group, particularly with respect to the increases that will be realized in Bank’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Royal Savings and the Peer Group. In general, the relative fluctuations in the Bank’s and the Peer Group’s net interest income to average assets ratios were considered to be fairly comparable and, thus, based on the

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Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of June 30, 2004 or Most Recent Date Available

Institution		REO/ Assets	NPAs & 90+Del/ Assets	NPLs/ Loans	Rsrves/ Loans	Rsrves/ NPLs	Rsrves/ NPAs & 90+Del	Net Loan Chargoffs	NLCs/ Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Royal Savings Bk of Chicago IL		0.00	0.14	0.37	0.68	184.38	184.38	0	0.00
All Public Companies		0.09	0.55	0.63	0.96	227.07	188.86	297	0.14
State of IL		0.06	0.55	0.92	0.93	143.96	118.29	91	0.14
Comparable Group Average		0.26	1.04	1.29	1.10	102.12	70.90	97	0.32
Comparable Group
AMFC	AMB Fin. Corp. of Munster IN	0.05	1.29	1.54	0.58	37.46	36.13	406	1.30
CIBI	Community Inv. Bncp, Inc of OK(1)	0.03	0.75	0.90	0.63	69.72	66.89	21	0.09
FFWC	FFW Corporation of Wabash IN(1)	0.51	0.94	0.74	1.85	250.73	114.37	56	0.17
FBTC	First BancTrust Corp of IL	0.07	1.25	2.29	1.93	84.26	79.48	123	0.44
FBEI	First Bancorp of Indiana of IN(1)	0.01	0.39	0.62	0.72	115.27	112.89	79	0.22
FNFI	First Niles Fin., Inc. of OH	0.16	1.09	1.83	1.78	97.30	71.51	0	0.00
GTPS	Great American Bancorp of IL	0.00	0.04	NA	1.05	NA	NA	0	-0.04
HWIN	Home Financial Bancorp of IN(1)	1.32	2.57	1.55	0.80	51.67	25.13	54	0.45
NEIB	Northeast Indiana Bncrp of IN	0.49	1.08	0.81	0.89	110.58	60.79	211	0.49
PBNC	PFS Bancorp Inc. of Aurora IN	0.00	NA	NA	0.72	NA	NA	19	0.07
State of IL
CFSL	Chesterfield Financial of IL(2)	0.00	0.10	0.25	0.89	361.94	361.94	0	0.00
CFSB	Citizens First Fin Corp. of IL	0.21	0.99	1.01	1.27	126.70	94.52	5	0.01
EFC	EFC Bancorp, Inc of Elgin IL	0.00	0.27	0.33	0.53	160.40	160.40	3	0.00
FBTC	First BancTrust Corp of IL	0.07	1.25	2.29	1.93	84.26	79.48	123	0.44
FFFS	First Fed Serv MHC of IL (45.0)	0.01	0.10	0.11	0.41	359.66	312.41	0	0.00
FFBI	First Federal Bancshares of IL	0.03	0.55	NA	0.69	NA	54.59	20	0.06
GTPS	Great American Bancorp of IL	0.00	0.04	NA	1.05	NA	NA	0	-0.04
JXSB	Jcksnville Bcp MHC of IL(46.0)	0.17	1.05	1.73	1.60	92.90	74.67	253	0.78
MAFB	MAF Bancorp, Inc. of IL	0.02	0.33	0.43	0.51	119.96	111.46	418	0.00
PFED	Park Bancorp of Chicago IL	0.03	0.37	0.56	0.35	63.85	58.82	1	0.00

(1)	Financial information is for the quarter ending March 31, 2004.

(2)	Excluded from averages due to announced or pending acquisition.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of June 30, 2004 or Most Recent Date Available

		Balance Sheet Measures			Quarterly Change in Net Interest Income
Institution		Equity/ Assets	ILA/ IBL	Non-Earn. Assets/ Assets	06/30/04	03/31/04	12/31/03	09/30/03	06/30/03	03/31/03
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Royal Savings Bk of Chicago IL		13.7	110.8	5.4	-8	2	-24	-16	-29	-4
All Public Companies		9.9	108.7	4.7	-3	1	7	-4	-9	-3
State of IL		10.8	109.4	4.6	-0	3	4	5	-19	-2
Comparable Group Average		12.4	110.3	5.0	7	5	1	-9	-6	-13
Comparable Group
AMFC	AMB Fin. Corp. of Munster IN	8.3	102.8	7.8	5	41	-32	-6	2	NA
CIBI	Community Inv. Bncp, Inc of ON(1)	11.0	109.6	2.9	NA	3	11	-8	10	-24
FFWC	FFW Corporation of Wabash IN(1)	9.7	106.0	5.7	NA	12	-5	5	-23	-9
FBTC	First BancTrust Corp of IL	11.6	107.9	5.2	12	-16	18	-11	-49	-15
FBEI	First Bancorp of Indiana of IN(1)	12.1	110.4	5.6	NA	-22	-17	-23	7	-26
FNFI	First Niles Fin., Inc. of ON	15.8	118.0	1.7	-5	-19	22	-24	-1	-6
GTPS	Great American Bancorp of IL	10.5	107.5	5.6	27	12	0	-22	-11	-25
HWEN	Home Financial Bancorp of IN(1)	11.8	105.0	8.2	NA	19	5	2	18	-19
NEIB	Northeast Indiana Bncrp of IN	11.8	107.9	5.6	4	16	11	-12	-0	0
PBNC	PFS Bancorp Inc. of Aurora IN	21.8	127.8	1.4	-3	6	-3	8	-13	7
State of IL
CFSL	Chesterfield Financial of IL(2)	20.5	127.4	1.5	-14	6	6	-14	-5	-17
CFSN	Citizens First Fin Corp. of IL	10.1	107.4	4.1	5	9	-7	11	11	-14
EFC	EFC Bancorp, Inc of Elgin IL	8.4	104.6	5.2	-18	-7	1	-26	-3	3
FBTC	First BancTrust Corp of IL	11.6	107.9	5.2	12	-16	18	-11	-49	-15
FFFS	First Fed Serv MHC of IL (45.0)	26.4	135.2	1.0	-1	NA	NA	NA	NA	NA
FFBI	First Federal Bancshares of IL	6.5	104.8	2.9	4	-8	-26	46	-33	59
GTPS	Great American Bancorp of IL	10.5	107.5	5.6	27	12	0	-22	-11	-25
JXSB	Jcksnville Bcp MHC of IL (46.0)	6.1	103.2	6.0	-4	19	19	-17	-29	1
MAFB	MAF Bancorp, Inc. of IL	6.7	105.4	6.8	-2	14	-12	12	-4	-14
PFED	Park Bancorp of Chicago IL	11.0	108.5	4.9	-25	-3	38	47	-36	-13

(1)	Financial information is for the quarter ending March 31, 2004.

(2)	Excluded from averages due to announced or pending acquisition.

NA-Change is greater than 100 basis points during the quarter.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 3.16

interest rate environment that prevailed during the period analyzed in Table 3.5, Royal Savings and the Peer Group were viewed as maintaining a similar degree of interest rate risk exposure in their respective net interest margins. The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as the increase in capital will reduce the level of interest rate sensitive liabilities funding Royal Savings’ assets.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Royal Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.

Page 4.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank’s conversion transaction.

Appraisal Guidelines

The OTS written appraisal guidelines specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Bank’s to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in

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the Bank’s operations and financial condition; (2) monitor the Bank’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Royal Financial’s value, or Royal Financial’s value alone. To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Royal Financial coming to market at this time.

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1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank’s and the Peer Group’s financial strength are noted as follows:

•	Overall A/L Composition. The Bank’s interest-earning asset composition was concentrated in cash and investments, while loans accounted for a larger portion of the Peer Group’s interest-earning asset composition. Loan diversification was more significant for the Peer Group. The smaller size of the Bank’s loan portfolio relative to total assets, and more limited diversification into higher risk types of loans resulted in a lower risk weighted assets-to-assets ratio than that maintained by the Peer Group. Royal Savings’ funding composition reflected a higher concentration of deposits and lower concentration of borrowings relative to the Peer Group’s ratios. Overall, as a percent of assets, the Bank maintained a lower level of interest-earning assets and a lower level of interest-bearing liabilities than indicated for the Peer Group, which resulted in similar IEA/IBL ratios for the Bank in comparison to the Peer Group. After factoring in the impact of the net conversion proceeds, the Bank’s IEA/IBL ratio will be stronger than the Peer Group’s ratio. For valuation purposes, the less favorable potential earnings potential of the Bank’s interest-earning asset composition is offset by the recent success in increasing the loan portfolio balance. Accordingly, RP Financial concluded that a no valuation adjustment was warranted for the Bank’s overall asset/liability composition.

•	Credit Quality. The Bank maintained lower ratios of non-performing assets-to-assets and non-performing loans-to-loans, and higher valuation allowances as a percent of non-performing assets. The Peer Group recorded a higher ratio of valuation allowances as a percent of loans. Net loan charge-offs were higher for the Peer Group. The Bank maintained a lower risk weighted assets-to-assets ratio, due to Royal Savings’ lower concentration of loans receivable in the earning asset portfolio. Overall, in comparison to the Peer Group, the Bank’s measures imply a lower degree of credit exposure and, thus, RP Financial concluded that a slight upward valuation adjustment was warranted for the Bank’s credit quality.

•	Balance Sheet Liquidity. The Bank operated with a higher level of cash and investment securities relative to the Peer Group (57.1% of assets versus 27.1% for the Peer Group); representing a comparative advantage for the Bank with respect to balance sheet liquidity. Royal Savings’ future borrowing capacity was considered to be higher than the Peer Group’s, in light of the lower level of borrowings maintained by the Bank. Overall, after factoring the increase in liquidity that will initially be provided by the infusion of the net stock proceeds, RP Financial concluded that a slight upward adjustment was warranted for the Bank’s balance sheet liquidity.

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•	Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a greater degree by the Peer Group. The Bank recorded a lower cost of funds than the Peer Group. The Bank currently maintains a lower level of interest-bearing liabilities than the Peer Group. Accordingly, following the stock offering, the increase in Royal Savings’ capital position should serve to lower the Bank’s level of interest-bearing liabilities relative to the Peer Group’s ratio. Accordingly, RP Financial concluded that a slight upward adjustment was warranted for Royal Savings’ funding composition.

•	Capital. The Bank’s equity-to-assets and tangible equity-to-assets ratios were higher than the comparable Peer Group ratios. Accordingly, following the stock offering, Royal Financial’s pro forma capital position will be higher than the Peer Group’s capital ratios both on a reported and tangible capital basis. The Bank’s pro forma capital position implies similar a leverage capacity, dependence on interest-bearing liabilities to fund assets and capacity to absorb unanticipated losses. Overall, RP Financial concluded that a slight upward adjustment was warranted for the Bank’s pro forma capital position.

On balance, Royal Savings’ balance sheet strength was considered to be more favorable to the Peer Group’s, as implied by the various factors discussed above. Accordingly, we concluded that a slight upward valuation adjustment was warranted for the Bank’s financial strength.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

•

Reported Earnings. The Bank recorded lower earnings on a ROAA basis (0.09% of average assets versus 0.76% for the Peer Group). A lower level of net interest income and lower non-interest income, along with higher operating expenses largely accounted for the Bank’s lower return. The lower level of net interest income results from the Bank’s disproportionately large investment in fixed assets (non-earning) and interest earning assets concentrated in lower yielding cash, investments and residential loans. The lower level of non-interest operating income is indicative of the small overall size, three office operation and less diversified operations of the Bank. In addition to the Bank’s current disadvantage in the operating expense ratio, the higher operating expenses associated with implementation of the stock benefit plans following conversion will have a net downward effect on reported net income. The Bank also plans to examine pursuing a branching strategy which would result in

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increased investment into branch office facilities in the future which would reduce the level of interest income gained from the proceeds. However, the Bank intends to continue a growth strategy post-conversion, whereby the conversion proceeds will be leveraged, providing for additional income from increases in the earning asset portfolio. Royal Savings also believes that the expense base in place at the Bank will support the expected higher level of assets and operations following the conversion, and thus believes that post-conversion earnings will be improved. Notwithstanding these strategies, any improvements in reported net income will be dependent on addressing the structural weaknesses in the Bank’s earnings (high concentration of fixed assets, low yielding loan portfolio, and high expenses related to personnel and future additions to the branch network). Increasing the Bank’s earnings to levels approaching the Peer Group will necessarily take considerable time and effort, and thus, Royal Savings’ reported earnings warranted a moderate downward adjustment for valuation purposes.

•	Core Earnings. The Bank’s and the Peer Group’s earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Bank operated with a lower net interest margin, a higher operating expense ratio and a lower level of non-interest operating income. The Bank’s lower net interest margin and higher level of operating expenses translated into a lower expense coverage ratio than maintained by the Peer Group (0.82x versus 1.13x for the Peer Group). Likewise, the Bank’s higher operating expense ratio also provided for an efficiency ratio that was less favorable than the Peer Group’s ratio (102.6% versus 72.8% for the Peer Group). Loss provisions had a larger impact on the Peer Group’s earnings, as lower loss provisions were established by the Bank during the twelve month period analyzed. These measures, as well as the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets, and the intended expansion of the loan portfolio, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded bank, indicate that the Bank’s core earnings are lower than the Peer Group’s. As stated above, the Bank intends to address its weakness in core earnings by continuing to pursue its growth strategy. Royal Savings also believes that the expense base in place at the Bank will support the expected higher level of assets and operations following the conversion, thus partially addressing its earnings weakness. However, also as stated above, the Bank’s weakness in core earnings is structural in nature. Increasing the Bank’s core earnings to levels approaching the Peer Group will require considerable time and effort, and RP Financial thus concluded that a moderate downward adjustment should be applied for the Bank’s core earnings.

•

Interest Rate Risk. Quarterly changes in the Bank’s and the Peer Group’s net interest income to average assets ratios indicated a similar degree of volatility was associated with their respective net interest margins. However, the interest rate risk associated with the Bank’s overall earnings was considered to be greater, in light of the Bank’s less diversified operations into areas that generate non-interest operating income that

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would support sustainability of earnings during periods when net interest margins come under pressure as the result of higher interest rates. Interest rate risk as measured by tangible capital and IEA/IBL ratios were more favorable for the Bank, while the Peer Group’s interest rate risk was slightly more favorable with respect to maintaining a lower level of non-interest earning assets as a percent of total assets. On a pro forma basis, the Bank’s capital position and IEA/IBL ratio will be enhanced by the infusion of stock proceeds and, thus, provide the Bank with more favorable measures relative to the Peer Group’s balance sheet ratios. Overall, RP Financial concluded that the interest rate risk associated with the Bank’s earnings was comparable to the Peer Group’s earnings interest rate risk exposure and no valuation adjustment was necessary for this factor.

•	Credit Risk. Loan loss provisions were a larger factor in the Peer Group’s earnings, as lower loss provisions were established by the Bank for the twelve months ended June 30, 2004. In terms of future exposure to credit quality related losses, lending diversification into higher risk types of loans was greater for the Peer Group. The Bank maintained a higher concentration of assets in cash and investments, however such loans included a larger proportion of residential real estate secured loans. The Bank’s and the Peer Group’s credit quality measures indicated that the Bank maintained a lower level of non-performing assets, a higher level of loss reserves as a percent of non-performing assets and a lower level of loss reserves as a percent of loans. Taking these factors into account, RP Financial concluded that a slight upward adjustment was warranted for this factor.

•	Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, potential earnings growth that may be realized through balance sheet growth is expected to be more favorable for the Bank based on recent historical growth trends, particularly in the important area of higher yielding loan growth. The Bank currently has in place the necessary infrastructure and cost structure, including personnel, to manage a higher level of business activities. Second, the infusion of stock proceeds will increase the Bank’s earnings growth potential with respect to leverage capacity, as the Bank’s pro forma leverage capacity will be higher than the Peer Group’s. Offsetting these factors, the Bank’s less diversified operations will limit earnings growth in the short term and the Bank’s comparative weaknesses relative to the Peer Group are structural and significant (break-even levels of core earnings versus a return on assets of 0.76 percent of average assets for the Peer Group). Thus, although the Bank’s growth potential is favorable, the Bank is beginning from a position of significant weakness relative to the Peer Group and the market as a whole. We concluded that no adjustment is warranted for this factor.

•

Return on Equity. As the result of the increase in capital that will be realized from the infusion of net stock proceeds, the Bank’s return on equity will be below the comparable averages for the Peer Group and all publicly-traded thrifts. In view of the

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lower capital growth rate that will be imposed by Royal Savings’ lower ROE, we concluded that a moderate downward adjustment was warranted for the Bank’s ROE.

Overall, a moderate downward adjustment was applied for the Bank’s profitability, growth and viability of earnings.

3.	Asset Growth

Recent asset growth trends for the Bank and the Peer Group reflected more favorable growth characteristics for the Bank, as Royal Savings experienced a 6.6% increase in assets and a 45.4% increase in loans for the twelve month period ended June 30, 2004. Comparatively, over the same time period, the Peer Group posted a 2.1% increase in assets and a 7.0% increase in loans. On a pro forma basis, the Bank’s tangible equity-to-assets ratio will be higher than the Peer Group’s tangible equity-to-assets ratio, indicating a higher leverage capacity for the Bank. On average, the demographic characteristics of the Bank’s primary market area were considered to be somewhat more favorable compared to the markets served by the Peer Group companies with respect to supporting growth opportunities, based on the large population base and business market in the Chicago metropolitan statistical area. On balance, we concluded that after taking into account the Bank’s stronger historical growth trends and more favorable market area trends, a slight upward adjustment was warranted for this factor.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. The market area served by the Bank consists substantially of the developed Chicago metropolitan statistical area, including portions of northwestern Indiana. The market area has experienced moderate population and household growth since 2000. The primary market area has a diversified economy, with household and per capita income measures in line with above state averages and above national averages. Competition faced by the Bank for deposits and loans is significant, which includes other locally based banks and savings institutions, as well as regional and super regional banks.

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Overall, the markets served by the Peer Group companies were viewed as being less favorable with respect to supporting growth opportunities. The primary market areas served by the Peer Group companies are generally less populous and have generally experienced low levels of population growth, similar to the Bank’s market area. In general, the Peer Group companies faced less competition than the Bank, as indicated by the significantly higher deposit market share that was maintained by the Peer Group companies on average (14.3% versus 0.1% for the Bank). Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-3. As shown in Table 4.1, June 2004 unemployment rates for the majority of the markets served by the Peer Group companies were lower than the unemployment rate reflected for Cook County. On balance, we concluded that a slight upward adjustment was appropriate for the Bank’s market area.

Table 4.1

Market Area Unemployment Rates

Royal Savings and the Peer Group Companies (1)

	County	June 2004 Unemployment
Royal Savings Bank of Chicago, IL	Cook	6.6%
Peer Group Average		5.5%
AMB Financial Corp. of IN	Lake	6.1%
FFW Corporation of Wabash, IN	Wabash	5.7
First BancTrust Corp. of Paris, IL	Edgar	4.2
First Bancorp of Evansville, IN	Vanderburgh	4.2
Great American Bncp of Champaign, IN	Champaign	3.5
Home Financial Bancorp of Spencer, IN	Owen	4.6
Northeast Indiana Bncp of Huntington, IN	Huntington	5.2
PFS Bancorp, Inc. of Aurora, IN	Ohio	4.4
Community Invest Bncrp of Bucyrus, OH	Crawford	9.7
First Niles Financial, Inc. of Niles, OH	Trumbull	7.1

(1)	Unemployment rates are not seasonally adjusted.

Source:	U.S. Bureau of Labor Statistics.

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5.	Dividends

At this time the Bank has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All ten of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.37% to 3.24%. The average dividend yield on the stocks of the Peer Group institutions equaled 2.30% as of September 3, 2004. As of September 3, 2004, approximately 92% of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.35%. The dividend paying thrifts generally maintain higher than average profitability ratios, thereby facilitating their ability to pay cash dividends.

While the Bank has not established a definitive dividend policy prior to the stock offering, the Bank will have the capacity to pay a dividend comparable or in excess to the Peer Group’s average dividend yield based on pro forma capitalization, but a lower capacity to pay a dividend based on pro forma earnings. On balance, we concluded that no adjustment was warranted for purposes of the Bank’s dividend policy.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to shareholders ranged from $7.8 million to $33.6 million as of September 3, 2004, with average and median market values of $23.9 million and $22.1 million, respectively. The shares issued and outstanding to the shareholders of the Peer Group members ranged from 735,000 to 2.5 million, with average and median shares outstanding of 1.4 million and 1.4 million, respectively. The Bank’s stock offering is expected to have a pro forma market value and shares outstanding that are at the higher end of the

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comparable Peer Group ranges. While all of the Peer Group companies are quoted on the NASDAQ National Market System, the Bank’s stock is expected to be listed on the OTC Bulletin Board following the stock offering, a less liquid trading exchange. Overall, we anticipate that the Bank’s public stock will have a lower level of liquidity as the Peer Group companies on average and, therefore, concluded a slight downward adjustment was necessary for this factor.

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market for thrift franchises in Illinois. All of these markets were considered in the valuation of the Bank’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed over the past year. Economic data that showed a strengthening economy, particularly in the manufacturing sector, propelled stocks higher through September 2003, as the DJIA and NASDAQ posted respective 14-month and 16-month highs. Stocks retreated following the release of August employment data which showed further job losses, but then recovered in mid-September as the Federal Reserve indicated that it would not

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raise rates in the near term. Weaker than expected numbers for consumer confidence and manufacturing activity pulled the boarder market lower at the close of the third quarter, which ended a streak of six monthly gains in the DJIA.

Comparatively, at the start of the fourth quarter stocks showed renewed strength, as optimism about third quarter earnings and employment data for September 2003 provided a boost to stocks. In mid-October, the DJIA and the NASDAQ hit 16- and 19-month highs, respectively, primarily on the basis of some favorable third quarter earnings reports. The broader stock market rally cooled in mid-October, as the result of profit taking and the posting of some less favorable third quarter earnings by some of the bellwether technology and manufacturing stocks. Indications that the economic recovery was gaining momentum, including an annualized GDP growth rate of 8.2% in the third quarter, as well as the Federal Reserve’s statement that it would not raise its target interest rates for a considerable period, supported a stock market rally during late-October and into early-November. Despite upbeat economic news, including employment data that showed the size of the U.S. workforce increased in October, stocks edged lower in mid-November on profit taking and concerns over increased terrorism in the Middle East. In late-November and early-December 2003, positive economic news such as improved third quarter corporate profits and a strong start to the Christmas shopping season provided a boost to stocks. Stocks continued to move higher at the close of 2003, as key sectors of the economy continued to show signs of strengthening.

Year end momentum in the stock market was sustained at the beginning of 2004, reflecting generally favorable fourth quarter earnings and an increase in consumer confidence. Profit taking and slower than expected GDP growth in the fourth quarter of 2003 caused stocks to falter in late-January. However, aided by January employment data that showed jobs were added and a decline in the national unemployment rate to 5.6%, the broader stock market moved higher during the first half of February. Stocks generally declined during the balance of February and during the first half of March, reflecting valuation concerns following a year of strong gains and weaker than expected job growth during February. Concerns about terrorism and higher oil prices caused stocks to tumble in late-March, before rebounding at the close of the first quarter on more attractive fundamentals and optimism about first quarter earnings.

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Stocks moved higher in early April 2004, as investors reacted favorably to a strong employment report for March. For the balance of April trading in the broader market produced uneven results, as generally favorable first quarter earnings and strong economic data weighed against the growing threat of inflation and higher interest rates. The DJIA closed below 10000 for the first time in 2004 in the second week of May, as strong job growth during April raised expectations of a rate increase by the Federal Reserve. The downward trend in stocks prevailed through most of May, on concerns about higher oil prices, violence in the Middle East and higher interest rates. Stocks rebounded in late-May, primarily on the basis of higher corporate earnings and lower oil prices. Strong employment data for May combined with lower oil prices and favorable inflation data provided for a positive trend in the broader market through mid-June. Stocks traded in a narrow range through the end of the second quarter, as investors awaited the outcome of the Federal Reserve meeting at the end of June.

Rising oil prices and profit warnings from some technology companies caused major stock indices to fall at the start of the third quarter of 2004. Stocks continued to trend lower through most of July, as a slow down in the economic expansion raised concerns about future earnings growth. Strong consumer confidence numbers for July reversed the downward in stocks during the last week of July, with the DJIA closing up for the week for the first time since mid-June. The recovery in the stock market was short-lived, as record high oil prices, weak retail sales for July and weaker than expected job growth for July pulled stocks lower in early-August. A positive economic outlook by the Federal Reserve and bargain hunting supported gains in the stock market during mid-August, as the DJIA moved back above the 10000 barrier. The stock market traded in a narrow range through early September 2004, as concerns about earnings, particularly in the high tech industry, and terrorism fears and the effect on world oil prices, continued to weigh on the U.S. stock market. As an indication of the general trends in the nation’s stock markets over the past year, as of September 3, 2004, the DJIA closed at 10260.2, an increase of 8.0% from one year ago and a decline of 1.9% year-to-date. As of September 3, 2004 the NASDAQ closed at 1844.5, a decrease of 0.7% from one year ago and decline of 7.9% year-to-date. The Standard & Poors 500 Index closed at 1113.6 on September 3, 2004, an increase of 9.3% from a year ago and a decline of 0.1% year-to-date.

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The market for thrift stocks has been mixed as well during the past twelve months, but, in general, thrift issues have paralleled trends in the broader market. Merger activity and acquisition speculation in the thrift sector provided a boost to thrift prices in early-September 2003. After easing lower into mid-September on data that showed a slow down in refinancing activity, thrift stocks strengthened following the Federal Reserve’s decision to leave interest rates unchanged at its mid-September meeting.

After following the broader stock market lower as the close of the third quarter approached, thrift issues posted solid gains at the beginning of the fourth quarter of 2003. A rally in the broader stock market and acquisition activity were noteworthy factors that supported the positive trend in thrift stocks. Following a two week run-up, thrift stocks declined in mid-October on profit taking and a pullback in the broader market. Merger activity, most notably Bank America’s announced acquisition of FleetBoston Financial Corp., along with strength in the broader market, provided for gains in the thrift sector during late-October. The positive trend in thrift stocks carried into early-November, reflecting expectations of improving net interest margins and more consolidation of thrifts. Thrifts stocks eased lower in mid-November in conjunction with the decline in the broader market. In late-November and early-December 2003, thrift stocks followed the broader market higher and then stabilized at the close of the fourth quarter.

After trading in a narrow range at the beginning of 2004, thrift issues trended higher in late-January and the first half of February. The positive trend was supported by further consolidation in the thrift sector, including GreenPoint Financial’s agreement to sell to North Fork Bancorp, as well as generally favorable fourth quarter earnings. Indications that interest rates would continue to remain low provided further support to thrift prices. Thrift stocks followed the broader market lower in mid-February, before recovering in late-February following a dip in long term Treasury yields. Thrift issues generally experienced some selling pressure during the first half of March, reflecting profit taking and weakness in the broader stock market. Higher interest rates and weakness in the broader market pressured thrift issues lower in late-March, which was followed by an upward move in thrift prices at the close of the first quarter.

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Thrifts stocks generally traded lower at the start of the second quarter of 2004, as a strong employment report for March pushed interest rates higher. Higher interest rates and inflation worries pressured interest rate sensitive issues lower through most of April, with the sell-off sharpening in early-May following another strong employment report for April. Thrift stocks recovered modestly in mid-May as the yield on 10-year Treasury note declined slightly. Acquisition speculation involving the sale of Washington Mutual lifted the thrift sector in late-May. Thrift stocks generally retreated during the first half of June, as the yield on the 10-year Treasury note moved to a two-year high on inflation concerns. Following the sharp sell-off, thrift stocks rebounded as a moderate increase in core consumer prices during may and comments by the Federal Reserve Chairman that inflation did not seem likely to be a serious problem eased fears of a sharp rise in inflation. Acquisition activity helped to boost thrift stocks in late-June, but the upward trend was abruptly reversed at the end of June as a significant decline in Washington Mutual’s 2004 earnings guidance pulled the broader thrift sector lower.

Thrift stocks responded favorably to the 25 basis point rate increase implemented by the Federal Reserve at the close of the 2004 second quarter, as the Federal Reserve indicated that it would continue to raise the federal funds rate 25 basis points at a time. June employment data which showed weaker than expected job growth also provided support to thrift stocks in early-July. For most of July there was little movement in thrift stocks, as second quarter earnings were generally in line with expectations. A rally in the broader market in late-July provided a boost to thrift stocks as well. Thrift issues traded down with the rest of the market in early-August, although losses in the thrift sector were mild compared to the sell-off experienced in the boarder market as weaker than expected job growth for July pushed interest rates lower. Improved inflation data, lower interest rates and a rally in the broader stock market combined to push the thrift sector in mid-August. On September 3, 2004, the SNL Index for all publicly-traded thrifts closed at 1,493.5, an increase of 12.4% from one year ago and an increase of 0.8% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market

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value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

Thrift offerings completed in 2004 have generally been well received, with most offerings being oversubscribed and trading higher in initial trading activity. However, reflecting the general pull back in thrift stocks, four of the five recent offerings shown in Table 4.2 were not oversubscribed and the two second-step conversion offerings traded below their IPO prices in initial trading activity. As shown in Table 4.2, one standard conversion, two second-step conversions and two mutual holding company offerings were completed during the past three months. The standard conversion offerings are considered to be more relevant for purposes of our analysis, however this offering, Third Century Bancorp, trades on the OTC Bulletin Board. As of September 3, 2004, Third Century Bancorp’s stock price was $11.25, representing an increase of 12.5% since the initial public offering date of June 30, 2004.

Shown in Table 4.3 are the current pricing ratios of Partner Trust Financial Group, which is the only NASDAQ or Exchange listed fully-converted offering that has been completed within the past three months. Partners Trust’s closing market price of $9.95 on September 3, 2004 represented a 0.5% decrease from its IPO price.

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Table 4.2

Pricing Characteristics and After-Market Trends

Recent Conversions Completed (Last Three Months)

Institutional Information				Pre-Conversion Data				Offering Information				Contribution to Charitable Found		Insider Purchases			Initial Dividend Yield
				Financial Info.		Asset Quality
														Benefit Plans
	Conversion			Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offered	% of Mid.	Exp./ Proc.	Form	% of Offering	ESOP	Recog. Plans	Mgmt. & Dirs.
Institution	ST	Date	Ticker
				($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)(2)	(%)
Standard Conversions
Third Century Bancorp	IN	6/30/04	TDCB-OTS BB	$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	NA	NA	8.0%	4.0%	9.6%	0.00%
Averages - Standard Conversions:				$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	N.A.	N.A.	8.0%	4.0%	9.6%	0.00%
Medians - Standard Conversions:				$107	7.62%	0.47%	662%	$16.5	100%	132%	3.8%	N.A.	N.A.	8.0%	4.0%	9.6%	0.00%
Second Step Conversions
DSA Financial Corporation	IN	7/30/04	DSFN-OTS BB	$78	12.07%	0.71%	59%	$8.5	52%	108%	6.1%	N.A.	N.A.	8.0%	4.0%	7.4%	4.00%
Partners Trust Financial Group, Inc.*	NY	7/15/04	PRTR-NASDAQ	$3,628	11.01%	0.59%	264%	$148.8	54%	85%	3.6%	N.A.	N.A.	8.0%	4.0%	0.7%	2.50%
Averages - Second Step Conversions:				$1,853	11.54%	0.65%	162%	$78.6	53%	97%	4.9%	NA	NA	8.0%	4.0%	4.0%	3.25%
Medians - Second Step Conversions:				$1,853	11.54%	0.65%	162%	$78.6	53%	97%	4.9%	NA	NA	8.0%	4.0%	4.0%	3.25%
Mutual Holding Company Conversions
First Federal Financial Services, Inc.	IL	6/29/04	FFFS-NASDAQ	$123	15.62%	0.07%	471%	$17.6	45%	92%	3.9%	N.A.	N.A.	5.0%	4.0%	8.6%	2.40%
Monadnock Community Bncp, Inc.*(9	NH	6/29/04	MNCK-OTC BB	$45	5.64%	0.37%	207%	$3.4	45%	100%	14.8%	N.A.	N.A.	4.0%	4.0%	13.5%	0.00%
Averages - Mutual Holding Company Conversions:				$84	10.63%	0.22%	339%	$10.5	45%	96%	9.3%	NA	NA	4.5%	4.0%	11.0%	1.20%
Medians - Mutual Holding Company Conversions:				$84	10.63%	0.22%	339%	$10.5	45%	96%	9.3%	NA	NA	4.5%	4.0%	11.0%	1.20%
Averages - All Conversions:				$796	10.39%	0.44%	333%	$39.0	59%	103%	6.4%	NA	NA	6.6%	4.0%	7.9%	1.78%
Medians - All Conversions:				$107	11.01%	0.47%	264%	$16.5	52%	100%	3.9%	NA	NA	8.0%	4.0%	8.6%	2.40%

Institutional Information				Pro Forma Data							IPO Price	Post-IPO Pricing Trends
				Pricing Ratios(3)				Financial Charac.				Closing Price:
												First Trading Day	% Change	After First Week(4)	% Change	After First Month(5)	% Change
	Conversion			P/TB	Core P/E		P/A	Core ROA	TE/A	Core ROE
Institution	ST	Date	Ticker
				(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Third Century Bancorp	IN	6/30/04	TDCB-OTS BB	74.9%	39.1	x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Averages - Standard Conversions:				74.9%	39.1	x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Medians - Standard Conversions:				74.9%	39.1	x	13.7%	0.4%	18.3%	1.9%	$10.00	$11.32	13.2%	$11.05	10.5%	$11.25	12.5%
Second Step Conversions
DSA Financial Corporation	IN	7/30/04	DSFN-OTS BB	100.3%	20.0	x	19.3%	1.0%	19.2%	5.0%	$10.00	$9.80	-2.0%	$9.50	-5.0%	$9.30	-7.0%
Partners Trust Financial Group, Inc.*	NY	7/15/04	PRTR-NASDAQ	188.9%	17.2	x	12.7%	0.7%	6.7%	11.0%	$10.00	$9.99	-0.1%	$9.98	-0.2%	$9.81	-1.9%
Averages - Second Step Conversions:				144.6%	18.6	x	16.0%	0.9%	13.0%	8.0%	$10.00	$9.90	-1.1%	$9.74	-2.6%	$9.56	-4.4%
Medians - Second Step Conversions:				144.6%	18.6	x	16.0%	0.9%	13.0%	8.0%	$10.00	$9.90	-1.1%	$9.74	-2.6%	$9.56	-4.4%
Mutual Holding Company Conversions
First Federal Financial Services, Inc. IL		6/29/04	FFFS-NASDAQ	73.4%	23.7	x	24.9%	1.2%	25.0%	4.8%	$10.00	$11.50	15.0%	$12.25	22.5%	$13.50	35.0%
Monadnock Community BNCP, Inc.*(9NH		6/29/04	MNCK-OTC BB	84.1%	458.9	x	14.7%	0.0%	10.7%	0.0%	$8.00	$8.30	3.8%	$8.00	0.0%	$7.70	-3.8%
Averages - Mutual Holding Company Conversions:				78.7%	241.3	x	19.8%	0.6%	17.9%	2.4%	$9.00	$9.90	9.4%	$10.13	11.3%	$10.60	15.6%
Medians - Mutual Holding Company Conversions:				78.7%	241.3	x	19.8%	0.6%	17.9%	2.4%	$9.00	$9.90	9.4%	$10.13	11.3%	$10.60	15.6%
Averages - All Conversions:				104.3%	111.8	x	17.1%	0.7%	16.0%	4.5%	$9.60	$10.18	6.0%	$10.16	5.6%	$10.31	7.0%
Medians - All Conversions:				84.1%	23.7	x	14.7%	0.7%	18.3%	4.8%	$10.00	$9.99	3.8%	$9.98	0.0%	$9.81	-1.9%

Note:*- Appraisal performed by RP Financial; “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.

(2)	As a percent of MHC offering for MHC transactions.

(3)	Does not take into account the adoption of SOP 93-6.

(4)	Latest price if offering is less than one week old.

(5)	Latest price if offering is more than one week but less than one month old.

(6)	Mutual holding company pro forma data on full conversion basis.

(7)	Simultaneously completed acquisition of another financial institution.

(8)	Simultaneously converted to a commercial bank charter.

(9)	Former credit union.

September 3, 2004

RP Financial, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Table 4.3

Market Pricing Comparatives

Prices as of September 3, 2004

Financial Institution	Market Capitalization		Per Share Data
			Core 12-Wth EPS (2)	Book Value/ Share	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
	Price/ / Share(1)	Market Value			P/E	P/B	P/A	P/TS	P/ CORE	Amount/ Share	Yield	Payout Ratio(3)	Total Assets	Equity/ Assets	NPAs/ Assets	Report		Core
																ROA	ROK	ROA	ROK

All Public Companies	22.15	466.74	1.02	14.19	17.60	159.51	17.02	173.56	19.55	0.48	2.20	36.08	2,935	10.74	0.55	0.82	0.70	0.71	7.21
Special Selection Grouping (8)	9.95	276.04	0.58	11.00	16.58	90.45	12.63	188.09	17.16	0.24	2.41	41.38	2,183	13.98	0.24	0.76	5.45	0.74	5.27

Comparable Group

Special Comparative Group (8)
PRTR Partners Trust Fin. Grp. of NY	9.95	276.04	0.58	11.00	16.58	90.45	12.65	188.09	17.16	0.24	2.41	41.38	2,183	13.98	0.24	0.76	5.45	0.74	5.27

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax affected basis.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)	Indicated twelve month dividend, based on last quarterly dividend declared.

(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailng twelve month earnings and average equity and assets balances.

(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)	Includes Converted Last 3 Mths (no MHC).

Source:	Corporate reports, offering circulars, and RP Financial, LC, calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 4.18

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Royal Savings’s stock price of recently completed and pending acquisitions of other savings institutions operating in Illinois. As shown in Exhibit IV-4, there were nine Illinois thrift acquisitions announced from 2001 through year-to-date 2004, and there are currently two pending acquisitions of Illinois savings institutions. The recent acquisition activity in the regional market area may imply a certain degree of acquisition speculation for the Bank’s stock. To the extent that acquisition speculation may impact the Bank’s offering, we have largely taken this into account in selecting companies which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence Royal Savings’ trading price. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Royal Savings’ stock would tend to be less compared to the more seasoned stocks of the Peer Group companies.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

Royal Savings’ management team appears to have experience and expertise in all of the key areas of the Bank’s operations. Exhibit IV-5 provides summary resumes of Royal Savings’ Board of Directors and senior management. The financial characteristics of the Bank suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Bank’s present organizational structure. The Bank currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and

RP® Financial, LC.

Page 4.19

management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted institution, Royal Savings will operate in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.4

Valuation Adjustments

Royal Savings Bank

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	Slight Upward
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	Slight Downward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios

RP® Financial, LC.

Page 4.20

in valuing Royal Savings’ to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Royal Savings’ prospectus for reinvestment rate, the effective tax rate, offering expenses and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

RP Financial’s valuation placed an emphasis on the following:

•	P/E Approach. The P/E approach is generally a good indicator of long-term value for a stock. Given the similarities between the Bank’s and the Peer Group’s earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Bank and the Peer Group included certain non-recurring items, we also made adjustments to earnings to arrive at core earnings estimates for the Bank and the Peer Group and resulting price/core earnings ratios.

•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a useful indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings - we have also given less weight to the assets approach. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Bank will adopt Statement of Position (“SOP”) 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly

RP® Financial, LC.

Page 4.21

since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that, as of September 3, 2004, the pro forma market value of Royal Savings’ conversion stock was $20,000,000 at the midpoint, equal to 2,000,000 shares at $10.00 per share.

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Bank’s reported earnings equaled $84,423 for the twelve months ended June 30, 2004. In examining Royal Savings’ core earnings, the adjustment made to reported earnings was to eliminate gains on the sale of securities equal to $175,985 for the twelve month period. After eliminating the after impact of these gains, the Bank’s core earnings were determined to equal a negative $65,450, or deemed “not meaningful” for valuation purposes. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount
($000)
Net income	$84,423
Less: Gain on sale of Securities	($149,434)

Core earnings estimate	($65,011)

Based on the Bank’s reported earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s pro forma reported P/E multiple at the $20.0 million midpoint value equaled 215.97 times which provided for a premium of 1,040.3% relative to the Peer Group’s average reported earning multiple of 18.94 times (see Table 4.5). At the top of the super range, the Bank’s reported P/E multiple of 260.96 times reflected a premium of 1,277.8% relative to the comparable P/E multiple for the Peer Group.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Table 4.5

Public Market Pricing

Royal Savings Bk of Chicago IL and the Comparables

As of September 3, 2004

		Market Capitalization		Per Share Data		Pricing Ratios(3)					Dividends(4)			Financial Characteristics(6)
		Price/ share(1)	Market Value	Core 12-Mth EPS(2)	Book Value/ Share	P/E	P/B	P/A	P/TB	P/CORE	Amount/ Share	Yield	Payout Ratio(5)	Total Assets	Equity/ Assets	NPAs/ Assets	Reported		Core
																	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Royal Savings Bk of Chicago IL
Superrange		$10.00	$26.45	$0.04	$13.00	260.96	76.94	23.16	76.94	NM	$0.00	0.00	0.00	$114	30.10	0.11	0.09	0.29	(0.04)	(0.14)
Range Maximum		10.00	23.00	0.04	13.65	237.91	73.25	20.68	73.25	NM	$0.00	0.00	0.00	111	26.23	0.12	0.09	0.31	(0.05)	(0.17)
Range Midpoint		10.00	20.00	0.05	14.40	215.97	69.43	18.41	69.43	NM	$0.00	0.00	0.00	109	26.51	0.12	0.09	0.32	(0.05)	(0.20)
Range Minimum		10.00	17.00	0.05	15.42	192.01	64.85	16.03	64.85	NM	$0.00	0.00	0.00	106	24.72	0.12	0.08	0.34	(0.06)	(0.23)
All Public Companies(7)
Averages		22.15	466.74	1.02	14.19	17.60	159.51	17.02	173.56	19.55	0.48	2.20	36.08	2,935	10.74	0.55	0.82	8.70	0.71	7.21
Medians		—	—	—	—	16.31	148.88	14.72	162.87	17.70	—	—	—	—	—	—	—	—	—	—
All Non-MNC State of IL(7)
Averages		26.08	236.49	1.52	20.46	16.59	126.94	12.34	138.36	19.35	0.53	2.01	38.02	1,660	9.80	0.54	0.79	7.63	0.71	6.81
Medians		—	—	—	—	15.33	121.36	12.48	121.36	16.31	—	—	—	—	—	—	—	—	—	—
Comparable Group Averages
Averages		17.75	23.90	0.84	14.94	18.94	120.21	15.35	121.81	19.90	0.41	2.30	42.66	164	12.60	1.04	0.76	6.33	0.67	5.69
Medians		—	—	—	—	18.83	116.73	13.47	117.79	18.49	—	—	—	—	—	—	—	—	—	—
State of IL
CFSL	Chasterfield Financial of IL(7)	31.11	120.58	0.51	19.29	NM	161.28	33.29	162.28	NM	0.32	1.03	62.75	362	20.64	0.10	0.54	2.67	0.54	2.67
CFS_	Citizens First Fin Corp. of IL	24.50	36.73	0.84	22.45	23.11	109.13	10.99	109.13	29.17	0.40	1.63	47.62	334	10.07	0.99	0.46	4.78	0.36	3.79
EFC	EFC Bancorp, Inc of Elgin IL	25.50	118.65	1.43	17.13	16.78	148.86	12.48	148.06	17.83	0.61	2.39	42.66	951	8.38	0.27	0.78	9.01	0.74	8.48
FBTC	First BancTrust Corp of IL	12.50	31.25	0.44	10.30	20.49	121.36	14.13	121.36	28.41	0.24	1.92	54.55	221	11.64	1.25	0.68	5.79	0.49	4.17
FFBI	First Federal Bancshares of IL	20.40	26.72	1.65	16.43	11.93	124.16	8.68	134.12	12.36	0.44	2.16	26.67	308	6.99	0.55	0.69	5.75	0.67	5.55
GTPS	Great American Bancorp of IL	25.60	18.82	1.57	23.09	15.33	110.87	11.96	114.13	16.31	0.44	1.72	28.03	157	10.79	0.04	0.76	6.99	0.72	6.57
MAFB	MAF Bancorp, Inc. of IL	42.46	1387.08	2.65	27.74	14.54	153.06	14.80	219.77	16.02	0.84	1.98	31.70	9,375	9.67	0.33	1.19	12.34	1.08	11.20
PFED	Park Bancorp of Chicago IL	31.60	36.18	2.06	26.09	13.92	121.12	13.36	121.12	15.34	0.72	2.28	34.95	271	11.03	0.37	0.97	8.73	0.88	7.92
Comparable Group
AMFC	AMB Fin. Corp. of Munster IN	15.01	14.63	1.10	13.16	14.43	114.06	9.48	114.06	13.65	0.24	1.60	21.82	154	8.31	1.29	0.67	8.15	0.71	8.62
CIBI	Community Inv. Bncp, Inc of OH	14.27	15.65	0.73	12.21	17.84	116.87	12.88	116.87	19.55	0.36	2.52	49.32	122	11.02	0.75	0.72	6.73	0.66	6.14
FFWC	FFW Corporation of Wabash IN	22.00	28.27	1.52	18.87	11.46	116.59	11.82	121.48	14.47	0.68	3.09	44.74	239	10.14	0.94	1.03	10.53	0.81	8.33
FBTC	First BancTrust Corp of IL	12.50	31.25	0.44	10.30	20.49	121.36	14.13	121.36	28.41	0.24	1.92	54.55	221	11.64	1.25	0.68	5.79	0.49	4.17
FBEI	First Bancorp of Indiana of IN	20.70	33.62	0.43	18.83	23.79	109.93	14.20	117.81	NM	0.58	2.80	NM	237	12.92	0.39	0.69	4.71	0.34	2.33
FNFI	First Niles Fin. Inc. of OH	18.50	25.46	0.64	11.19	24.34	165.33	26.17	165.33	28.91	0.60	3.24	NM	97	15.03	1.09	1.06	6.39	0.89	5.38
GTPS	Great American Bancorp of IL	25.60	18.82	1.57	23.09	15.33	110.87	11.96	114.13	16.31	0.44	1.72	28.03	157	10.79	0.04	0.76	6.99	0.72	6.57
HWEN	Home Financial Bancorp of IN	5.75	7.80	0.33	5.21	23.96	110.36	13.06	110.36	17.42	0.12	2.09	36.36	60	11.83	2.57	0.53	4.76	0.73	6.55
NEIB	Northeast Indiana Bncrp of IN	21.28	31.24	1.04	18.07	18.83	117.76	13.88	117.76	20.46	0.56	2.63	53.85	225	11.78	1.08	0.74	6.15	0.68	5.66
PBNC	PFS Bancorp Inc. of Aurora IN	21.91	32.30	0.57	18.42	NM	118.95	25.88	118.95	NM	0.30	1.37	52.63	125	21.76	NA	0.70	3.13	0.70	3.13

(1)	Average of high/low or bid/ask price per share.

(2)	EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items on a tax effected basis, and is shown on a pro forma basis where appropriate.

(3)	P/E = Price to Earnings; P/F = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.

(4)	Indicated twelve month dividend, based on last quarterly dividend declared.

(5)	Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP® Financial, LC.

Page 4.23

2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/B ratio to Royal Savings’ pro forma book value. The pre-conversion reported book value for Royal Savings equaled $12.7 million and consisted entirely of tangible capital. Based on the $20.0 million midpoint valuation, Royal Savings’ pro forma P/B and P/TB ratios both equaled 69.43%. In comparison to the average P/B and P/TB ratios for the Peer Group of 120.21% and 121.81%, respectively, the Bank’s ratios reflected a discount of 42.2% on a P/B basis and a discount of 43.0% on a P/TB basis. At the top of the super range, the Bank’s P/B and P/TB ratios both equaled 76.94% and reflected discounts of 36.0% and 36.8% relative to the comparable P/B and P/TB ratios for the Peer Group. RP Financial considered the discounts under the P/B approach to be reasonable in light of the Bank’s significantly lower pro forma return on equity and the Bank’s resulting P/E multiples.

3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Royal Savings’ value equaled 18.41% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 15.35%, which implies a 19.9% premium has been applied to the Bank’s pro forma P/A ratio.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). The single standard conversion offering completed within the past three months closed at an average P/TB ratio of 74.9% and appreciated

RP® Financial, LC.

Page 4.24

10.5% during the first week of trading. The two second-step conversion offerings completed within the past three months closed at an average P/TB ratio of 144.6% and on average declined in price by 2.6% during the first week of trading. Excluding the Partners Trust conversion, a very large offering that included a simultaneous acquisition, the remaining second-step conversion closed at a 100.3% P/TB ratio. The two recently completed MHC offerings closed at a price/tangible book ratio of 78.7% (fully-converted basis) and, on average, appreciated 11.3% during the first week of trading. In comparison, the Bank’s P/TB ratio of 69.43% at the midpoint value reflects an implied discount of 7.3% relative to the closing P/TB ratio of the recent standard offering, and an 11.8% discount to the average of the closing P/TB ratios of the recent MHC offerings. At the top of the super range, the Bank’s P/TB ratio of 76.94% reflected an implied premium of 2.7% relative to the closing P/TB ratio of the recent standard offering (Third Century Bancorp).

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of September 3, 2004, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $20,000,000 at the midpoint. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $17,000,000 and a maximum value of $23,000,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,700,000 shares at the minimum and 2,300,000 shares at the maximum. In the event the appraised value is subject to an increase, the offering range may be increased up to a super maximum value of $26,450,000, or 2,645,000 shares without requiring a resolicitation. The comparative pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Net Portfolio Value Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Loan Originations, Sales and Purchases

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic Data

II-4	Market Area Economic Data

RP Financial, LC.

LIST OF EXHIBITS (continued)

III-l	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Price of Midwest Thrifts

III-3	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of September 3, 2004

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-l	Firm Qualifications Statement

EXHIBIT I-1

Royal Savings Bank

Map of Office Locations

[GRAPHIC]

EXHIBIT I-2

Royal Savings Bank

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Royal Savings Bank

Key Operating Ratios

	Year Ended June 30,
	2004	2003
Key Financial Ratios:
Performance Ratios:
Return on average assets	0.09%	0.55%
Return on average equity	0.63	3.50
Interest rate spread(1)	2.69	3.04
Net interest margin(2)	2.83	3.32
Total noninterest expenses to average total assets	3.10	2.51
Efficiency ratio(3)	102.75	76.67
Asset Quality Ratios:
Nonperforming loans to total loans at end of period	0.37%	2.29%
Nonperforming assets to total assets at end of period	0.14	0.64
Allowance for loan losses to total loans at end of period	0.68	0.97
Allowance for loan losses to total nonperforming loans at end of period	184.38	42.29
Capital Ratios:
Total capital (to risk-weighted assets)	28.07%	35.07%
Tier 1 Capital (to risk-weighted assets)	27.57	34.44
Tier 1 Capital (to average assets)	13.85	14.79
Equity to assets at end of period	13.72	15.52

(1)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(2)	Net interest income, on a tax-equivalent basis, divided by average interest-earning assets.

(3)	Non-interest expense divided by the sum of net interest income, plus non-interest income, excluding net gain on sales of securities.

Source:	Royal Savings’ prospectus.

EXHIBIT I-4

Royal Savings Bank

Investment Portfolio Composition

	At June 30,
	2004		2003
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
U.S. Government and Federal agency	$17,732	$17,446	$10,811	$10,952
State and municipal	715	734	1,912	1,971
Mortgage-backed	2,655	2,691	4,315	4,417
Collateralized mortgage obligations	16,113	15,884	22,071	22,033
Corporate	7,634	7,771	10,754	11,469

Total	$44,849	$44,526	$49,863	$50,842

Source:	Royal Savings’ prospectus.

EXHIBIT I-5

Royal Savings Bank

Yields and Costs

	At June 30, 2004
	Balance	Yield/Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable, net(1)	$34,697	5.74%
Securities available for sale:
Taxable	43,793	2.96
Nontaxable(2)	733	7.70
Deposits with financial institutions(3)	3,048	1.03
Federal Home Loan Bank stock	349	6.00

Total interest-earning assets	$82,620	4.11
Non-interest-earning assets	9,919

Total assets	$92,539

Interest-bearing liabilities:
Deposits:
Demand	$10,907	0.72
Savings	32,247	0.98
Certificates of Deposit	34,014	2.03

Total deposits	$77,168	1.41
Borrowings:
Federal Home Loan Bank advances	2,000	4.78

Total interest-bearing liabilities	$79,168	1.49
Non-interest-bearing liabilities	672

Total liabilities	$79,840
Total equity capital(4)	12,699

Total liabilities and equity capital	$92,539

Net interest-earning assets	$3,432	2.62
Interest rate spread(5)		2.68
Net interest margin(6)
Interest-earning assets to interest-bearing liabilities ratio	104.36%

(1)	Includes nonaccruing loans.

(2)	Tax effected yield assuming a 34% rate.

(3)	Includes interest-bearing demand deposits and federal funds sold.

(4)	Includes retained earnings and accumulated other comprehensive income (loss).

(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities.

(6)	Net interest margin is net interest income divided by year-end interest-earning assets.

Source:	Royal Savings’ prospectus.

EXHIBIT I-5 (continued)

Royal Savings Bank

Yields and Costs

	Year Ended June 30,
	2004			2003
	Average Balance	Interest	Average Yield/ Rate(1)	Average Balance	Interest	Average Yield/ Rate(1)
	(Dollars in Thousands)
Interest-Earning Assets:
Loans receivable, net(2)	$27,787	$1,732	6.23%	$24,535	$1,778	7.25%
Securities available for sale:
Taxable	48,936	1,635	3.24	50,163	2,274	4.53
Nontaxable(3)	1,140	89	7.81		179	6.78
Deposits with financial institutions(4)	3,863	39	1.01	2,640	54	1.41
Federal Home Loan Bank stock	336	27	8.04	316	16	5.06

Total interest-earning assets	$82,062	$3,522	4.29	81,496	4,301	5.28
Non-interest-earning assets:	8,321			4,903

Total assets	$90,383			$86,399

Interest-Bearing Liabilities:
Deposits:
Demand	$5,889	39	0.66	$4,579	41	0.89
Savings	32,348	329	1.02	29,588	400	1.35
Certificates of Deposit	34,579	734	2.12	34,988	1,057	3.02

Total deposits	$72,816	1,102	1.51	69,155	1,498	2.17
Borrowings:
Federal Home Loan Bank advances	$2,000	97	4.85	2,000	97	4_85

Total interest-bearing liabilities	$74,816	1,199	1.60	71,155	1,595	2.24
Non-interest-bearing liabilities:	2,191			1,568

Total liabilities	$77,007			72,723
Total equity capital(5)	13,376			13,676

Total liabilities and equity capital	$90,383			$86,399

Net average interest-earning assets	$7,246			$10,341
Net interest income; interest rate spread(6)		$2,323	2.69%		$2,706	3.04%
Net interest margin(7)			2.83%			3.32%
Average interest-earning assets to average interest-bearing liabilities	109.69%			114.53%

(1)	Yields and rates have been annualized where appropriate.

(2)	Includes nonaccruing loans.

(3)	Assuming a 34% rate.

(4)	Includes interest-bearing demand deposits and federal funds sold.

(5)	Includes retained earnings and accumulated other comprehensive income (loss).

(6)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities.

(7)	Net interest margin is net interest income divided by average interest-earning assets.

Source:	Royal Savings’ prospectus.

EXHIBIT I-6

Royal Savings Bank

Loan Loss Allowance Activity

	Year Ended June 30,
	2004	2003
	(Dollars in Thousands)
Total loans outstanding	$34,927	$24,117
Average loans outstanding, net	27,787	24,535
Balance at beginning of period	233	198
Charge-Offs:
Real estate loans:
One- to-four-family loans	—	—
Commercial real estate loans	—	—
Multi-family loans	—
Commercial loans	—	—
Consumer loans:
Home Equity loans	—	—
Share loans	—	—

Total charge-offs	—	—
Recoveries:
Real estate loans:
One- to four-family loans	—	—
Commercial real estate loans	—	—
Multi-family loans	—
Commercial loans	—	—
Consumer loans:
Home Equity loans	—	—
Share loans	—	—

Total recoveries	—	—

Net charge-offs	—	—
Provision for loan losses	3	36

Balance at end of period	$236	$233

Allowance for loan losses as a percent of total loans outstanding	0.68%	0.97%
Allowance for loan losses as a percent of total non-performing loans	184.38%	42.21%
Ratio of net charge-offs to average loans outstanding	0.00%	0.00%

Source:	Royal Savings’ prospectus.

EXHIBIT I-7

Royal Savings Bank

Net Portfolio Value Analysis

Net Portfolio Value
Change in Interest Rates (basis points)	Estimated NPV	Estimated NPV as a Percentage of Assets	Amount of Change	Change as a Percentage of Assets
(Dollars in Thousands)
+300	$10,400	12.24%	$(5,845)	(6.88)%
+200	12,204	13.94	(4,041)	(4.62)
+100	14,243	15.75	(2,002)	(2.21)
—	16,245	17.45	—	—
-100	15,705	16.64	(540)	(0.57)

Source:	Royal Savings’ prospectus.

EXHIBIT I-8

Royal Savings Bank

Fixed Rate and Adjustable Rate Loans

	Fixed-Rates	Floating or Adjustable- Rates	Total
	(In Thousands)
Real estate loans:
One- to four-family loans	$20,118	$—	$20,118
Commercial real estate loans	3,954	2,163	6,117
Multi-family loans	956	—	956
Commercial loans	341	—	341
Consumer loans:
Home Equity loans	12	—	12
Share loans	11	149	160

Total loans	$25,392	$2,312	$27,704

Source:	Royal Savings’ prospectus.

EXHIBIT I-9

Royal Savings Bank

Loan Portfolio Composition

	June 30,
	2004		2003
	Amount	Percentage	Amount	Percentage
	(Dollars in Thousands)
Real estate loans:
One- to four-family loans	$20,120	57.61%	$21,304	88.34%
Commercial real estate loans	10,538	30.17	1,863	7.72
Multi-family loans	956	2.74	779	3.23

Total real estate loans	31,614	90.52	23,946	99.29
Commercial loans	3,041	8.71	—	—
Consumer loans:
Home Equity loans	89	0.25	14	0.06
Share loans	183	0.52	157	0.65

Total consumer loans	272	0.77	171	0.71

Total Loans	$34,927	100.00%	24,117	100.00%

Less:
Deferred loan fees and costs, net	(6)		22
Allowance for loan losses	236		233

Loans receivable, net	$34,697		$23,862

Source:	Royal Savings’ prospectus.

EXHIBIT I-10

Royal Savings Bank

Contractual Maturity By Loan Type

	At June 30, 2004
	One- to Four-Family	Commercial Real Estate	Multi-family	Commercial	Consumer	Total Loans
	(In Thousands)
Amounts Due In:
One year or less	$2	$4,421	$—	$2,700	$100	$7,223
More than one year to five years	671	4,685	162	341	172	6,031
More than five years	19,447	1,432	794	—	—	21,673

Total amount due	$20,120	$10,538	$956	$3,041	$272	$34,927

Source:	Royal Savings’ prospectus.

EXHIBIT I-11

Royal Savings Bank

Loan Originations, Purchases and Sales

	Year Ended June 30,
	2004	2003
	(In Thousands)
Loan Originations:
Real estate loans:
One- to four-family loans	$7,840	$4,289
Commercial real estate loans	3,606	469
Multi-family loans	232	—
Commercial loans	3,147	—
Consumer loans:
Home Equity loans	80	—
Share loans	98	67

Total Loan Originations	$15,003	$4,825
Participations Purchased(2)	$9,234	$—
Sales and Loan Principal Reductions:
Loans sold(1)	$(3,380)	—
Loan principal reductions	(10,047)	(6,567)

Total loans sold and principal reductions	$(13,427)	$(6,567)
Increase (decrease) due to other items net(2)	25	(48)

Net increase (decrease) in loan portfolio	$10,835	$(1,790)

(1)	Loans sold consist of one- to four-family real estate loans.

(2)	Participations purchased consist of commercial real estate loans.

(3)	Other items consist of loans in process, deferred fees, unearned interest and allowance for loan losses. Although federal laws and regulations permit savings institutions to originate and purchase loans secured by real estate located throughout the United States, Royal Savings Bank concentrates its lending activity to its primary market area in Cook County, Illinois. Subject to its loans-to-one borrower limitation, Royal Savings Bank is permitted to invest without limitation in residential mortgage loans and up to __% of its capital in loans secured by non-residential or commercial real estate. Royal Savings Bank may also invest in secured and unsecured consumer loans in an amount not exceeding __% of total assets. This __% limitation may be exceeded for certain types of consumer loans, such as home equity and property improvement loans secured by residential real property. In addition, Royal Savings Bank may invest up to 15% of its total assets in secured and unsecured loans for commercial, corporate, business or agricultural purposes.

Source:	Royal Savings’ prospectus.

EXHIBIT I-12

Royal Savings Bank

Non-Performing Assets

	At June 30,
	2004	2003
	(Dollars in Thousands)
Nonaccruing Loans:
Real estate loans:
One- to four-family loans	$—	$551
Commercial real estate loans	—	—
Multi-family loans	111
Commercial loans	—	—
Consumer loans:
Home Equity loans	—	—
Share loans	—	—

Total nonaccruing loans	111	551
Loans past due over 90 days still on accrual	17	1

Real estate owned(1)	—	—

Total nonperforming assets(2)	128	552
Troubled debt restructurings	—	—

Troubled debt restructurings and total nonperforming assets	$128	$552

Total nonperforming loans and troubled debt restructurings as a percentage of total loans	0.37%	2.29%

Total nonperforming assets and troubled debt restructurings as a percentage of total assets	0.14%	0.64%

(1)	Real estate owned typically includes other repossessed assets and the balances are shown net of related loss allowances.

(2)	Nonperforming assets consist of nonperforming loans, impaired loans, other repossessed assets and real estate owned.

Source:	Royal Savings’ prospectus.

EXHIBIT I-13

Royal Savings Bank

Deposit Composition

	At June 30,
	2004		2003
	Amount	Percent of Deposits	Amount	Percent of Deposits
	(Dollars in Thousands)
Transaction accounts:
Demand deposits
Interest bearing	$9,411	12.20%	$5,626	7.98%
Non-interest bearing	1,496	1.93	632.90
Savings deposits	32,247	41.79	30,105	42.73

Total transaction accounts	43,154	55.92	36,363	51.61
Certificate accounts:
0.00% – 0.99%	114	0.15	—	—
1.00% – 1.99%	21,248	27.53	14,637	20.77
2.00% – 2.99%	5,606	7.26	13,151	18.67
3.00% – 3.99%	5,582	7.24	3,414	4.85
4.00% – 4.99%	1,273	1.65	1,845	2.62
5.00% – 5.99%	191	0.25	1.045	1.48

Total certificate accounts	34,014	44.08	34,092	48.39

Total deposits	$77,168	100.00%	$70,455	100.00%

Source:	Royal Savings’ prospectus.

EXHIBIT I-14

Royal Savings Bank

Maturity of Time Deposits

	Maturity Date
Interest Rate	One Year or Less	1-2 Years	2-3 Years	Over 3 Years	Total
	(In Thousands)
0.00% - 0.99%	$114	$—	$—	$—	$114
1.00% - 1.99%	19,749	1,260	239	—	21,248
2.00% - 2.99%	4,633	741	232	—	5,606
3.00% - 3.99%	918	1,326	1,942	1,396	5,582
4.00% - 4.99%	466	807			1,273
5.00% - 5.99%	191	—	—	—	191

Total	$26,071	$4,134	$2,413	$1,396	$34,014

Source:	Royal Savings’ prospectus.

Exhibit I-15

Royal Savings Bank

Borrowing Activity

	At or for the Year Ended June 30,
	2004	2003
	(Dollars in Thousands)
Federal Home Loan Bank open line of credit:
Average balance outstanding	$2,000	$2,000
Maximum amount outstanding at any month-end during the period	2,000	2,000
Balance outstanding at end of period	2,000	2,000
Average interest rate during the period	4.78%	4.78%
Weighted average interest rate at end of period	4.78%	4.78%

Source:	Royal Savings’ prospectus.

EXHIBIT II-1

Description of Office Facilities

Location	Owned or Leased		Lease Expiration Date	Net Book Value of Property and Leasehold Improvements at June 30, 2004	Deposits at June 30, 2004
				(In Thousands)
9226 Commercial Avenue Chicago, Illinois 60617	Owned	(1)	—	$3,459	$41,383
10555 South Ewing Avenue Chicago, Illinois 60617	Owned		—	186	34,331
17130 S. Torrence Avenue Lansing, Illinois 60438	Leased		9/22/08	—	1,454

(1)	This property represents Royal Savings Bank’s main office and Royal Financial’s headquarters.

Source:	Royal Savings’ prospectus.

Exhibit II-2

Historical Interest Rates(1)

Year/Qtr. Ended		Prime Rate	90 Day T-Bill	One Year T-Bill	10 Year T-Bond
1995:	Quarter 1	9.00%	5.88%	6.49%	7.20%
	Quarter 2	9.00%	5.60%	5.65%	6.21%
	Quarter 3	8.75%	5.40%	5.65%	6.17%
	Quarter 4	8.50%	5.10%	5.18%	5.58%
1996:	Quarter 1	8.25%	5.13%	5.41%	6.34%
	Quarter 2	8.25%	5.18%	5.70%	6.73%
	Quarter 3	8.25%	5.14%	5.71%	6.72%
	Quarter 4	8.25%	5.21%	5.51%	6.43%
1997:	Quarter 1	8.50%	5.35%	6.02%	6.92%
	Quarter 2	8.50%	5.25%	5.67%	6.51%
	Quarter 3	8.50%	5.06%	5.47%	6.12%
	Quarter 4	8.50%	5.36%	5.51%	5.75%
1998:	Quarter 1	8.50%	5.16%	5.41%	5.67%
	Quarter 2	8.50%	5.10%	5.38%	5.44%
	Quarter 3	8.25%	4.37%	4.41%	4.44%
	Quarter 4	7.75%	4.48%	4.53%	4.65%
1999:	Quarter 1	7.75%	4.49%	4.72%	5.25%
	Quarter 2	7.75%	4.78%	5.07%	5.81%
	Quarter 3	8.25%	4.88%	5.22%	5.90%
	Quarter 4	8.50%	5.33%	5.98%	6.45%
2000:	Quarter 1	9.00%	5.88%	6.28%	6.03%
	Quarter 2	9.50%	5.88%	6.08%	6.03%
	Quarter 3	9.50%	6.23%	6.07%	5.80%
	Quarter 4	9.50%	5.89%	5.32%	5.12%
2001:	Quarter 1	8.00%	4.30%	4.09%	4.93%
	Quarter 2	6.75%	3.65%	3.72%	5.42%
	Quarter 3	6.00%	2.40%	2.49%	4.60%
	Quarter 4	4.75%	1.74%	2.17%	5.07%
2002:	Quarter 1	4.75%	1.79%	2.70%	5.42%
	Quarter 2	4.75%	1.70%	2.06%	4.86%
	Quarter 3	4.75%	1.57%	1.53%	3.63%
	Quarter 4	4.25%	1.22%	1.32%	3.83%
2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%
2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
As of September 3, 2004		4.50%	1.62%	2.06%	4.24%

(1)	End of period data.

Sources:	Federal Reserve.

EXHIBIT II-3

Market Area Demographic Data

Demographic Totals by State: United States

Source: Claritas

	Base 2000	Current 2004	Projected 2009	% Change 2000-2004	% Change 2004-2009
Total Population:	281,421,906	290,647,163	305,918,071	3.28	5.25
0-14 Age Group (%):	21	21	20	1.12	1.21
15-34 Age Group (%):	28	27	27	0.48	2.84
35-54 Age Group (%):	29	29	29	3.05	2.70
55+ Age Group (%):	21	22	24	9.52	15.37
Total Households:	105,480,101	109,440,059	116,034,472	3.75	6.03
$0-24K Households (%):	29	26	22	-7.27	-7.58
$25-50K Households (%):	29	28	27	-2.09	2.26
$50K+ Households (%):	42	47	52	15.23	19.20
Average Household Income:	56,675	63,207	72,210	11.53	14.24
Median Household Income:	42,729	46,868	53,230	9.69	13.57
Per Capita Income:	21,587	24,078	27,656	11.54	14.86

Source: SNL Financial, Charlottesville, VA	Page 1	08/05/20

Demographic Totals by State: Illinois

Source: Claritas

	Base 2000	Current 2004	Projected 2009	% Change 2000-2004	% Change 2004-2009
Total Population:	12,419,293	12,659,502	13,056,619	1.93	3.14
0-14 Age Group (%):	22	22	21	0.43	-0.08
15-34 Age Group (%):	29	28	27	-1.01	0.53
35-54 Age Group (%):	29	29	29	2.07	1.05
55+ Age Group (%):	20	22	24	7.48	12.53
Total Households:	4,591,779	4,691,677	4,858,034	2.18	3.55
$0-24K Households (%):	25	22	19	-9.25	-10.29
$25-50K Households (%):	28	26	30	-5.51	18.85
$50K+ Households (%):	47	52	58	12.89	15.34
Average Household Income:	61,557	69,161	79,421	12.35	14.83
Median Household Income:	47,013	52,104	59,837	10.83	14.84
Per Capita Income:	23,104	25,898	29,810	12.09	15.11

Source: SNL Financial, Charlottesville, VA	Page 1	08/05/20

FULL-TIME AND PART-TIME EMPLOYMENT BY SIC INDUSTRY 1/

(number of jobs)

Illinois state total [17000]

Item	1996	1997	1998	1999	2000
Employment by place of work
Total full-time and part-time employment	6,925,239	7,028,691	7,185,401	7,281,872	7,416,309
By type
Wage and salary employment	5,921,096	6,007,563	6,133,960	6,215,756	6,304,065
Proprietors employment	1,004,143	1,021,128	1,051,441	1,066,116	1,112,244
Farm proprietors employment	80,981	81,068	82,360	81,892	81,079
Nonfarm proprietors employment 2/	923,162	940,060	969,081	984,224	1,031,165
By industry
Farm employment	98,923	100,692	99,640	100,909	101,167
Nonfarm employment	6,826,316	6,927,999	7,085,761	7,180,963	7,315,142
Private employment	5,964,916	6,063,335	6,214,636	6,298,581	6,420,243
Agricultural services, forestry, fishing & other 3/	57,178	59,923	61,808	65,123	66,490
Mining	21,443	21,242	19,291	19,165	17,878
Construction	321,686	330,155	336,765	353,948	367,873
Manufacturing	991,322	994,897	994,574	975,449	962,497
Transportation and public utilities	374,161	381,234	394,156	399,196	407,960
Wholesale trade	360,043	365,942	372,751	377,562	385,409
Retail trade	1,113,007	1,122,247	1,117,321	1,129,711	1,143,247
Finance, insurance, and real estate	594,939	610,418	642,826	648,181	674,530
Services	2,131,137	2,177,277	2,275,144	2,330,246	2,394,359
Government and government enterprises	861,400	864,664	871,125	882,382	894,899
Federal, civilian	99,678	96,721	95,581	95,279	99,808
Military	59,528	58,465	58,434	58,127	57,616
State and local	702,194	709,478	717,110	728,976	737,475
State government	161,634	160,264	161,791	165,141	164,536
Local government	540,560	549,214	555,319	563,835	572,939

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25	May 2004	BUREAU OF ECONOMIC ANALYSIS

FULL-TIME AND PART-TIME EMPLOYMENT BY NAICS INDUSTRY 1/

(number of jobs)

Illinois state total [17000]

Item	2001	2002
Employment by place of work
Total employment	7,372,717	7,316,528
By type
Wage and salary employment	6,242,188	6,126,018
Proprietors employment	1,130,529	1,190,510
Farm proprietors employment	78,391	78,410
Nonfarm proprietors employment 2/	1,052,138	1,112,100
By industry
Farm employment	98,322	94,461
Nonfarm employment	7,274,395	7,222,067
Private employment	6,378,312	6,321,463
Forestry, fishing, related activities, and other 3/	14,483	14,117
Mining	18,555	18,164
Utilities	30,405	29,059
Construction	385,998	386,365
Manufacturing	834,746	774,116
Wholesale trade	334,227	322,983
Retail Trade	766,745	754,501
Transportation and warehousing	295,981	288,521
Information	170,836	163,094
Finance and insurance	445,385	449,178
Real estate and rental and leasing	226,561	261,554
Professional and technical services	516,165	499,557
Management of companies and enterprises	77, 457	79,901
Administrative and waste services	450,321	440,599
Educational services	140,473	144,625
Health care and social assistance	706,549	720,439
Arts, entertainment, and recreation	133,785	137,371
Accommodation and food services	435,446	434,962
Other services, except public administration	394,194	402,357
Government and government enterprises	896,083	900,604
Federal, civilian	91,202	89,765
Military	56,360	51,640
State and local	748,521	759,199
State government	163,558	163,076
Local government	584,963	596,123

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25N	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25 (NAICS)

Full-time and Part-time Employment by Industry

1/	The estimates of employment for 2001-2002 are based on the 2002 North American Industry Classification System (NAICS).

2/	Excludes limited partners.

3/	“Other” consists of the number of jobs held by U.S. residents employed by International organizations and foreign embassies and consulates in the United States.

4/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

E	The estimate shown here constitutes the major portion of the true estimate.

(D)	Hot shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L)	Less than 10 jobs, but the estimates for this item are included in the totals.

(N)	Data not available for this year.

REGIONAL ECONOMIC PROFILE

Illinois state total [17000]

Item	1998	1999	2000	2001
Place of residence profile
Personal income (thousands of dollars)	360,094,542	373,384,640	400,373,280	410,338,426
Derivation of personal income
Net earnings 1/	247,264,948	261,445,076	278,642,365	285,638,740
Personal current transfer receipts	41,304,704	42,080,991	44,817,784	48,188,461
Income maintenance 2/	4,542,218	4,369,566	4,362,527	4,515,942
Unemployment insurance benefit payments	1,100,504	1,175,897	1,211,667	1,915,599
Retirement and other	35,661,982	36,535,528	39,243,590	41,756,920
Dividends, interest, and rent	71,524,890	69,858,573	76,913,131	76,511,225
Population (persons) 3/	12,271,847	12,359,020	12,438,824	12,517,168
Per capita incomes (dollars) 4/
Per capita personal income	29,343	30,212	32,187	32,782
Per capita net earnings	20,149	21,154	22,401	22,820
Per capita personal current transfer receipts	3,366	3,405	3,603	3,850
Per capita income maintenance	370	354	351	361
Per capita unemployment insurance benefits	90	95	97	153
Per capita retirement and other	2,906	2,956	3,155	3,336
Per capita dividends, interest, and rent	5,828	5,652	6,183	6,113
Place of work profile
Earnings by place of work ($000)	278,207,021	294,029,382	313,023,692	321,053,298
Wage and salary disbursements	209,672,178	222,143,189	236,025,503	240,339,221
Supplements to wages and salaries	40,151,074	42,611,074	45,398,966	47,091,522
Employer contrib. for employee pens.& insur. funds	25,340,607	27,137,714	29,170,033	30,474,227
Employer contrib. for government social insurance	14,810,467	15,473,360	16,228,933	16,617,295
Proprietors’ income	28,383,769	29,275,119	31,599,223	33,622,555
Nonfarm proprietors’ income	27,287,450	28,719,004	30,635,874	32,459,943
Farm proprietors’ income	1,096,319	556,115	963,349	1,162,612
Total full-time and part-time employment	7,185,401	7,281,872	7,416,309	7,372,717
Wage and salary jobs	6,133,960	.6,215,756	6,304,065	6,242,188
Number of proprietors	1,051,441	1,066,116	1,112,244	1,130,529
Number of nonfarm proprietors 5/	969,081	984,224	1,031,165	1,052,138
Number of farm proprietors	82,360	81,892	81,079	78,391
Average earnings per job (dollars)	38,718	40,378	42,207	43,546
Average wage and salary disbursements	34,182	35,739	37,440	38,502
Average nonfarm proprietors’ Income	28,158	29,179	29,710	30,851

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30	May 2004	BUREAU OF ECONOMIC ANALYSIS

REGIONAL ECONOMIC PROFILE

Illinois state total [17000]

Item	2002
Place of residence profile
Personal Income (thousands of dollars)	416,018,465
Derivation of personal Income
Net earnings 1/	286,807,201
Personal current transfer receipts	52,526,592
Income maintenance 2/	4,943,808
Unemployment Insurance benefit payments	3,051,102
Retirement and other	44,531,682
Dividends, interest, and rent	76,684,672
Population (persons) 3/	12,586,447
Per capita incomes (dollars) 4/
Per capita personal income	33,053
Per capita net earnings	22,787
Per capita personal current transfer receipts	4,173
Per capita Income maintenance	393
Per capita unemployment Insurance benefits	242
Per capita retirement and other	3,538
Per capita dividends, interest, and rent	6,093
Place of work profile
Earnings by place of work ($000)	322,805,249
Wage and salary disbursements	239,690,575
Supplements to wages and salaries	48,874,761
Employer contrib. for employee pens. _ insur. funds	31,964,801
Employer contrib. for government social Insurance	16,909,960
Proprietors’ income	34,239,913
Nonfarm proprietors’ income	33,907,794
farm proprietors’ income	332,119
Total full-time and part-time employment	7,316,528
Wage and salary jobs	6,126,018
Number of proprietors	1,190,510
Number of nonfarm proprietors 5/	1,112,100
Number of farm proprietors	78,410
Average earnings per job (dollars)	44,120
Average wage and salary disbursements	39,127
Average nonfarm proprietors’ income	30,490

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

Regional Economic Profiles

1/	Total earnings less contributions for government social insurance adjusted to place of residence.

2/	Consists largely of supplemental security income payments, family assistance, general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/	Census Bureau midyear population estimates. Estimates for 2000-2002 reflect county population estimates available as of April 2004.

4/	Type of income divided by population yields a per capita measure for that type of income.

5/	Excludes limited partners.

6/	Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/	La paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA contains the area that became La Paz County, AZ through 1982 and excludes it beginning with 1983.

8/	Estimates for 1979 forward reflect Alaska Census Areas as defined by the Census Bureau; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillinghan Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/	Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

10/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Held counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

o	All state and local area dollar estimates are in current dollars (not adjusted for inflation).

(L)	Less than $50,000 or less than 10 jobs, as appropriate, but the estimates for this item are included in the totals.

(N)	Data not available for this year.

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY NAICS INDUSTRY 1/

(thousands of dollars)

Cook, Illinois [17031]

Item	2001		2002
Income by place of residence ($000)
Personal income	187,091,937		189,054,081
Population (persons) 2/	5,378,722		5,367,180
Per capita personal income (dollars)	34,784		35,224
Derivation of personal income ($000)
Earnings by place of work	169,775,997		168,880,862
less: Contributions for government social insurance 3/	17,758,678		17,818,834
plus: Adjustment for residence 4/	-21,861,938		-21,001,498
equals: Net earnings by place of residence	130,155,381		130,060,530
plus: Dividends, interest, and rent 5/	34,012,073		34,114,864
plus: Personal current transfer receipts	22,924,483		24,878,687
Earnings by place of work ($000)
Components of earnings
Wage and salary disbursements	125,673,941		123,368,309
Supplements to wages and salaries	23,751,821		24,270,742
Proprietors’ income 6/	20,350,235		21,241,811
Farm proprietors’ income	588		328
Nonfarm proprietors’ income	20,349,647		21,241,483
Earnings by industry
Farm earnings	6,902		6,010
Nonfarm earnings	169,769,095		168,874,852
Private earnings	150,675,166		149,045,993
Forestry, fishing, related activities, and other 7/	54,052		55,082
Forestry and logging	1,138		(D	)
Fishing, hunting, and trapping	174		(D	)
Agriculture and forestry support activities	15,762		15,496
Other 8/	36,978		37,795
Mining	1,612,811		1,485,554
Oil and gas extraction	(D	)	(D	)
Mining (except oil and gas)	81,462		78,830
Support activities for mining	(D	)	(D	)
Utilities	752,023		611,989
Construction	8,222,343		8,333,060
Construction of buildings	2,445,817		2,540,727
Heavy and civil engineering construction	680,412		755,684
Specialty trade contractors	5,096,114		5,036,649
Manufacturing	19,194,606		18,127,299
Durable goods manufacturing	11,776,677		10,740,103
Wood product manufacturing	106,234		99,467
Nonmetallic mineral product manufacturing	455,917		382,864
Primary metal manufacturing	827,834		634,243
Fabricated metal product manufacturing	2,985,579		2,875,786
Machinery manufacturing	1,825,899		1,642,709
Computer and electronic product manufacturing	1,529,051		1,278,577
Electrical equipment and appliance manufacturing	1,083,264		1,002,993
Motor vehicle manufacturing	(D	)	(D	)
Transportation equipment mfg. excl. motor vehicles	(D	)	(D	)
Furniture and related product manufacturing	407,127		395,723
Miscellaneous manufacturing	1,521,205		1,394,881
Nondurable goods manufacturing	7,417,929		7,387,196
Food manufacturing	2,126,756		2,216,136
Beverage and tobacco product manufacturing	305,305		287,607
Textile mills	53,053		46,150
Textile product mills	93,521		94,260
Apparel manufacturing	195,665		182,287
Leather and allied product manufacturing	66,111		63,751
Paper manufacturing	844,954		832,627
Printing and related support activities	1,397,768		1,298,398
Petroleum and coal products manufacturing	214,167		275,268
Chemical manufacturing	1,290,216		1,238,870
Plastics and rubber products manufacturing	830,413		851,842
Wholesale trade	9,661,066		9,127,798
Retail Trade	7,794,093		7,835,759
Motor vehicle and parts dealers	1,384,294		1,397,159
Furniture and home furnishings stores	408,561		410,613
Electronics and appliance stores	536,788		503,925
Building material and garden supply stores	559,494		572,039

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05N	May 2004	BUREAU OF ECONOMIC ANALYSIS

PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY NAICS INDUSTRY 1/

(thousands of dollars)

Cook, Illinois [17031]

Item	2001		2002
Food and beverage stores	1,317,063		1,381,763
Health and personal care stores	726,792		776,282
Gasoline stations	121,062		125,999
Clothing and clothing accessories stores	842,083		836,068
Sporting goods, hobby, book and music stores	271,762		272,930
General merchandise, stores	819,404		780,961
Miscellaneous store retailers	486,930		482,518
Nonstore retailers	319,860		295,502
Transportation and warehousing	8,059,588		7,972,221
Air transportation	3,207,650		3,124,673
Rail transportation	(D	)	(D	)
Water transportation	43,040		43,904
Truck transportation	1,846,701		1,849,213
Transit and ground passenger transportation	369,359		372,052
Pipeline transportation	12,247		7,124
Scenic and sightseeing transportation	23,698		21,485
Support activities for transportation	774,230		787,272
Couriers and messengers	(D	)	(D	)
Warehousing and storage	696,452		701,530
Information	6,223,213		6,167,053
Publishing industries, except Internet	1,751,449		1,718,832
Motion picture and sound recording industries	325,505		291,335
Broadcasting, except Internet	1,182,203		1,371,187
Internet publishing and broadcasts	87,624		45,722
Telecommunications	2,140,984		2,081,421
ISPs, search portals, and data processing	608,370		543,776
Other information services	127,078		114,780
Finance and insurance	20,031,539		20,142,160
Monetary authorities - central bank	(D	)	(D	)
Credit intermediation and related activities	6,123,090		6,398,254
Securities, commodity contracts, investments	8,200,380		7,932,304
Insurance carriers and related activities	4,274,062		4,410,741
Funds, trusts, and other financial vehicles	(D	)	(D	)
Real estate and rental and leasing	4,974,430		5,410,855
Real estate	4,160,044		4,592,233
Rental and leasing services	740,601		751,587
Lessors of nonfinancial Intangible assets	53,785		67,035
Professional and technical services	26,354,958		25,462,191
Management of companies and enterprises	5,086,714		4,840,953
Administrative and waste services	6,582,352		6,204,256
Administrative and support services	6,246,978		5,857,308
Waste management and remediation services	335,374		346,948
Educational services	2,891,065		3,075,301
Health care and social assistance	12,722,658		13,378,196
Amubulatory health care services	4,898,980		5,189,599
Hospitals	5,273,350		5,538,137
Nursing and residential care facilities	1,199,566		1,265,347
Social assistance	1,350,762		1,385,113
Arts, entertainment, and recreation	1,475,940		1,537,499
Performing arts and spectator sports	688,206		728,393
Museums, historical sites, zoos, and parks	215,194		215,699
Amusement, gambling, and recreation	572,540		593,407
Accommodation and food services	3,945,183		3,877,997
Accommodation	985,155		967,663
Food services and drinking places	2,960,028		2,910,334
Other services, except public administration	5,036,532		5,400,770
Repair and maintenance	1,059,921		1,063,850
Personal and laundry services	1,011,755		1,045,759
Membership associations and organizations	2,577,039		2,880,398
Private households	387,817		410,763
Government and government enterprises	19,093,929		19,828,859
Federal, civilian	3,536,265		3,625,184
Military	202,776		186,129
State and local	15,354,888		16,017,546
State government	2,639,635		2,771,872
Local government	12,715,253		13,245,674

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05N	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05 (NAICS)

Personal Income by Major Source and Earnings by Industry

1/	The estimates of earnings for 2001-2002 are based on the 2002 North American Industry Classification System (NAICS).

2/	Census Bureau midyear population estimates. Estimates for 2001-2002 reflect county population estimates available as of April 2004.

3/	Contributions for government social insurance are included in earnings by type and Industry but they are excluded from personal income.

4/	The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Wage and salary disbursements to U.S. residents commuting to Canada less wage and salary disbursements to Canadian and Mexican residents commuting into the United States.

5/	Rental income of persons includes the capital consumption adjustment.

6/	Proprietors’ income includes the inventory valuation adjustment and capital consumption adjustment.

7/	“Other” consists of wage and salary disbursements to U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

8/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Held counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

o	All state and local area dollar estimates are in current dollars (not adjusted for Inflation).

E	The estimate shown here constitutes the major portion of the true estimate.

(D)	Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L)	Less than $50,000, but the estimates for this item are included in the totals.

(N)	Data not available for this year.

FULL-TIME AND PART-TIME EMPLOYMENT BY SIC INDUSTRY 1/

(number of jobs)

Cook, Illinois [17031]

Item	1996	1997	1998	1999	2000
Employment by place of work
Total full-time and part-time employment	3,188,788	3,228,275	3,292,016	3,301,058	3,351,990
By type
Wage and salary employment	2,821,532	2,854,480	2,902,906	2,892,685	2,921,941
Proprietors employment	367,256	373,795	389,110	408,373	430,049
Farm proprietors employment	237	236	240	239	236
Nonfarm proprietors employment 2/	367,019	373,559	388,870	408,134	429,813
By Industry
Farm employment	566	598	559	590	607
Nonfarm employment	3,188,222	3,227,677	3,291,457	3,300,468	3,351,383
Private employment	2,831,242	2,871,807	2,937,359	2,944,034	2,991,180
Agricultural services, forestry, fishing & other 3/	13,488	14,260	14,688	15,925	16,189
Mining	2,283	2,298	2,115	2,346	2,288
Construction	119,728	123,643	124,687	131,416	137,324
Manufacturing	439,444	439,794	431,043	412,282	401,249
Transportation and public utilities	202,759	206,464	212,492	218,001	223,632
Wholesale trade	173,332	176,450	177,124	175,300	175,075
Retail trade	462,020	465,960	462,608	456,955	460,972
Finance, insurance, and real estate	330,522	337,493	351,584	350,403	360,263
Services	1,087,666	1,105,445	1,161,018	1,181,406	1,214,189
Government and government enterprises	356,980	355,870	354,098	356,434	360,203
Federal, civilian	52,476	50,329	49,509	49,037	51,230
Military	13,264	12,633	12,237	12,028	12,144
State and local	291,240	292,908	292,352	295,369	296,629
State government	49,418	48,847	49,360	50,165	49,339
Local government	241,822	244,061	242,992	245,204	247,490

See footnotes at the end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25 (SIC)

Full-time and Part-time Employment by Industry

1/	The estimates of employment for 1969-74 based on 1967 Standard Industrial Classification (SIC). The estimates for 1975-87 are based on the 1972 SIC. The estimates for 1988-2000 are based on the 1987 SIC.

2/	Excludes limited partners.

3/	“Other” consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/	Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/	La Paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA contains the area that became La Paz County, AZ through 1982 and excludes it beginning with 1983.

6/	Estimates for 1979 forward reflect Alaska Census Areas as defined by the Census Bureau; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

7/	Shawano, HI and Menominee, WI are combined as, Shawano (incl. Menominee), WI for the years prior to 1989.

E	The estimate shown here constitutes the major portion of the true estimate.

(D)	Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L)	Less than 10 jobs, but the estimates for this item are included

(N)	Data not available for this year.

FULL-TIME AND PART-TIME EMPLOYMENT BY NAICS INDUSTRY 1/

(number of jobs)

Cook, Illinois [17031]

Item	2001	2002
Employment by place of work
Total employment	3,316,707	3,267,051
By type
Wage and salary, employment	2,864,142	2,786,548
Proprietors employment	452,565	480,503
Farm proprietors employment	228	228
Nonfarm proprietors employment 2/	452,337	480,275
By industry
Farm employment	596	525
Nonfarm employment	3,316,111	3,266,526
Private employment	2,957,924	2,906,593
Forestry, fishing, related activities, and other 3/	1,258	1,222
Mining	2,582	2,526
Utilities	6,880	5,930
Construction	143,203	141,857
Manufacturing	328,633	300,080
Wholesale trade	145,309	136,994
Retail Trade	293,301	287,401
Transportation and warehousing	167,015	161,610
Information	86,775	82,804
Finance and insurance	236,526	238,496
Real estate and rental and leasing	117,995	134,274
Professional and technical services	305,716	290,042
Management of companies and enterprises	46,777	45,997
Administrative and waste services	228,971	220,704
Educational services	86,006	87,756
Health care and social assistance	332,585	338,_53
Arts, entertainment, and recreation	60,638	61,769
Accommodation and food services	193,469	190,246
Other services, except public administration	174,285	178,032
Government and government enterprises	358,187	359,933
Federal, civilian	46,041	45,137
Military	11,572	10,303
State and local	300,574	304,493
State government	49,245	49,337
Local government	251,329	255,156

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25N	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25 (NAICS)

Full-time and Part-time Employment by Industry

1/	The estimates of employment for 2001-2002 are based on the 2002 North American Industry Classification System (NAICS).

2/	Excludes limited partners.

3/	“Other” consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson; and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

E	The estimate shown here constitutes the major portion of the true estimate.

(D)	Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L)	Less than 10 Jobs, but the estimates for this item are Included in the totals.

(N)	Data not available for this year.

REGIONAL ECONOMIC PROFILE

Cook, Illinois [17031]

Item	1998	1999	2000	2001
Place of residence profile
Personal income (thousands of dollars)	165,072,174	169,932,439	182,393,699	187,091,937
Derivation of personal Income
Net earnings 1/	112,261,644	118,278,731	126,066,487	130,155,381
Personal current transfer receipts	20,023,564	20,144,986	21,496,113	22,924,483
Income maintenance 2/	2,741,910	2,673,424	2,682,748	2,728,441
Unemployment insurance benefit payments	502,668	524,798	533,748	877,499
Retirement and other	16,778,986	16,946,764	18,279,617	19,318,543
Dividends, interest, and rent	32,786,966	31,508,722	34,831,099	34,012,073
Population (persons) 3/	5,345,537	5,365,344	5,377,152	5,378,722
Per capita Incomes (dollars) 4/
Per capita personal income	30,880	31,672	33,920	34,784
Per capita net earnings	21,001	22,045	23,445	24,198
Per capita personal current transfer receipts	3,746	3,755	3,998	4,262
Per capita Income maintenance	513	498	499	507
Per capita unemployment Insurance benefits	94	98	99	163
Per capita retirement and other	3,139	3,159	3,399	3,592
Per capita dividends, interest, and rent	6,134	5,873	6,478	6,323
Place of work profile
Earnings by place of work ($000)	146,353,531	154,012,315	166,112,910	169,775,997
Wage and salary disbursements	110,535,896	116,388,915	124,694,320	125,673,941
Supplements to wages and salaries	20,475,063	21,589,779	23,135,830	23,751,821
Employer contrib. for employee pens. _ insur. funds	12,719,664	13,543,889	14,620,182	15,120,635
Employer contrib. for government social insurance	7,755,399	8,045,890	8,515,648	8,631,186
Proprietors’ income	15,342,572	16,033,621	18,282,760	20,350,235
Nonfarm proprietors’ income	15,343,736	16,034,152	18,282,453	20,349,647
Farm proprietors’ income	-1,164	-531	307	588
Total full-time and part-time employment	3,292,016	3,301,058	3/351,990	3,316,707
Wage and salary jobs	2,902,906	2,892,685	2,921,941	2,864,142
Number of proprietors	389,110	408,373	4 30,049	452,565
Number of Nonfarm proprietors 5/	388,870	408,134	429,813	452,337
Number of farm proprietors	240	239	236	228
Average earnings per job (dollars)	44,457	46,655	49,557	51,188
Average wage and salary disbursements	38,078	40,236	42,675	43,878
Average nonfarm proprietors’ Income	39,457	39,286	42,536	44,988

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30	May 2004	BUREAU OF ECONOMIC ANALYSIS

REGIONAL ECONOMIC PROFILE

Cook, Illinois [17031]

Item	2002
Place of residence profile
Personal Income (thousands of dollars)	189,054,081
Derivation of personal income
Net earnings 1/	130,060,530
Personal current-transfer receipts	24,878,687
Income maintenance 2/	2,953,769
Unemployment insurance benefit payments	1,403,240
Retirement and other	20,521,678
Dividends, interest, and rent	34,114,864
Population (persons) 3/	5,367,180
Per capita incomes (dollars) 4/
Per capita personal income	35,224
Per capita net earnings	24,233
Per capita personal current transfer receipts	4,635
Per capita income maintenance	550
Per capita unemployment insurance benefits	261
Per capita retirement and other	3,824
Per capita dividends, interest, and rent	6,356
Place of work profile
Earnings by place of work ($000)	168,880,862
Wage and salary disbursements	123,368,309
Supplements to wages and salaries	24,270,742
Employer contrib. for employee pens. & insur. funds	15,629,606
Employer contrib. for government social insurance	8,641,136
Proprietors’ income	21,241,811
Nonfarm proprietors’ income	21,241,483
Farm proprietors’ income	328
Total full-time and part-time employment	3,267,051
Wage and salary jobs	2,786,548
Number of proprietors	480,503
Number of nonfarm proprietors 5/	480,275
Number of farm proprietors	228
Average earnings per job (dollars)	51,692
Average wage and salary disbursements	44,273
Average nonfarm proprietors’ income	44,228

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30	May 2004	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

Regional Economic Profiles

1/	Total earnings less contributions for government social insurance adjusted to place of residence.

2/	Consists largely of supplemental security income payments, family assistance, general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/	Census Bureau midyear population estimates. Estimates for 2000-2002 reflect county population estimates available as of April 2004.

4/	Type of income divided by population yields a per capita measure for that type of income.

5/	Excludes limited partners.

6/	Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/	La Paz County, AZ was separated from Yuma County on January 1, 1983. The Yuma, AZ MSA contains the area that became La Paz County, AZ through 1982 and excludes it beginning with 1983.

8/	Estimates for 1979 forward reflect Alaska Census Areas as defined by the Census Bureau; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/	Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

10/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

o	All state and local area dollar estimates are in current dollars (not adjusted for inflation).

(L)	Less than $50,000 or less than 10 jobs, as appropriate, but the estimates for this item are included in the totals.

(N)	Data not available for this year.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

September 5, 2004 (1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat. (2)	Total Assets		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
California Companies
GDW	Golden West Fin. Corp. of CA	NYSE	Nationwide	Thrift	93,159		271	12-31	05/59	108.41	16,560
WES	Westcorp of Irvine CA	NYSE	California	Thrift	14,999		18	12-31	05/86	41.50	2,151
NDE	IndyHac Bancorp, Inc. of CA	NYSE	Southern CA	Thrift	14,496	H	10	12-31	/	34.75	2,123
DSL	Downey Financial Corp. of CA	NYSE	Southern CA, AZ	Thrift	14,222		170	12-31	01/71	54.46	1,523
FED	FirstFed Financial Corp. of CA	NYSE	Los Angeles CA	Thrift	5,525		29	12-31	12/83	46.43	762
CCBI	Commercial Capital Bcrp of CA	OTC	Southern CA	Thrift	4,744		3	12-31	12/02	22.38	1,189
PFB	PFF Bancorp, Inc. of Pomona CA	NYSE	Southern CA	Thrift	3,644		26	03-31	03/96	37.35	627
UPFCE	United PanAm Fin. Corp of CA	OTC	San Francisco CA	Thrift	1,684		4	12-31	04/98	17.00	275
PROV	Provident Fin. Holdings of CA	OTC	Southern CA	M.B.	1,319		12	06-30	06/96	25.02	177
KWFG	Harrington West Fncl Grp of CA	OTC	South CA, KS, AZ	Thrift	1,050		11	12-31	11/02	16.30	86
KFKD	K-Fed Bancorp of CA MNC (39.1)	OTC	Southern CA	Thrift	923	P	4	12-31	03/04	13.45	196
FFTB	First PacTrust Bancorp of CA	OTC	Southern CA	Thrift	665		9	12-31	08/02	23.83	112
PPBI	Pacific Premier Bncrp of CA	OTC	Southern CA	Thrift	424		3	13-31	06/97	11.05	58
BYFC	Broadway Financial Corp. of CA	OTC	Los Angeles CA	Thrift	254		4	12-31	01/96	12.46	19
Florida Companies
BKUNA	BankUnited Fin. Corp. of FL	OTC	Miami FL	Thrift	8,262		41	09-30	12/85	28.35	851
BBX	BankAtlantic Bancorp of FL	NYSE	Southern FL	M.B.	5,429		73	12-31	11/03	18.17	1,086
FFFL	Fidelity Bankshares, Inc of FL	OTC	Southern FL	Thrift	3,403		42	12-31	05/01	37.69	570
HARB	Harbor Florida Bancshrs of FL	OTC	Eastcentral FL	Thrift	2,592		33	09-30	03/98	31.02	738
FFLC	FFLC Bancorp of Leesburg FL	OTC	Central FL	Thrift	1,011		14	12-31	01/94	27.01	146
FDT	Federal Trust Corp of FL	AMEX	Northcentral FL	Thrift	515		5	12-31	12/97	8.17	54
FCFL	First Community Bk Corp of FL	OTC	West Central PL	Thrift	215		3	12-31	/	21.99	47
Mid-Atlantic Companies
SOV	Sovereign Bancorp, Inc. of PA	NYSE	KA, PA, NJ, CT, RI	M.B.	48,687		522	12-31	08/86	22.21	6,893
GPT	GreenPoint Fin. Corp. of NY (3)	NYSE	New York City NY	Thrift	25,955		85	12-31	01/94	44.74	5,901
NYB	New York Community Bcrp of NY (3)	NYSE	NY, NJ	Thrift	24,087		151	12-31	11/93	22.00	5,819
AF	Astoria Financial Corp. of NY	NYSE	New York City NY	Thrift	22,334		86	12-31	11/93	36.38	2,795
HCBK	Hudson Cty Bcp MNC of NJ (34.5) (3)	OTC	New Jersy	Thrift	18,671		82	12-31	07/99	35.04	6,558
ICBC	Independence Comm Bnk Cp of NY	OTC	NY, NJ	Thrift	18,018		81	12-31	03/98	40.13	3,347
NWSB	Northwest Bcrp MNC of PA(41.4)	OTC	PA, NY, OH, KD	Thrift	5,779		146	06-30	11/94	21.91	1,051
WYPT	Waypoint Financial Corp of PA	OTC	PA, MD	Thrift	5,443		61	12-31	10/00	27.97	934
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Northern NJ	Thrift	4,296		55	12-31	01/03	17.82	1,070
FNFG	First Niagara Fin. Group of NY (3)	OTC	North/ Central NY	Thrift	3,589	D	47	12-31	01/03	13.06	1,093
DCON	Dime Community Bancshare of NY (3)	OTC	New York City NY	Thrift	3,470		20	12-31	06/96	17.06	636
TRST	TrustCo Bank Corp NY of NY	OTC	NY, FL,VT	Thrift	2,849		61	12-31	/	12.90	957
HRBT	Hudson River Bancorp Inc of NY	OTC	Southeast KY	Thrift	2,610		51	03-31	07/98	18.52	564
WSFS	WSFS Financial Corp. of DE (3)	OTC	Wilmington DE, PA	Div.	2,400		21	12-31	11/86	50.34	353
PRTR	Partners Trust Fin. Grp. of NY	OTC	Central NY	Thrift	2,183	P	17	12-31	07/04	9.95	276
KNBT	KNBT Bancorp, Inc. of PA	OTC	Eastern PA	Thrift	2,057	N	40	12-31	11/03	16.76	484
FFIC	Flushing Fin. Corp. of NY (3)	OTC	New York City NY	Thrift	2,028		11	12-31	11/95	18.32	352
PPSB	PennFed Fin. Services of NJ	OTC	Northern NJ	Thrift	1,902		22	06-30	07/94	30.42	206
OCFC	OceanFirst Fin. Corp of NJ	OTC	Eastern NJ	Thrift	1,857		17	12-31	07/96	22.81	302
PBCP	Provident Bancorp, Inc. of NY	OTC	Southeastern NY	Thrift	1,783		20	09-30	01/04	11.21	444
PVSA	Parkval_ Financial Corp of PA	OTC	Southwestern PA	Thrift	1,612		39	06-30	07/87	25.75	144
KSBF	KSB Financial Corp. of PA	OTC	Western PA	Thrift	1,362		17	12-31	06/90	13.06	140
FMCO	FKS Fin Corp. of Burlington NJ	OTC	Southern NJ	Thrift	1,240		40	12-31	12/88	16.34	106
WGBC	Willow Grove Bancorp Inc of PA	OTC	Philadelphia PA	Thrift	922		14	06-30	04/02	17.00	168
SFFS	Sound Fed Bancorp, Inc. of NY	OTC	NY, CT	Thrift	915		10	03-31	01/03	14.00	176
NEPF	Northeast PA Fin. Corp of PA	OTC	Northeast PA	Thrift	881		16	09-30	04/98	17.17	72
SYNP	Synergy Financial Group of NJ	OTC	Central NJ	Thrift	800		18	12-31	01/04	10.39	129
CSBK	Clifton Svg Bp MNC of NJ(45.0)	OTC	Northeast NJ	Thrift	761		10	03-31	03/04	11.84	361
BCSB	BCSB Bankcorp MNC of KB (36.4)	OTC	Northeast MS	Thrift	750		16	09-30	07/98	15.64	92
WSBI	Warwick Community Bncrp of NY (3)	OTC	Southeast NY, NJ	Thrift	718		10	12-31	12/97	32.45	146
HARL	Harleysville Svgs Fin Cp of PA	OTC	Southeastern PA	Thrift	708		5	09-30	08/87	28.64	66
PBCI	Pamrapo Bancorp, Inc. of NJ	OTC	Northern NJ	Thrift	644		9	12-31	11/89	22.89	114

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

September 5, 2004(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat. (2)	Total Assets		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
Mid-Atlantic Companies (continued)
FSBI	Fidelity Bancorp, Inc. of PA	OTC	Southwestern PA	Thrift	636		13	09-30	06/88	21.99	59
THRD	TF Fin. Corp. of Newtown PA	OTC	PA, NJ	Thrift	625		14	12-31	07/94	27.45	79
SVBI	Severn Bancorp, Inc. of __	OTC	Central Maryland	Thrift	621		2	12-31	/	36.59	152
FKFS	First Keystone Fin., Inc of PA	OTC	Southeastern PA	Thrift	565		7	09-30	01/95	22.30	43
CNY	Carver Bancorp, Inc. of NY	AMEX	New York, NY	Thrift	553		5	03-31	10/94	18.30	42
GAFC	Greater Atlant. Fin Corp of VA	OTC	North. VA, DC, MD	Thrift	504		9	09-30	06/99	6.01	18
WSB	Washington SB, F_B of Bowie MD	AMEX	Southeastern MD	Thrift	471	M	5	07-31	08/88	10.98	80
ONFC	Oneida Fincl MHC of NY (42.4)	OTC	Central NY	Thrift	431		9	12-31	12/98	12.00	90
WVFC	WVS Financial Corp. of PA	OTC	Pittsburgh PA	Thrift	400	M	6	06-30	11/93	17.70	44
ALLB	Alliance Bank MHC of PA (20.0)	OTC	Southeastern PA	Thrift	383		8	12-31	03/95	29.96	103
PHSB	PHSB Financial Corp. of PA	OTC	Western PA	Thrift	323		10	12-31	12/01	26.67	77
AFBC	Advance Fin. Bancorp of WV	OTC	Northwest WV, OK	Thrift	319	M	8	06-30	01/97	25.70	36
ESBK	Elmira Svgs Bank, FSB of NY (3)	OTC	NY, PA	Thrift	314		6	12-31	03/85	29.84	32
LARL	Laurel Capital Group Inc of PA	OTC	Southwestern PA	Thrift	301	M	8	06-30	02/87	22.00	42
PBMC	Pathfinder BC MHC of NY (35.3) (3)	OTC	Central NY	Thrift	300		6	12-31	11/95	16.08	39
GCBC	Green Co Bcrp MHC of NY (43.9)	OTC	Southeast NY	Thrift	285		6	06-30	12/98	31.60	65
ROME	Rome Bncp Inc _HC of NY (38.5) (3)	OTC	Central NY	Thrift	265		4	12-31	10/99	28.70	121
IFSB	Independence FSB of DC	OTC	Washington DC, MD	Thrift	201	M	4	12-31	06/85	20.56	32
ALFC	Atlantic Liberty Fincl of NY	OTC	Brooklyn, NY	Thrift	183		2	03-31	10/02	18.5_	31
GOV	Gouverneur Bcp MHC of NY (42.5)	AMEX	Northern NY	Thrift	98		2	09-30	03/99	13.18	30
Mid-West Companies
FBC	Flagetar Bancorp, Inc. of WI	NYSE	WI, IN	Thrift	11,966		95	12-31	04/97	21.71	1,327
CFB	Commercial Federal Corp. of NE	NYSE	CO, NE, IA, KS, OK	M.B.	11,714		191	12-31	12/84	27.75	1,106
MAFB	MAF Bancorp, Inc. of IL	OTC	Chicago IL	Thrift	9,375		41	12-31	01/90	42.46	1,387
CFFN	Capitol Fd Fn MHC of KS (29.2)	OTC	Kansas	Thrift	8,447		35	09-30	04/99	34.77	2,572
ABCW	Anchor BanCorp Wisconsin of WI	OTC	Wisconsin	M.B.	3,840		54	03-31	07/92	25.74	592
FTFC	First Fed. Capital Corp. of _I	OTC	S. WI, MN, IL	Thrift	3,685		87	12-31	11/89	29.67	668
BKMU	Bank Mutual Corp of WI	OTC	WI, KN	Thrift	3,107		69	12-31	10/03	11.60	907
TONE	TierOne Corp. of Lincoln NE	OTC	NE, IA, KS	Thrift	2,255		58	12-31	10/02	21.13	386
FPFC	First Place Fin. Corp. of OH	OTC	Northeast OH	Thrift	2,247		24	06-30	01/99	18.57	281
UCFC	United Community Fin. of OH	OTC	Toungstown ON, PA	Thrift	2,184		34	12-31	07/98	11.43	356
CITZ	CFS Bancorp, Inc of Munster IN	OTC	IN, IL	Thrift	1,472		19	12-31	07/98	13.53	166
NASB	NASB Fin, Inc. of Grandview MO	OTC	Western MO	Thrift	1,346		9	09-30	09/85	36.21	306
CTZN	Citizens First Bancorp of MI	OTC	Southeast MI	Thrift	1,294		15	12-31	03/01	21.23	176
FDEF	First Defiance Fin. Corp of OH	OTC	Northwest OH	Thrift	1,073		17	12-31	10/95	26.10	165
CAFI	Ca_co Fin Corp of Cambridge OH	OTC	Eastern OH, KY	Thrift	1,069		23	12-31	/	15.28	112
EFC	EFC Bancorp, Inc of Elgin IL	AMEX	Southeast IL	Thrift	951		_	12-31	04/98	25.50	119
NMNF	NMN Financial, Inc. of MN	OTC	Southeast MN, IA	Thrift	914		13	12-31	06/94	26.80	119
PCBI	Peoples Community Bcrp. of OH	OTC	Sothwest OH	Thrift	852		15	09-30	03/00	23.52	92
NFFC	NF Financial Corp. of SD	OTC	SD, MN	Thrift	823	M	34	06-30	04/92	16.07	57
KPSP	MutualFirst Fin. Inc. of IN	OTC	Eastcentral IN	Thrift	818		17	12-31	12/99	23.00	114
CASH	First Midwest Fin., Inc. of IA	OTC	IA, SD	Thrift	758		16	09-30	09/93	21.00	52
PVFC	PVF Capital Corp. of Solon OH	OTC	Cleveland OH	R._.	742	M	15	06-30	12/92	14.80	104
PFSL	Pocabontas Bancorp, Inc. of AR	OTC	Northeast AR	Thrift	713		21	09-10	04/98	17.24	79
PFSX	First Federal Bankshares of IA	OTC	IA, NE	Thrift	633	M	15	06-30	04/99	22.87	86
HFBC	HopFed Bancorp, Inc. of KY	OTC	Southwest KY	Thrift	582		8	12-31	02/98	16.49	60
LNCB	Lincoln Bancorp of IN	OTC	Central IN	Thrift	581		9	12-31	12/98	18.44	82
PULB	Pulaski Fin Cp of St. Louis MO	OTC	St. Louis MO	Thrift	567		7	09-30	12/98	18.02	99
WFI	Winton Financial Corp. of OH	AMEX	Cincinnati OH	R._.	554		6	09-30	08/88	20.60	95
FFHM	FSF Financial Corp. of MN	OTC	Southern MN	Thrift	511		13	09-30	10/94	34.80	83
PFDC	Peoples Bancorp of Auburn IN	OTC	Northeast IN, MI	Thrift	493		15	09-30	07/87	22.52	76
FFFD	North Central Bancshares of IA	OTC	Central IA	Thrift	450		9	12-31	03/96	37.99	59
ASBI	Ameriana Bancorp of IN	OTC	Eastern IN	Thrift	429		9	12-31	03/87	16.97	53
MFBC	MFB Corp. of Nishawaka IN	OTC	Northern IN	Thrift	428		7	09-30	03/94	28.56	38
FCAP	First Capital, Inc. of IN	OTC	Southern IN	Thrift	418		12	12-31	01/99	20.56	58
WAYN	Wayne Savings Bancshares of OH	OTC	Central OH	Thrift	386		11	03-31	01/03	15.95	60
CFSL	Chesterfield Financial of IL	OTC	Chicago, IL	Thrift	362		3	06-30	05/01	31.11	121
LSBI	LSB Fin. Corp. of Lafayette IN	OTC	Central IN	Thrift	343		5	12-31	02/95	23.55	32
CFSB	Citisene First Fin Corp. of IL	OTC	Central IL	Thrift	334		5	12-31	05/96	24.50	37
SKBC	Southern Missouri Bncrp of MO	OTC	Southeast MO	Thrift	312		8	06-30	04/94	15.21	34

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit III-1

Chracteristics of Publicly-Traded Thrifts

September 5, 2004(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat.(2)	Total Assets		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
Mid-West Companies (continued)
FFBI	First Federal Bancshares of IL	OTC	Westcentrl IL, MO	Thrift	308		8	12-31	09/00	20.40	27
STBI	Sturgia Bancorp, Inc. of _I	OTC	Southcentral MI	Thrift	294	M	11	12-31	11/88	14.00	38
MCBF	Monarch Community Bncrp of NI	OTC	Southcentral MI	Thrift	292		5	12-31	08/02	14.25	39
CHEV	Cheviot Fin Cp MHC of OH (45.0)	OTC	Cincinnati, OH	Thrift	279		4	12-31	01/04	10.95	109
FFHS	First Franklin Corp. of OH	OTC	Cincinnati OH	Thrift	273		7	12-31	01/88	20.35	33
PF_D	Park Bancorp of Chicago IL	OTC	Chicago IL	Thrift	271		3	12-31	08/96	31.60	36
FBSI	First Bancshares, Inc. of _O	OTC	Southcentral MO	Thrift	268	M	10	06-30	12/93	20.24	34
JXSB	Jcksnville Bcp MHC of IL(46.8)	OTC	Central IL	Thrift	266		8	12-31	04/95	15.25	30
UCBC	Union Community Bancorp of I_	OTC	W. Central IN	Thrift	262		6	12-31	12/97	17.96	36
RIVR	River Valley Bancorp of I_	OTC	Southeast IN	Thrift	258		5	12-31	12/96	21.85	35
FFBZ	First Federal Bncrp, Inc of OH	OTC	Eastern OH	Thrift	258		6	09-30	07/92	13.10	43
FFWC	FFW Corporation of Wabash IN	OTC	Central IN	Thrift	239	M	4	06-30	04/93	22.00	28
FB_I	First Bancorp of Indiana of IN	OTC	Evansville IN	Thrift	237	M	7	06-30	04/99	20.70	34
N_IB	Northeast Indiana Bncrp of IN	OTC	Northeast IN	Thrift	225		3	12-31	06/95	21.28	31
W_FC	Wells Fin. Corp. of Wells MN	OTC	Southcentral IN	Thrift	223		8	12-31	04/95	27.15	32
FBTC	First BancTrust Corp of IL	OTC	Eastcentral IL	Thrift	221		3	12-31	04/01	12.50	31
BRBI	Blue River Bancshares of IN	OTC	Central IN	Thrift	204		4	12-31	06/98	5.68	19
FF_D	Fidelity Fed. Bancorp of IN	OTC	Southwestern IN	Thrift	193		5	12-31	08/87	1.54	17
ASBP	ASB Financial Corp. of OH	OTC	Southern OH	Thrift	163	M	2	06-30	05/95	22.50	38
HLFC	Home Loan Financial Corp of OH	OTC	Central OH	Thrift	l58	M	3	06-30	03/98	19.51	33
GTPS	Great American Bancorp of IL	OTC	East Central IL	Thrift	157		3	12-31	06/95	25.60	19
AMFC	AMB Fin. Corp. of Munster IN	OTC	Northwest IN	Thrift	154		3	12-31	04/96	15.01	15
HCFC	Home City Fin. Corp. of OH	OTC	Southwest OH	Thrift	153		2	12-31	12/96	15.31	13
CKPB	CKP Bancorp of Danville KY	OTC	Central RT	Thrift	152		3	12-31	01/95	17.00	25
F__Y	Frankfort First Bancorp of KY	OTC	Frankfort KY	Thrift	13_	M	3	06-30	07/95	23.86	30
PSFC	Peoples Sidney Fin. Corp of OH	OTC	WestCentral OH	Thrift	137	M	4	06-30	04/97	15.80	23
FFDF	FFD Financial Corp of Dover OH	OTC	Northeast OH	Thrift	137	M	3	06-30	04/96	14.00	17
FFFS	First Fed Serv MHC of IL(45.0)	OTC	West Central IL	Thrift	135		1	12-31	06/04	13.00	51
_CFC	Central Federal Corp. of OH	OTC	Northeast OH	Thrift	129		3	12-31	12/98	12.90	26
PBNC	PFS Bancorp Inc. of Aurora IN	OTC	Southeastern IN	Thrift	125		3	12-31	10/01	21.91	32
CIBI	Community Inv. Bncp, Inc of OH	OTC	NorthCentral OH	Thrift	122	M	3	06-30	02/95	14.27	16
WCF_	Wbstr Cty Fed MHC of IA (39.0)	OTC	Central IA	Thrift	105		1	12-31	08/94	13.50	51
FNFI	First Niles Fin., Inc. of OH	OTC	Central Ohio	Thrift	97		1	12-31	10/98	18.50	25
H___	Home Financial Bancorp of IN	OTC	Central IN	Thrift	60	M	2	06-30	07/96	5.75	8
New England Companies
PBCT	Peoples Bank MHC of CT (41.7) (3)	OTC	CT	Div.	10,659		155	12-31	07/88	34.27	3,211
NABC	NewAlliance Bancshares of CT	OTC	Connecticut	Thrift	6,391		74	12-31	04/04	13.76	1,571
BFD	BostonFed Bancorp, Inc. of MA	A__X	Eastern MA	M.B.	1,699		18	12-31	10/95	41.66	189
BRXL	Brookline Bancorp, Inc. of MA (3)	OTC	Eastern MA	Thrift	1,610		6	12-31	07/02	15.85	936
BHL	Berkshire Hills Bancorp of MA (3)	A___	Western MA	Thrift	1,296		14	12-31	06/00	38.35	225
_ASB	_aseBank Corp. of Reading MA (3)	OTC	Eastern MA	Thrift	980		15	12-31	05/86	36.57	161
WRO	Woronoco Bancorp. Inc. of MA	AH_X	Southwest MA	Thrift	882		9	12-31	03/99	39.55	145
WFD	Westfield Finl MHC of MA (46.5) (3)	A__X	Southwestern MA	Thrift	789		10	12-31	12/01	22.49	226
NMIL	Newmil Bancorp, Inc. of CT (3)	OTC	Western CT	Thrift	731		20	12-31	02/86	28.64	121
NHTB	NN Thrift Bancshares of NH	OTC	Central NH	Thrift	605		14	12-31	05/86	29.32	61
HIFS	Hingham Inst. for Sav, of _A (3)	OTC	Eastern _A	Thrift	526		7	12-31	12/88	42.00	87
NBN	Northeast Bancorp of Auburn __ (3)	AMEX	Eastern __	Thrift	518	M	12	06-30	08/87	19.20	48
CRBK	Central Bncrp of So_erville _A (3)	OTC	Eastern _A	Thrift	508		10	03-31	10/86	32.45	54
LSBX	LSB Corp of No. Andover _A (3)	OTC	Northeastern _A	Thrift	476		6	12-31	05/86	19.69	85
MYST	Mystic Financial, Inc. of _A (3)	OTC	Eastern _A	Thrift	428	M	6	06-30	01/98	40.10	63
MFLR	Mayflower Co-Op. Bank of _A (3)	OTC	Southeastern _A	Thrift	209	D	5	04-30	12/87	18.11	37
North-West Companies
WFSL	Washington Fedaral, Inc. of WA	OTC	WA, OR, AZ, ID, UT	Thrift	7,284		118	09-30	11/82	25.77	2,022
STSA	Sterling Financial Corp of WA	OTC	WA, ID, MT, OR	M.B.	6,259		83	12-31	06/83	33.85	766
FMSB	First Mutual Bncshrs Inc of WA (3)	OTC	Western WA	Thrift	964		10	12-31	12/85	24.35	128
HFZB	Horison Financial Corp. of WA (3)	OTC	Northwest WA	Thrift	878		16	03-31	08/86	19.58	202
EVRT	Evertrust Fin. Grp, Inc. of WA (3)	OTC	Northwest WA	Thrift	769		15	03-31	10/99	25.43	175

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

September 5, 2004(1)

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat. (2)	Total Assets		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
North-West Companies (continued)
RPFG	Ranier Pacific Fin Group of WA	OTC	Western WA	Thrift	761		12	12-31	10/03	18.00	152
FBNW	FirstBank NW Corp. of WA	OTC	West _A, ID, OR	Thrift	733		20	03-31	07/97	2_.25	84
RVSB	Riverview Bancorp, Inc. of WA	OTC	Southwest WA	Thrift	515		13	03-31	10/97	20.59	99
TSBX	Timberland Bancorp, Inc. of WA	OTC	Westcentral WA	Thrift	438		15	09-30	01/98	22.94	89
South-East Companies
NTBK	NetBank, Inc. of Alpharatta GA	OTC		Thrift	5,176		0		/	10.89	508
FFCH	First Fin. Holdings Inc. of SC	OTC	Charleston SC, NC	Thrift	2,452		44	09-30	11/83	30.60	379
CFCP	Coastal Fin. Corp. of SC	OTC	SC, NC	Thrift	1,280		1_	09-30	09/90	13.75	218
CHFN	Charter Fincl MHC of GA (18.4)	OTC	SW GA, East. AL	Thrift	1,068		8	09-30	10/01	34.85	682
FFBW	First Fed. Bancshares of A_	OTC	Northern AR	Thrift	713		15	12-31	05/96	20.71	108
TSW	T_che Nlding Cp of N Iberia LA	A_BX	Southern LA	Thrift	580		14	09-30	04/95	37.00	84
CSBC	Citizens South Banking of NC	OTC	Southwest NC	Thrift	495	M	9	12-31	10/02	13.25	100
CFFC	Community Fin. Corp. of VA	OTC	Central VA	Thrift	355		_	03-31	03/88	18.80	39
JFBI	Jefferson Bancshares Inc of TM	OTC	Eastern TN	Thrift	308	M	1	06-30	07/03	13.09	110
SSFC	South Street Fin. Corp. of NC (3)	OTC	South Central NC	Thrift	212		2	12-31	10/96	10.24	31
GSLA	GS Financial Corp. of LA	OTC	New Orleans LA	Thrift	209		4	12-31	04/97	18.72	24
DFBS	Dutchfork Bancshares Inc of SC	OTC	Central SC	Thrift	203		3	09-30	07/00	40.72	46
FIFG	lst Independence Fin Grp of KY	OTC		Thrift	180		0		/	19.24	24
PFDF	Great Pee Dee Bancorp of SC	OTC	Northeast SC	Thrift	157	M	2	06-30	12/97	15.50	28
SZB	SouthFirst Bancshares of AL	A_BX	Central AL	Thrift	139		3	09-30	02/95	16.05	12
UTBI	United Te_n. Ban_shares of TN	OTC	Eastern TM	Thrift	123		3	12-31	01/98	17.90	22
South-West Companies
FBTX	Franklin Bank Corp of TX	OTC	Austen	Thrift	3,070		0	12-31	/	16.19	344
AABC	Access Anytime Bancorp of NM	OTC	Eastern NM	Thrift	285		7	12-31	08/86	14.05	17
GUPB	GPSB Bancorp, Inc of Gallup NM	OTC	Northwest NM	Thrift	239	M	2	06-30	06/95	19.85	23
Western Companies (Excl CA)
NTXC	Matrix Bancorp, Inc. of CO	OTC	NM, CO, AZ	Thrift	1,737		4	12-31	10/96	11.97	78
Other Areas

NOTES:	(1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)

(2) Operating strategies are: Thrift=Traditional Thrift, M.B. =Mortgage Banker, R.E. =Real Estate Developer, Div. =Diversified, and Ret. =Retail Banking.

(3) FDIC savings bank.

Source:	Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 09/05/04

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit III-2

Market Pricing Comparatives

Prices As of September 3, 2004

		Market Capitalisation		Per Share Data		Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/ Share (1)	Market Value	Core 12-Mth EPS (2)	Book Value/ Share	P/E	P/B	P/A	P/TB	P/CORE	Amount/ Share	Yield	Payout Ratio (5)	Total Assets	Equity/ Assets	NPAs/ Assets	Reported		Core
Financial Institution																	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		22.15	466.74	1.02	14.19	17.60	159.51	17.02	173.56	19.55	0.48	2.20	36.08	2,935	10.74	0.55	0.82	8.70	0.71	7.21
Special Selection Grouping (8)		17.17	24.40	0.70	13.30	19.61	134.76	18.33	137.76	20.91	0.48	2.65	40.72	158	13.21	0.95	0.73	5.9_	0.64	5.26
Comparable Group
Special Comparative Group (8)
AMFC	AMS Fin. Corp. of _unster IN	15.01	14.63	1.10	13.16	14.43	114.06	9.4_	114.06	13.65	0.24	1.60	21.82	154	8.31	1.29	0.67	8.15	0.71	8.62
ASBP	ASB Financial Corp. of OH	22.50	37.53	1.19	10.39	18.60	216.55	23.07	216.55	18.91	0.60	2.67	50.42	163	10.65	0.66	1.29	12.19	1.27	11.98
BRBI	Blue River Bancshares of IN	5.68	19.35	0.05	4.71	NM	120.59	9.46	155.19	NM	0.00	0.00	0.00	204	7.84	1.76	0.21	2.33	0.10	1.17
C_FB	C_F Bancorp of Danville KY	17.00	24.99	1.14	10.73	14.91	158.43	16.46	170.17	14.91	0.60	3.53	52.63	152	10.39	1.01	1.15	11.20	1.15	11.20
GCFC	Central Federal Corp. of OH	12.90	26.30	-0.96	9.15	NM	140.98	20.40	140.98	NM	0.36	2.79	NM	129	14.47	0.58	-1.63	-9.25	-1.72	-9.76
CIBI	Community Inv. _ncp, Inc of OH	14.27	15.65	0.73	12.21	17.84	116.87	12.88	116.87	19.55	0.36	2.52	49.32	122	11.02	0.75	0.72	6.73	0.66	6.14
FFDF	FFD Financial Corp of Dover OH	14.00	16.90	0.35	14.18	20.00	98.73	12.37	98.73	NM	0.42	3.00	NM	137	12.53	0.49	0.62	4.97	0.31	2.49
FFWC	FFW Corporation of wabash IN	22.00	28.27	1.52	18.87	11.46	116.59	11.82	121.48	14.47	0.68	3.09	44.74	239	10.14	0.94	1.03	10.53	0.81	8.33
FFED	Fidelity Fed. Bancorp of IN (7)	1.54	16.94	-0.01	1.42	NM	10_.45	8.79	108.45	NM	0.00	0.00	NM	193	8.11	0.53	0.13	1.54	-0.06	-0.77
FBTC	First BancTrust Corp of IL	12.50	31.25	0.44	10.30	20.49	121.36	14.13	121.36	28.41	0.24	1.92	54.55	221	11.64	1.25	0.68	5.79	0.49	4.17
FB_I	First Bancorp of Indiana of IN	20.70	33.62	0.43	18.83	23.79	109.93	14.20	117.81	NM	0.58	2.80	NM	237	12.92	0.39	0.69	4.71	0.34	2.33
FFFS	First Fed Serv KHC of IL(45.0)	13.00	22.93	0.4_	9.08	27.08	143.17	37.71	143.17	27.08	0.00	0.00	0.00	135	26.34	0.10	1.46	6.86	1.46	6.86
FNFI	First Niles Fin., Inc. of OH	1_.50	25.46	0.64	11.19	24.34	165.33	26.17	165.33	28.91	0.60	3.24	NM	97	15.83	1.09	1.06	6.39	0.89	5.38
FKKY	Frankfort First Bancorp of KY	23.86	30.23	0.80	13.95	29.83	171.04	21.91	171.04	29.83	1.12	4.69	NM	138	12.81	NA	0.73	5.67	0.73	5.67
GTPS	Great American Bancorp of IL	25.60	18.82	1.57	13.09	15.33	110._7	11.96	114.13	16.31	0.44	1.72	28.03	157	10.79	0.04	0.76	6.99	0.72	6.57
HCFC	Home City Fin. Corp. of OH	15.31	12.62	0.78	15.03	19.38	101._6	8.23	104.36	19.63	0.44	2.87	56.41	153	8.08	NA	0.43	_.43	0.42	5.36
HWEN	Home Financial Bancorp of IN	5.75	7._0	0.33	5.21	23.96	110.36	13.06	110.36	17.42	0.12	2.09	36.36	60	11.83	2.57	0.53	4.76	0.73	6.55
HLFC	Home Loan Financial Corp of OH	19.51	32.99	1.11	13.46	17.42	144.95	20.94	144.95	17.58	0.77	3.95	69.37	158	14.45	1.48	1.26	8.64	1.25	8.56
NEI_	Northeast Indiana Bncrp of IN	21.2_	31.24	1.04	1_.07	18.83	117.76	13.88	117.76	20.46	0.56	2.63	53.85	225	11.78	1.08	0.74	6.15	0.68	5.66
PBNC	PFS Bancorp Inc. of Aurora IN	21.91	32.30	0.57	18.42	NM	118.95	25.88	118.95	NM	0.30	1.37	52.63	125	21.76	NA	0.70	3.13	0.70	3.13
PSFC	Peoples Sidney Fin. Corp of OH	15.80	22.64	0.67	12.18	23.58	129.72	16.55	129.72	23.58	0.56	3.54	NM	137	12.76	1.43	0.69	5._3	0.69	5.53
WCF_	Wb_tr Cty Fed __C of IA (39.0)	13.50	19.87	0.30	5.99	NM	225.3_	48.60	226.51	NM	0.68	_.04	NN	105	21.56	NA	1.07	5.00	1.07	5.00
W_FC	Wells Fin. Corp. of Wells __	27.15	31.52	1.14	24.40	11.70	111.27	14.11	111.27	23.82	0.88	3.24	NM	223	12.68	0.10	1.20	9.72	0.59	4.78

(1)	Average of High/Low or Bid/Ask price per share.

(2)	_PS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)	Indicated twelve month dividend, based on last quarterly dividend declared.

(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)	Includes Mid-West Companies, Assets less than $250 Million;

Source:	Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

Exhibit III-3

Peer Group Market Area Comparative Analysis

							Per Capita Income		Deposit Market Share(1)
		Population		Proj. Pop. 2009	2000-2004 % Change	2004-2009 % Change	Amount	% State Average
Institution	County	2000	2004
		(000)	(000)
AMB Financial Corp. of Munster, IN	Lake	485	490	496	1.1%	1.3%	$21,765	96.5%	1.8%
FFW Corporation of Wabash, IN	Wabash	35	35	34	-1.2%	-1.5%	19,919	88.4%	29.2%
First BancTrust Corp. of Paris, IL	Edgar	20	19	18	-4.0%	-5.2%	19,979	77.5%	25.1%
First Bancorp of Evansville, IN	Vanderburgh	172	172	172	0.1%	0.2%	22,568	100.1%	3.63%
Great American Bncp, Inc. of Champaign, IL	Champaign	180	185	192	3.2%	3.8%	22,562	87.5%	4.3%
Home Financial Bancorp of Spencer, IN	Owen	22	23	25	6.4%	7.4%	19,155	85.0%	21.4%
Northeast Indiana Bancorp, Inc. of Huntington, IN	Huntington	38	39	39	1.4%	1.6%	20,736	92.0%	27.2%
PFS Bancorp, Inc. of Aurora, IN	Ohio	6	6	6	6.1%	7.1%	21,361	94.8%	16.30%
Community Investors Bancorp, Inc. of Bucyrus, OH	Crawford	47	46	45	-2.0%	-2.6%	19,239	83.0%	12.33%
First Niles Financial, Inc. of Niles, OH	Trumbull	225	222	218	-1.3%	-1.7%	20,097	86.7%	2.3%
	Averages:	123	124	125	1.0%	1.0%	20,738	89.1%	14.3%
	Medians:	43	42	42	0.6%	0.7%	20,417	88.0%	14.3%
Royal Savings Bank of Chicago, IL	Cook	5,377	5,364	5,342	-0.2%	-0.4%	25,692	99.7%	0.1%

(1)	Total institution deposits in headquarters county as percent of total county deposits.

Sources:	ESRI Business Information Solutions and the FDIC.

EXHIBIT IV-1

Stock Prices:

As of September 3, 2004

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
	Price/ Share(1)	Shares Out- standing	Market Capital- ization(9)	52 Week(1)		Last Week	% Change From			Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
Financial Institution				High	Low		Last Week	52 Wks Ago(2)	Dec 31, 2000 (2)
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages, SAIF-Insured Thrifts (no MHC)
SAIF-Insured Thrifts(149)	22.06	16,088	471.2	25.26	18.60	21.87	0.86	11.22	-1.42	1.28	1.06	14.95	13.74	166.58
NYSE Traded Companies(11)	40.83	79,529	3,359.4	44.61	32.10	40.43	0.89	19.99	4.33	3.12	2.52	21.06	19.74	293.34
AMEX Traded Companies(9)	22.22	3,941	76.6	25.01	18.05	21.91	1.83	16.98	0.49	1.21	0.99	15.28	15.10	182.20
NASDAQ Listed OTC Companies(129)	20.27	10,805	221.1	23.44	17.36	20.11	0.80	10.04	-2.08	1.12	0.93	14.35	13.09	153.62
California Companies(13)	36.66	34,557	2,133.6	39.49	28.04	36.12	1.56	28.02	10.05	2.59	1.99	19.29	18.54	257.37
Florida Companies(7)	24.63	20,412	498.8	26.53	18.66	24.21	1.54	25.14	9.96	1.25	1.21	10.91	10.49	152.30
Mid-Atlantic Companies(33)	20.35	27,161	621.8	24.26	17.76	19.98	1.50	7.12	-7.66	1.06	0.88	13.02	11.47	164.27
Mid-West Companies(68)	20.23	7,436	154.0	23.60	17.57	20.24	0.12	7.07	-2.58	1.25	1.05	15.39	14.37	155.86
New England Companies(4)	27.54	39,969	592.3	30.63	20.94	27.11	1.25	32.03	11.11	1.43	1.25	17.82	14.26	195.88
North-West Companies(6)	24.90	20,191	535.1	26.34	21.01	24.64	0.86	20.79	2.13	1.35	1.25	16.79	14.04	154.48
South-East Companies(14)	18.88	8,202	127.3	21.82	16.61	18.80	0.74	5.71	-5.08	0.83	0.56	14.26	13.74	134.31
South-West Companies(3)	15.12	11,226	180.4	17.72	13.23	14.68	3.06	13.79	-7.96	0.77	0.35	12.53	8.39	188.60
Western Companies (Excl CA)(1)	11.97	6,520	78.0	13.90	8.00	10.75	11.35	31.39	29.41	0.64	1.13	11.38	11.38	266.38
Thrift Strategy(140)	21.96	13,276	412.7	25.25	18.57	21.78	0.82	10.95	-1.58	1.26	1.04	15.03	13.90	165.71
Mortgage Banker Strategy(7)	25.46	77,120	1,770.1	27.00	20.46	24.98	1.98	17.03	1.45	1.82	1.56	14.24	11.18	195.20
Real Estate Strategy(2)	14.80	7,026	104.0	16.34	11.65	14.90	-0.67	10.53	1.02	1.07	0.45	8.86	8.86	105.55
Companies Issuing Dividends(135)	22.21	16,396	483.6	25.48	18.84	22.04	0.77	10.54	-1.94	1.30	1.09	15.14	13.99	164.16
Companies Without Dividends(14)	20.15	12,270	317.6	22.52	15.70	19.78	1.94	19.62	4.93	1.15	0.76	12.51	10.72	196.59
Equity/Assets <6%(13)	18.03	11,783	268.5	20.77	14.83	17.69	1.92	10.32	1.57	1.25	0.77	11.22	10.41	216.31
Equity/Assets 6-12%(101)	24.19	16,623	571.1	27.67	20.36	23.99	0.82	9.99	-2.23	1.50	1.25	15.68	14.41	184.49
Equity/Assets >12%(35)	17.60	16,196	266.0	20.19	15.07	17.48	0.58	15.03	-0.27	0.69	0.63	14.27	13.12	97.57
Converted Last 3 Mths (no MHC)(1)	9.95	27,743	276.0	21.27	9.35	10.27	-3.12	-11.00	-42.91	0.60	0.58	11.00	5.29	78.67
Actively Traded Companies(10)	36.77	73,024	3,253.3	39.79	25.81	36.10	2.04	14.61	1.96	2.47	2.57	18.91	15.89	242.29
Market Value Below $20 Million(12)	13.11	1,460	15.6	16.19	11.74	13.09	0.74	1.61	-9.08	0.59	0.11	11.79	11.00	149.86
Holding Company Structure(147)	22.14	16,154	474.1	25.37	18.68	21.96	0.83	11.21	-1.57	1.29	1.06	15.01	13.00	167.35
Assets Over $1 Billion(52)	26.11	39,303	1,210.7	29.25	21.40	25.83	1.08	14.16	0.77	1.65	1.37	14.94	13.07	185.21
Assets $500 Million-$1 Billion(35)	21.57	4,755	93.3	24.53	18.28	21.28	1.14	12.35	-3.14	1.21	0.95	14.96	13.81	179.65
Assets $250-$500 Million(31)	19.68	2,778	48.7	23.26	17.42	19.57	0.87	4.71	-3.23	1.25	1.13	15.62	14.65	162.78
Assets less than $250 Million(31)	17.75	1,485	25.2	21.00	15.17	17.77	0.11	10.88	-1.48	0.75	0.59	14.28	14.00	121.14
Goodwill Companies(99)	22.25	19,598	465.6	25.42	18.68	22.03	0.87	12.51	-1.76	1.26	1.02	14.90	13.13	168.96
Non-Goodwill Companies(50)	21.65	8,660	482.9	24.93	18.43	21.53	0.83	8.49	-0.72	1.33	1.15	15.05	15.05	161.55
Acquirors of FSLIC Cases(6)	46.67	60,436	4,252.8	49.06	37.18	45.77	2.48	16.41	7.27	3.11	3.24	24.39	23.28	328.23

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*	All thrifts area SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
				52 Week(1)			% Change From
Financial Institution	Price/ Share(1)	Shares Outstanding	Market Capital- ization(9)	High	Low	Last Week	Last Week	52 Wks Ago(2)	Dec 31, 2000(2)	Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Sbare(4)	Assets / Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages, BIF-Insured Thrifts (no MHC)
BIF-Insured Thrifts(23)	23.51	31,705	617.7	26.73	19.40	22.97	2.28	9.02	-0.94	1.33	1.26	13.74	12.81	147.24
NYSE Traded Companies(3)	19.91	162,279	3,444.6	28.56	16.77	19.43	2.28	-9.62	-14.31	0.97	1.19	12.54	8.49	81.30
AMEX Traded Companies(2)	28.78	4,198	136.8	29.85	23.94	28.16	1.43	16.21	2.71	1.63	1.41	17.85	17.20	212.96
NASDAQ Listed OTC Companies(18)	23.27	16,981	282.6	26.02	19.13	22.73	2.40	10.66	0.45	1.34	1.25	13.32	12.80	147.28
Mid-Atlantic Companies(9)	19.68	77,643	1,500.5	24.56	16.55	19.12	3.00	0.86	-8.83	1.20	1.17	11.24	9.30	115.54
New England Companies(10)	27.87	9,575	194.9	30.41	23.05	27.16	2.91	11.79	1.86	1.51	1.42	16.75	16.20	180.04
North-West Companies(3)	21.97	7,790	165.1	24.51	16.72	21.76	1.01	25.29	10.58	1.45	1.27	10.41	10.39	133.90
South-East Companies(1)	10.24	3,068	31.4	10.95	9.13	10.80	-5.19	0.49	-1.92	0.29	0.29	8.29	8.29	68.99
Thrift Strategy(22)	23.51	31,705	617.7	26.73	19.40	22.97	2.28	9.02	-0.94	1.33	1.26	13.74	12.81	147.24
Companies Issuing Dividends(23)	23.51	31,705	617.7	26.73	19.40	22.97	2.28	9.02	-0.94	1.33	1.26	13.74	12.81	147.24
Equity/Assets < 6%(1)	24.35	5,277	128.5	26.45	17.29	24.21	0.58	36.41	9.34	1.66	1.47	10.38	10.38	182.62
Equity/Assets 6-12%(16)	27.29	7,702	167.2	30.17	22.54	26.61	2.69	13.04	0.17	1.65	1.52	15.84	15.19	189.17
Equity/Assets > 12%(6)	16.43	80,115	1,525.3	20.46	14.01	16.08	1.81	-2.92	- 4.69	0.70	0.73	10.43	8.85	64.49
Actively Traded Companies(5)	30.06	4,550	117.7	33.90	25.00	29.24	3.56	6.89	0.12	1.69	1.68	18.81	18.48	195.41
Holding Company Structure(20)	22.21	37,698	730.8	25.45	18.36	21.62	2.59	7.47	-2.92	1.19	1.17	13.31	12.24	133.78
Assets over $1 Billion(9)	20.35	75,674	1,447.5	24.21	16.98	19.67	3.43	2.10	-6.96	0.99	1.02	11.38	9.65	93.14
Assets $500 Million - $1 Billion(9)	20.97	4,350	114.5	32.37	24.02	28.55	1.34	11.26	-0.82	1.73	1.55	16.96	16.39	203.98
Assets $250-$500 Million(3)	24.77	2,696	58.6	26.52	20.23	23.35	7.07	17.64	9.39	1.86	1.90	15.93	15.70	199.92
Assets less than $250 Million(2)	14.18	2,560	34.3	15.98	10.90	14.58	-3.25	16.78	9.37	0.62	0.42	8.49	8.47	85.32
Goodwil Companies(16)	23.92	38,221	757.8	27.90	19.87	23.37	2.21	7.32	-3.27	1.35	1.22	14.23	12.95	154.47
Non-Goodwill Companies(7)	22.43	14,761	253.7	23.66	18.20	21.91	2.45	13.45	5.12	1.29	1.36	12.45	12.45	128.45

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acqiuistion activities or unusual characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*	All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

	Market Capitalization			Price Change Data						Current Per Share Financials
				52 Week(1)			% Change From
Financial Institution	Price/ Share(1)	Shares Outstanding	Market Capital- ization(9)	High	Low	Last Week	Last Week	52 Wks Ago(2)	Dec 31, 2000(2)	Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets / Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages, MHC Institutions
SAIF-Insured Thrifts(14)	19.42	16,236	127.5	23.63	16.03	19.18	1.01	13.85	3.62	0.44	0.43	9.12	8.62	77.25
BIF-Insured Thrifts(5)	27.32	59,519	754.1	31.45	20.86	26.71	2.05	19.85	4.77	0.92	0.62	9.56	8.95	95.44
AMEX Traded Companies(2)	17.84	6,170	61.2	19.75	13.73	17.34	2.75	12.83	3.65	0.47	0.43	9.71	9.71	60.72
NASDAQ Listed OTC Companies(17)	21.93	30,151	319.6	26.39	17.73	21.61	1.11	15.73	3.95	0.58	0.49	9.19	8.59	84.54
California Companies(1)	13.45	14,549	76.5	14.00	10.47	13.34	0.82	34.50	34.50	0.16	0.17	5.86	5.86	63.42
Mid-Atlantic Companies(10)	21.60	29,349	305.5	26.91	17.74	21.52	0.52	10.24	-2.71	0.63	0.60	8.68	7.97	90.77
Mid-West Companies(5)	17.49	18,707	170.6	20.82	14.95	17.31	0.59	14.31	4.56	0.29	0.31	9.14	8.82	68.14
New England Companies(2)	28.38	51,879	723.5	29.93	18.32	26.98	4.86	35.76	26.29	1.23	0.58	11.97	11.37	96.13
South-East Companies(1)	34.85	19,571	124.4	41.00	29.56	33.00	5.61	13.15	-8.29	0.39	0.27	13.34	13.03	54.56
Thrift Strategy(18)	20.79	23,956	234.4	25.21	17.17	20.55	0.99	12.57	0.92	0.49	0.47	9.07	8.57	80.27
Diversified Strategy(1)	34.27	93,700	1,337.4	34.36	19.82	32.16	6.56	66.76	57.93	1.88	0.65	12.34	11.15	113.76
Companies Issuing Dividends(17)	22.47	29,790	321.0	27.09	18.08	22.10	1.38	13.45	0.59	0.60	0.50	9.45	8.85	85.93
Companies Without Dividends(2)	13.23	9,235	49.7	13.75	10.74	13.17	0.41	32.25	32.25	0.32	0.33	7.47	7.47	48.95
Equity/Assets < 6%(1)	15.64	5,899	33.5	22.68	13.15	15.59	0.32	-4.87	-15.69	0.11	0.10	6.84	6.38	127.13
Equity/Assets 6-12%(10)	24.43	43,472	497.4	29.01	19.14	24.06	1.33	17.52	4.44	0.81	0.64	9.82	8.89	107.76
Equity/Assets > 12%(8)	18.56	10,536	68.5	21.91	15.53	18.24	1.34	15.34	5.72	0.32	0.33	8.81	8.77	44.24
Holding Company Structure(16)	21.81	24,133	248.7	26.59	18.00	21.55	1.05	10.84	-2.27	0.54	0.51	9.43	8.86	84.79
Assets over $1 Billion(5)	32.17	84,472	981.4	36.40	24.74	31.05	3.46	29.94	8.10	0.97	0.67	11.20	10.31	100.55
Assets $500 Million-$1 Billion(4)	15.86	15,259	95.6	19.11	12.73	15.64	1.12	13.20	7.97	0.24	0.23	7.71	7.60	73.49
Assets $250-$500 Million(7)	20.65	4,505	30.1	26.41	17.29	20.70	0.03	3.75	-5.28	0.55	0.53	9.40	8.66	93.83
Assets less than $250 Million(3)	13.23	3,325	18.5	14.92	11.05	13.13	0.78	21.45	13.03	0.38	0.38	7.63	7.62	35.06
Goodwill Companies(8)	20.44	22,849	252.0	25.08	15.91	19.89	1.84	11.34	-1.00	0.64	0.41	9.24	7.97	94.99
Non-Goodwill Companies(11)	22.27	31,101	321.8	26.13	18.32	22.09	0.87	18.40	7.50	0.52	0.53	9.24	9.24	72.61
MHC Institutions(19)	21.50	27,626	292.4	25.69	17.30	21.16	1.28	15.43	3.92	0.57	0.48	9.24	8.71	82.04
MHC Converted Last 3 Months(1)	13.00	3,920	22.9	13.50	11.00	13.00	0.00	30.00	30.00	0.48	0.48	9.08	9.08	34.47

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*	All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicily traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

					Price Change Data
		Market Capitalization			52 Week(1)		Last Week	% Change From			Current Per Share Financials
Financial Institution		Price/ Share(1)	Shares Outstanding	Market Capitalization(9)	High	Low		Last Week	52 Wks Ago(2)	Dec 31, 2000(2)	Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	( $)	($)	($)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY	36.38	76,824	2,794.9	42.55	30.77	36.48	-0.27	10.41	-2.20	2.59	2.52	17.86	15.45	290.72
BBX	BankAtlantic Bancorp of FL	18.17	59,779	1,086.2	19.75	13.70	17. 95	1.23	18.29	-4.37	1.25	1.45	7.37	5.90	90.81
CFB	Commercial Federal Corp. of NE	27.75	39,871	1,106.4	28.48	23.79	27.57	0.65	10.51	3.89	2.03	2.69	18.84	14.40	293.79
DSL	Downey Financial Corp. of CA	54.46	27,968	1,523.1	55.49	42.81	54.01	0.83	26.65	10.47	3.21	2.34	33.70	33.58	508.52
FXD	FirstFed Financial Corp. of CA	46.43	16,406	761.7	49.05	38.16	45.95	1.04	12.50	6.74	3.96	3.88	26.79	26.40	336.76
FBC	Flagstar Bancorp, Inc. of NI	21.71	61,141	1,327.4	28.11	18.00	21.06	3.09	9.10	1.35	3.36	1.69	11.61	11.61	195.71
GDW	Golden West Fin. Corp. of CA	108.41	152,749	16,559.5	116.91	83.10	105.99	2.28	24.41	5.06	7.79	7.75	42.98	42.98	609.88
GPT	GreenPoint Fin. Corp. of NY(8)*	44.74	131,886	5,900.6	47.30	28.85	43.57	2.69	34.76	26.67	3.42	1.09	14.88	11.89	196.80
NDX	IndyNac Bancorp, Inc. of CA	34.75	61,099	2,123.2	37.44	22.43	34.93	-0.52	47.81	16.65	2.89	-1.46	17.27	16.72	237.35
NYB	New York Community Bcrp of NY*	22.00	264,493	5,818.8	35.57	17.62	20.95	5.01	-5.66	-22.92	1.35	1.83	11.49	3.76	91.07
PFB	PFF Bancorp, Inc. of Pomona CA	37.35	16,785	626.9	40.95	28.96	37.22	0.35	28.75	2.95	2.53	2.38	19.25	19.17	217.11
PFS	Provident Fin. Serv. Inc of NJ*	17.82	60,065	1,070.4	21.55	15.91	17.90	-0.45	-13.58	-5.71	0.59	0.54	13.59	13.22	71.53
SOV	Sovereign Bancorp, Inc. of PA	22.21	310,365	6,893.2	25.20	17.78	21.88	1.51	15.86	-6.48	1.47	1.31	12.29	7.34	156.87
WES	Westcorp of Irvine CA	41.50	51,833	2,151.1	46.80	33.62	41.65	-0.36	15.57	13.54	3.21	3.21	23.65	23.64	289.17
AMEX Traded Companies
BHL	Berkshire Hills Bancorp of NA*	38.35	5,871	225.2	39.20	31.30	36.93	3.85	19.47	5.94	1.76	1.66	20.79	19.81	220.76
BFD	BostonFed Bancorp, Inc. of NA(8)	41. 66	4,540	189.1	43.00	29.20	42.10	-1.05	29.14	19.37	0.99	-0.29	20.59	16.89	374.20
CNY	Carver Bancorp, Inc. of NY	18.30	2,291	41.9	26.50	17.15	18.35	-0.27	6.03	-27.95	2.02	1.95	18.30	18.30	241.31
EFC	EFC Bancorp, Inc. of Elgin IL	25.50	4,653	118.7	28.49	20.25	25.10	1.59	25.93	6.69	1.52	1.43	17.13	17.13	204.35
FDT	Federal Trust Corp of FL	8.17	6,662	54.4	8.25	6.90	8.06	1.36	11.92	2.12	0.46	0.41	4.11	4.11	77.36
GOV	Gouverneur Bcp MHC of NY(42.5)	13.18	2,283	12.8	14.00	10.65	12.88	2.33	20.92	12.65	0.36	0.35	7.82	7.82	42.94
NBN	Northeast Bancorp of Auburn NE*	19.20	2,525	48.5	20.50	16.57	19.39	-0.98	12.94	-0.52	1.50	1.15	14.90	14.59	205.16
SZB	SouthFirst Bancshares of AL	16.05	719	11.5	18.75	14.60	15.45	3.88	9.93	-7.23	-0.90	-1.76	14.16	13.40	193.02
TSN	Teche Hiding Cp of N Theria LA	37.00	2,279	84.3	41.50	33.24	37.50	-1.33	11.28	1.98	2.60	2.55	25.44	25.44	254.70
WSB	Washington SB, FSB of Bowie MD	10.98	7,308	80.2	11.09	8.75	10.50	4.57	12.50	18.70	1.20	0.93	6.41	6.41	64.50
WFD	Westfield Finl MHC of MA(46.5)*	22.49	10,057	109.7	25.50	16.81	21.80	3.17	4.75	-5.35	0.57	0.50	11.59	11.59	78.50
WFI	Winton Financial Corp. of OH(8)	20.60	4,606	94.9	20.90	12.70	20.25	1.73	57.25	56.53	1.05	0.82	9.98	9.96	120.22
WRO	Woronoco Bancorp, Inc. of NA	39.55	3,673	145.3	40.50	25.45	38.40	2.99	41.25	9.10	1.55	1.42	21.43	20.94	240.15
NASDAQ Listed OTC Companies
FIFG	1st Independence Fin Grp of KY	19.24	1,223	23.5	25.00	17.32	18.60	3.44	-1.38	-15.50	-0.89	-0.99	16.77	16.30	147.54
AMFC	AMB Fin. Corp. of Munster IN	15.01	975	14.6	19.36	13.12	15.01	0.00	0.07	4.60	1.04	1.10	13.16	13.16	158.32
ASBF	ASB Financial Corp. of ON	22.50	1,668	37.5	29.24	19.25	23.14	-2.77	14.21	-0.27	1.21	1.19	10.39	10.39	97.53
AABC	Access Anytime Bancorp of NM	14.05	1,227	17.2	14.74	12.12	13.59	3.38	15.92	-1.13	0.95	0.19	13.07	7.62	232.55
AFBC	Advance Fin. Bancorp of WV(8)	25.70	1,390	35.9	26.56	16.54	18.08	42.15	49.42	40.98	1.88	1.51	15.31	10.82	228.39
ALLB	Alliance Bank MHC of PA (20.0)	29.96	3,441	20.6	40.50	22.35	29.00	3.31	27.71	7.00	0.70	0.69	10.18	10.18	111.23
ASBI	Ameriana BanCorp of IN	16.97	3,149	53.4	18.00	14.07	15.75	7.75	13.13	17.03	0.79	1.71	12.43	12.20	136.09
ABCW	Anchor Bancorp Wisconsin of WI	25.74	22,998	592.0	27.13	22.70	25.88	-0.54	5.10	3.37	1.91	1.29	13.38	12.47	166.96
ALFC	Atlantic Liberty Fincl of NY	18.52	1,681	31.1	20.90	16.48	18.41	0.60	0.38	-5.27	0.84	0.84	15.72	15.72	108.69
BCSB	BCSB Bankcorp MHC of MD (36.4)	15.64	5,899	33.5	22.68	13.15	15.59	0.32	-4.87	-15.69	0.11	0.10	6.84	6.38	127.13
BKMU	Bank Mutual Corp of WI	11.60	78,232	907.5	12.60	9.65	11.45	1.31	11.97	1.84	0.33	0.29	9.07	8.33	39.72
BKUNA	BankUnited Fin. Corp. of FL	28.35	30,006	850.7	30.25	20.75	28.40	-0.18	24.29	9.93	1.58	1.46	15.18	14.24	275.35
BRBI	Blue River Bancshares of IN	5.68	3,406	19.3	7.00	4.75	5.97	-4.86	9.65	-8.97	0.10	0.05	4.71	3.66	60.04
BYFC	Broadway Financial Corp. of CA	12.46	1,500	18.7	15.00	11.01	12.45	0.08	1.71	-4.15	1.10	1.02	8.48	8.48	169.12
BRKL	Brookline Bancorp, Inc. of MA*	15.05	59,074	936.3	16.25	13.75	15.09	5.04	2.26	3.32	0.29	0.26	10.09	10.09	27.26
CITZ	CFS Bancorp, Inc. of Munster IN	13.53	12,291	166.3	15.20	12.44	13.59	-0.44	-2.73	-8.58	0.25	0.19	12.57	12.45	119.74
CKFB	CXF Bancorp of Danville KY	17.00	1,470	25.0	20.00	12.00	19.00	-10.53	40.15	1.49	1.14	1.14	10.73	9.99	103.31
CAFI	Camco Fin Corp of Cambridge ON	15.28	7,359	112.4	18.51	12.63	15.18	0.66	-11.16	-11.83	0.64	0.45	12.46	12.06	145.23
CFFN	Capitol Fd Fn MHC of KS (29.1)	34.77	73,970	747.5	39.58	28.88	33.92	2.51	18.63	-3.60	0.36	0.36	13.03	13.03	114.20
CEBK	Central Bncrp of Somerville MA*	32.45	1,665	54.0	38.00	26.00	32.50	-0.15	-6.40	-11.12	1.26	1.09	25.61	24.27	305.31
CCFC	Central Federal Corp. of OH	12.90	2,039	26.3	18.00	11.25	13.24	-2.57	5.74	-19.83	-0.91	-0.96	9.15	9.15	63.24
CHFN	Charter Fincl MHC of GA (18.4)	34.85	19,571	124.4	41.00	29.56	33.00	5.61	13.15	-8.29	0.39	0.27	13.34	13.03	54.56
CFSL	Chesterfield Financial of IL(8)	31.11	3,876	120.6	31.25	22.36	31.09	0.06	36.45	30.99	0.51	0.51	19.29	19.17	93.46
CHEV	Cheviot Fin Cp MXC of 0N(45.0)	10.95	9,919	48.9	13.75	10.17	10.90	0.46	9.50	9.50	-0.02	0.17	7.72	7.72	28.10
CTZN	Citizens First Bancorp of MI	21.23	8,290	176.0	24.47	20.53	21.26	-0.14	1.10	-6.89	1.17	1.11	19.15	17.52	156.09
CFSB	Citizens First Fin Corp. of IL	24.50	1,499	36.7	28.50	20.00	24.00	2.08	0.41	-3.92	1.06	0.84	22.45	22.45	222.97
CSBC	Citizens South Banking of NC	13.25	7,522	99.7	15.25	12.40	12.98	2.08	-9.31	-5.02	0.36	0.20	11.36	10.34	65.76
CSBK	Clifton Svg Bp MHC of NJ (45.0)	11.14	30,530	162.7	14.25	10.50	11.82	0.17	18.40	18.40	0.12	0.13	6.56	6.56	24.91
CFCP	Coastal Fin. Corp. of SC	13.75	15,856	218.0	15.82	10.89	14.54	-5.43	19.57	-5.82	0.87	0.83	4.93	4.93	80.72
CCBI	Commercial Capital Bcrp of CA	22.38	53,126	1,189.0	24.25	10.70	21.50	4.09	104.01	39.35	0.56	0.52	10.97	4.13	89.29

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/ Share(1)	Shares Outst- anding	Market Capitali- zation(9)	52 Week (1)		Last Week	% Change From			Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
Financial Institution					High	Low		Last Week	52 Wks Ago(2)	Dec 31, 2000(2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
CFFC	Community Fin. Corp. of VA	18.80	2,079	39.1	24.70	17.31	19.63	-4.23	9.62	-4.81	1.62	1.62	14.03	14.02	170.87
CIBI	Community Inv. Bncp, Inc of OH	14.27	1,097	15.7	17.00	13.00	14.27	0.00	6.41	-4.68	0.80	0.73	12.21	12.21	110.80
DCOM	Dime Community Bancshare of NY*	17.06	37,304	636.4	21.51	15.33	16.78	1.67	5.24	-16.82	1.33	1.27	7.22	5.72	93.01
DFBS	Dutchfork Bancshares Inc of SC(8)	40.72	1,126	45.9	43.25	33.20	40.72	0.00	20.47	5.77	1.24	1.81	27.48	27.48	180.19
ESBF	ESB Financial Corp. of PA	13.06	10,717	140.0	16.89	10.63	12.97	0.69	-13.22	-18.88	0.87	0.76	8.31	7.61	127.07
ESBX	Elmira Svgs Bank, FSB of NY*	29.84	1,084	32.3	33.35	25.45	29.00	2.90	12.22	5.03	2.30	1.79	18.63	18.16	289.26
EVRT	Evertrust Fin. Grp, Inc. of WA(8)*	25.43	6,893	175.3	30.44	15.95	25.43	0.00	34.76	20.81	1.23	1.17	13.23	13.23	111.57
FFDF	FFD Financial Corp of Dover OH	14.00	1,207	16.9	16.50	13.00	14.91	-6.10	-3.05	-5.08	0.70	0.35	14.18	14.18	113.18
FFLC	FFLC Bancorp of Lessburg FL	27.01	5,405	146.0	30.95	24.26	26.83	0.67	-7.37	-6.05	1.68	1.58	14.89	14.89	187.05
FFWC	FFW Corporation of Wabash IN	22.00	1,285	28.3	26.12	20.14	22.00	0.00	5.62	0.00	1.92	1.52	18.87	18.11	186.09
FMCO	FMS Fin Corp. of Burlington NJ	16.34	6,501	106.2	20.50	15.06	16.01	2.06	-11.44	-9.22	1.11	1.11	10.05	9.60	190.77
FFHN	FSF Financial Corp. of MN(8)	34.80	2,386	83.0	35.00	28.01	34.73	0.20	12.26	14.10	1.82	0.77	21.64	19.63	214.09
FSBI	Fidelity Bancorp, Inc. of PA	21.99	2,668	58.7	24.35	19.75	21.85	0.64	6.39	-6.39	1.68	1.45	14.94	13.86	238.29
FFFL	Fidelity Bankshares, Inc of FL	37.69	15,130	570.2	38.45	25.70	35.90	4.99	37.10	20.03	1.27	1.32	12.50	12.36	224.89
FFED	Fidelity Fed. Bancorp of IN(8)	1.54	11,000	16.9	2.55	1.32	1.63	-5.52	-6.10	-2.53	0.02	-0.01	1.42	1.42	17.52
FBTC	First BancTrust Corp of IL	12.50	2,500	31.3	13.75	11.05	12.50	0.00	11.41	3.05	0.61	0.44	10.30	10.30	88.49
FBEI	First Bancorp of Indiana of IN	20.70	1,624	33.6	23.40	19.05	20.01	3.45	4.76	3.14	0.87	0.43	18.83	17.57	145.78
FBSI	First Bancshares, Inc. of NO	20.24	1,658	33.6	22.15	16.82	19.28	4.98	20.76	-3.62	1.35	1.27	16.71	16.41	161.76
FCAP	First Capital, Inc. of IN	20.56	2,817	57.9	25.00	19.00	20.50	0.29	2.80	-2.10	1.24	1.25	15.57	13.45	148.33
FCFL	First Community Bk Corp of FL	21.99	2,115	46.5	26.19	14.00	21.60	1.81	77.34	43.73	0.82	0.76	10.65	10.45	101.69
FDEF	First Defiance Fin. Corp of OH	26.10	6,318	164.9	30.65	22.01	25.47	2.47	0.42	0.77	1.92	1.37	19.70	16.64	169.86
FFFS	First Fed serv MHC of IL(45.0)	13.00	3,920	22.9	13.50	11.00	13.00	0.00	30.00	30.00	0.48	0.48	9.08	9.08	34.47
FFBN	First Fed. Bankshares of AR	20.71	5,195	107.6	21.50	17.36	30.50	1.02	18.68	1.02	1.40	1.26	14.35	14.35	137.18
FTFC	First Fed. Capital Corp. of WI(8)	29.67	22,517	668.1	30.40	19.76	29.51	0.54	42.03	31.52	1.62	0.70	12.63	8.62	163.64
FFBI	First Federal Bancshares of IL	20.40	1,310	26.7	36.00	20.35	22.00	-7.27	-35.79	-42.05	1.71	1.65	16.43	15.21	234.90
FFSX	First Federal Bankshares of IA	22.87	3,740	85.5	25.24	20.00	22.95	-0.35	2.19	-7.26	1.49	1.26	19.34	14.32	169.32
FFBZ	First Federal Bncrp, Inc of OH(8)	13.10	3,286	43.0	15.00	7.67	13.09	0.08	66.03	44.43	0.56	0.48	6.97	6.97	78.57
FFCH	First Fin. Holdings Inc. of SC	30.60	12,382	378.9	33.14	25.75	30.45	0.49	8.32	-2.14	2.03	1.81	13.18	11.36	198.02
FFHS	First Franklin Corp. of OH	20.35	1,646	33.5	21.48	15.26	20.50	-0.73	10.00	13.24	0.69	0.41	14.32	14.32	165.72
FKFS	First Keystone Fin., Inc of PA	22.30	1,926	42.9	29.00	22.25	22.50	-0.89	-8.98	-18.32	1.35	0.70	14.63	14.63	293.33
CASH	First Midwest Fin., Inc. of IA	21.00	2,497	52.4	24.75	20.26	21.10	-0.47	-3.40	-2.78	1.70	1.92	17.95	16.59	303.38
FMSB	First Mutual Bncshrs Inc of WA*	24.35	5,277	128.5	26.45	17.29	24.21	0.58	36.41	9.34	1.66	1.47	10.38	10.38	182.62
FNFG	First Niagara Fin. Group of NY*	13.06	83,686	1,092.9	15.90	11.49	12.44	4.98	-15.19	-12.76	0.43	0.42	8.70	7.33	42.89
FNFI	First Niles Fin., Inc. of OH	18.50	1,376	25.5	19.50	15.60	18.00	2.78	15.26	4.23	0.76	0.64	11.19	11.19	70.69
FPTB	First PacTrust Bancorp of CA	23.83	4,696	111.9	24.33	19.53	23.60	0.97	16.59	6.77	1.01	1.00	16.66	16.66	141.61
FPFC	First Place Fin. Corp. of OH	18.57	15,141	281.2	20.00	16.44	18.92	-1.85	8.60	-4.92	0.93	0.64	14.74	9.83	148.41
FBNW	FirstBank NW Corp. of WA	28.25	2,965	83.8	31.05	24.50	27.47	2.84	0.89	-6.92	1.73	1.30	23.50	16.48	247.10
FFIC	Flushing Fin. Corp. of NY*	18.32	19,228	352.3	19.50	13.49	17.63	3.91	22.13	0.22	1.18	1.17	7.80	7.59	105.47
FKKY	Frankfort First Bancorp of KY	23.86	1,267	30.2	26.36	19.79	23.98	-0.50	16.90	14.71	0.80	0.80	13.95	13.95	108.90
FBTX	Franklin Bank Corp of TX	16.19	21,225	343.6	20.70	14.33	15.76	2.73	11.66	-14.79	0.59	0.50	11.98	9.15	144.65
GUPB	GFSB Bancorp, Inc of Gallup NM(8)	19.85	1,146	22.7	25.98	17.00	22.00	-9.77	15.41	-9.32	1.42	1.39	16.18	16.18	208.47
GSLA	GS Financial Corp. of LA	18.72	1,299	24.3	20.00	17.73	18.52	1.08	-0.16	-3.70	0.40	0.19	21.86	21.86	161.27
GTPS	Great American Bancorp of IL	25.60	735	18.8	36.75	23.00	25.10	1.99	-22.78	-26.88	1.67	1.57	23.09	22.43	213.96
PEDE	Great Pee Dee Bancorp of SC	15.50	1,812	28.1	18.10	15.05	15.50	0.00	-3.06	-11.93	0.68	0.62	14.60	14.00	86.60
GAFC	Greater Atlant. Fin Corp of VA	6.01	3,012	18.1	8.31	5.78	6.08	-1.15	-17.67	-26.26	-0.04	-3.12	6.38	5.96	167.48
GCBC	Green Co Bcrp MHC of NY(43.9)	31.60	2,054	28.5	36.00	27.75	32.81	-3.69	5.69	-4.82	1.42	1.42	14.52	14.52	138.55
HFFC	HF Financial Corp. of SD	16.07	3,533	56.0	18.25	14.05	15.55	3.34	-0.99	-1.71	1.13	0.85	14.37	12.97	233.01
HMNF	HMN Financial, Inc. of MN	26.80	4,457	119.4	28.19	20.00	26.28	1.98	29.72	10.33	2.20	1.66	18.20	17.26	205.09
HARB	Harbor Florida Bancshrs of FL	31.02	23,788	737. 9	31.84	25.29	30.75	0.88	14.42	4.30	1.66	1.52	11.68	11.51	108.97
HARL	Harleysville Svgs Fin Cp of PA	28.64	2,292	65.6	34.50	25.51	27.54	3.99	14.56	-4.21	2.06	1.91	18.88	18.88	308.86
HWFG	Harrington West Fncl Grp of CA	16.30	5,269	85.9	18.00	12.08	16.40	-0.61	33.94	17.86	1.53	1.46	9.29	8.35	199.36
HIFS	Hingham Inst. for Sav. of MA*	42.00	2,081	87.4	44.97	35.82	41.75	0.60	5.00	1.11	2.80	2.77	20.26	20.26	252.79
HCFC	Home City Fin. Corp. of OH	15.31	824	12. 6	18.25	13.99	16.16	-5.26	8.97	-11.25	0.79	0.78	15.03	14.67	185.99
HWEN	Home Financial Bancorp of IN	5.75	1,356	7.8	6.40	4.79	4.95	16.16	8.49	-8.87	0.24	0.33	5.21	5.21	44.04
HLFC	Home Loan Financial Corp of OH	19.51	1,691	33.0	21.25	16.35	19.50	0.05	19.33	1.35	1.12	1.11	13.46	13.46	93.15
HFBC	NopFed Bancorp, Inc. of XY	16.49	3,637	60.0	18.50	16.00	16.54	-0.30	0.86	-4.35	1.09	0.98	12.75	11.20	160.10
HRZB	Horizon Financial Corp. of WA*	19.58	10,303	201.7	22.56	16.14	19.30	1.45	14.17	11.82	1.24	1.06	10.44	10.39	85.17
HCBK	Hudson Cty Bcp MHC of NJ(34.5)*	35.04	187,157	2,262.9	40.38	28.86	34.50	1.57	19.71	-8.22	1.16	1.10	6.88	6.88	99.76
HRBT	Hudson River Bancorp Inc of NY (8)	18.52	30,430	563.6	21.44	15.55	17.75	4.34	11.10	-5.12	1.08	1.08	9.36	7.06	85.76
ICBC	Independence Comm Bnk Cp of NY	40.13	83,392	3,346.5	41.58	33.41	38.94	3.06	18.41	11.57	1.99	1.98	25.78	11.28	216.06
IFSB	Independence FSB of DC(8)	20.56	1,552	31.9	25.49	17.50	20.45	0.54	17.49	-11.61	-0.15	-1.58	12.88	12.88	129.78
JXSB	Jcksnville Bcp MNC of IL(46.8)	15.25	1,952	13.9	20.00	13.20	15.25	0.00	0.00	-9.55	0.35	0.25	9.86	8.30	136.17
JFBI	Jefferson Bancshares Inc of TN	13.09	8,386	109.8	15.09	11.30	12.73	2.83	-2.24	-5.14	0.15	0.46	11.26	11.26	36.76
KFED	K-Fed Bancorp of CA MHC (39.1)	13.45	14,549	76.5	14.00	10.47	13.34	0.82	34.50	34.50	0.16	0.17	5.86	5.86	63.42
KNBT	KNBT Bancorp. Inc. of PA	16.76	28,854	483. 6	17.99	14.17	16.79	-0.18	67.60	-4.66	-0.33	0.34	13.79	12.21	71.29

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/ Share(1)	Shares Outst- anding	Market Capitalization(9)	52 Week (1)			% Change From			Trailing 12 No. KPS(3)	12 No. Core KPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
Financial Institution					High	Low	Last Week	Last Week	52 Wks Ago(2)	Dec 31, 2000(2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
LSBX	LSB Corp of No. Andover MA*	19.69	4,307	84.8	19.69	15.00	17.70	11.24	23.06	13.75	1.41	2.01	13.23	13.23	110.58
LSBI	LSB Fin. Corp. of Lafayette IN	23.55	1,363	32.1	28.00	22.00	23.58	-0.13	-0.17	-14.36	2.21	1.72	21.21	21.21	251.44
LARL	Laurel Capital Group Inc of PA	22.00	1,929	42.4	25.98	19.13	21.05	4.51	8.59	-11.11	0.94	0.92	14.27	12.32	156.17
LNCB	Lincoln Bancorp of IN	18.44	4,430	81.7	21.52	16.12	18.25	1.04	-4.01	-7.57	0.77	0.74	18.18	17.70	131.19
MAFB	MAF Bancorp, Inc. of IL	42.46	32,668	1,387.1	44.95	37.29	42.09	0.88	8.62	1.34	2.92	2.65	27.74	19.32	286.97
MFBC	MFB Corp. of Mishawaka IN	28.56	1,329	38.0	35.00	26.75	30.50	-6.36	1.89	-6.24	2.02	1.30	26.87	26.87	322.00
MASB	MassBank Corp. of Reading MA*	36.57	4,393	160.7	44.27	32.05	34.94	4.67	-1.38	-14.97	1.73	1.48	24.51	24.26	223.18
MTXC	Matrix Bancorp, Inc. of CO	11.97	6,520	78.0	13.90	8.00	10.75	11.35	31.39	29.41	0.64	1.13	11.38	11.38	266.38
MFLR	Mayflower Co-Op. Bank of MA*	18.11	2,052	37.2	21.00	12.67	18.35	-1.31	33.06	20.65	0.94	0.54	8.70	8.65	101.66
MCBF	Monarch Community Bncrp of MI	14.25	2,710	38.6	17.21	12.57	13.90	2.52	-5.19	-11.55	0.19	-0.07	15.50	11.59	107.72
MFSF	MutualFirst Fin. Inc. of IN	23.00	4,949	113.8	29.21	20.94	23.05	-0.22	-13.04	-8.40	1.49	1.31	18.64	18.45	165.37
MYST	Mystic Financial, Inc. of MA(8)*	40.10	1,570	63.0	40.47	23.31	38.50	4.16	71.66	32.65	1.02	0.51	17.65	17.65	272.88
NASB	NASB Fin, Inc. of Grandview NO	36.21	8,458	306.3	44.50	33.08	38.24	-5.31	-2.11	-13.60	2.97	1.91	15.79	15.41	159.12
NHTB	NH Thrift Bancshares of NN	29.32	2,075	60.8	35.67	24.45	29.25	0.24	17.23	-13.38	2.89	2.09	19.75	13.90	291.52
NTBK	NetBank, Inc. of Alpharetta GA	10.89	46,673	508.3	14.83	9.83	10.65	2.25	-13.57	-18.43	0.73	-1.19	9.22	7.73	110.89
NABC	NewAlliance Bancshares of CT	13.76	114,159	1,570.8	15.72	12.92	13.69	0.51	37.60	37.60	-0.15	0.25	12.29	7.95	55.98
NMIL	Nenmil Bancorp, Inc. of CT*	28.64	4,208	120.5	29.85	24.26	27.75	3.21	18.10	-1.41	1.89	1.83	12.64	10.60	173.66
FFFD	North Central Bancshares of IA	37.99	1,563	59.4	39.25	34.90	36.80	3.23	5.47	3.12	3.53	3.53	26.37	23.19	288.05
NEIB	Northeast Indiana Bncrp of IN	31.28	1,468	31.2	22.93	18.12	21.85	-2.61	2.70	1.14	1.13	1.04	18.07	18.07	153.34
NEPF	Northeast PA Fin. Corp of PA	17.17	4,172	71.6	20.00	15.70	17.10	0.41	9.36	-10.62	-0.07	-0.15	13.77	11.22	211.06
NWSB	Northwest Bcrp MHC of PA (41.4)	21.91	47,960	434.9	26.67	16.56	21.68	1.06	31.43	2.67	1.05	0.97	10.42	7.46	120.49
OCFC	OceanFirst Fin. Corp of NJ	22.81	13,244	302.1	28.00	21.30	23.13	-1.38	-14.34	-15.99	1.37	0.83	10.23	10.12	140.24
ONFC	Oneida Fincl MHC of NY (42.4)	12.00	7,488	38.1	17.65	8.74	11.86	1.18	-24.67	-18.59	0.40	0.34	6.52	4.74	57.53
PBNC	PFS Bancorp Inc. of Aurora IN	21.91	1,474	32.3	22.86	17.55	21.53	1.76	23.79	11.50	0.57	0.57	18.42	18.42	84.66
PHSB	PHSB Financial Corp. of PA(8)	26.67	2,903	77.4	26.95	17.60	26.55	0.45	44.08	24.05	1.02	0.49	15.65	15.65	111.27
PVFC	PVF Capital Corp. of Solon OR	14.80	7,026	104.0	16.34	11.65	14.90	-0.67	10.53	1.02	1.07	0.45	8.86	8.86	105.55
PPBI	Pacific Premier Bncrp of CA(8)	11.05	5,255	58.1	15.25	6.71	11.00	0.45	48.12	-0.36	1.09	1.27	7.88	7.88	80.63
PBCI	Pamrapo Bancorp, Inc. of NJ	22.89	4,975	113.9	29.60	19.45	22.43	2.05	13.65	-9.70	1.60	1.60	10.68	10.68	129.39
PFED	Park Bancorp of Chicago IL	31.60	1,145	36.2	35.05	26.58	31.34	0.83	16.22	8.74	2.27	2.06	26.09	26.09	236.49
PVSA	Parkvale Financial Corp of PA	25.75	5,581	143.7	30.73	24.63	25.36	1.54	-0.89	-4.10	1.79	1.67	18.76	16.76	288.92
PRTR	Partners Trust Fin. Grp. of NY	9.95	27,743	276.0	21.27	9.35	10.27	-3.12	-11.00	-42.91	0.60	0.58	11.00	5.29	78.67
PBhC	Pathfinder BC MHC of NY (35.3)*	16.08	2,448	13.9	21.00	14.77	16.08	0.00	-4.51	-12.89	0.61	0.42	8.61	6.74	122.52
PFSL	PennFed Fin. Services of NJ	30.42	6,788	206.5	36.95	27.80	29.68	2.49	6.03	-9.19	1.78	1.73	17.44	17.24	280.24
PFDC	Peoples Bancorp of Auburn IN	22.52	3,371	75.9	28.00	21.50	22.10	1.90	-1.66	-6.17	1.45	1.38	18.82	17.98	146.39
PBCT	Peoples Bank MHC of CT (41.7)*	34.27	93,700	1,337.4	34.36	19.82	32.16	6.56	66.76	57.93	1.88	0.65	12.34	11.15	113.76
PCBI	Peoples Community Bcrp. of OH	23.52	3,899	91.7	24.50	19.83	23.01	2.22	7.15	4.53	0.73	0.70	19.16	17.80	218.56
PSFC	Peoples Sidney Fin. Corp of OH	15.80	1,433	22.6	18.50	13.25	16.44	-3.89	17.04	-0.50	0.67	0.67	12.18	12.18	95.46
PFSL	Pocahontas Bancorp, Inc. of AR	17.24	4,571	78.8	18.11	12.75	17.35	-0.63	35.11	8.16	1.23	1.23	10.87	7.50	155.97
PBCP	Provident Bancorp, Inc. of NY	11.21	39,638	444.3	12.42	8.04	11.03	1.63	28.26	5.75	0.24	0.29	8.64	6.83	44.97
PROV	Provident Fin. Holdings of CA	25.02	7,092	177.4	26.00	19.92	23.34	7.20	22.77	3.47	2.37	0.79	15.51	15.49	185.99
PULB	Pulaski Fin Cp of St. Louis MO	18.02	5,474	98.6	20.44	14.31	17.97	0.28	23.00	6.75	1.03	0.31	7.05	6.95	103.51
RPFG	Ranier Pacific Fin Group of WA	18.00	8,442	152.0	18.35	15.22	1_.04	-0.22	80.00	13.07	-0.24	-0.31	12.92	12.89	90.10
RIVR	River Valley Bancorp of IN	21.85	1,599	34.9	30.25	19.55	22.25	-1.80	8.60	-25.76	1.58	1.20	13.82	13.80	161.64
RVSB	Riverview Bancorp, Inc. of WA	20.59	4,790	98.6	21.83	18.30	20.80	-1.01	11.24	-3.15	1.51	1.52	13.83	11.76	107.59
ROME	Rome Bncp Inc MHC of NY (38.5)*	28.70	4,233	46.8	36.00	24.05	29.00	-1.03	12.55	-7.60	0.36	0.45	8..40	8.40	62.68
SVBI	Severn Bancorp, Inc. of MD	36.59	4,159	152.2	37.70	26.05	32.76	11.69	35.52	14.52	2.88	2.75	13.08	13.00	149.27
SFFS	Sound Fed Bancorp, Inc. of NY	14.00	12,550	175.7	17.35	12.51	14.05	-0.36	-11.39	-10.20	0.51	0.51	9.96	8.85	72.88
SSFC	South Street Fin. Corp. of NC*	10.24	3,068	31.4	10.95	9.13	10.80	-5.19	0.49	-0.92	0.29	0.29	8.29	8.29	68.99
SMBC	Southern Missouri Bncrp of MO	15.21	2,252	34.3	17.50	12.75	15.25	-0.26	10.62	9.82	1.28	1.29	11.52	10.25	138.50
STSA	Sterling Financial Corp of WA	33.85	22,615	765.5	35.42	24.89	33.23	1.87	29.64	8.81	1.90	1.85	18.05	11.46	276.77
STBI	Sturgis Bancorp, Inc. of NI	14.00	2,730	38.2	15.87	11.50	14.25	-1.75	21.74	-1.34	0.82	0.50	10.74	8.83	107.72
SYNF	Synergy Financial Group of NJ	10.39	12,452	129.4	11.50	6.93	10.17	2.16	48.85	3.38	0.31	0.31	8.39	8.33	64.26
THDD	TF Fin. Corp. of Newtown PA	27.45	2,887	79.2	35.47	26.30	27.47	-0.07	-12.86	-19.74	-1.31	-1.22	19.84	18.24	216.37
TONE	TierOne Corp. of Lincoln NE	21.13	18,286	3_6.4	25.37	19.77	20.73	1.93	-6.09	-7.97	1.29	1.18	14.42	14.42	123.33
TSBK	Timberland Bancorp, Inc. of WA	22.94	3,892	89.3	24.95	21.00	22.76	0.79	-4.38	1.10	1.46	1.40	18.44	18.44	112.46
TRST	TrustCo Bank Corp NY of NY	12.90	74,191	957.1	14.25	11.80	12.89	0.08	-1.53	-1.90	0.74	0.63	2.89	2.89	3_.40
UCBC	Union Community Bancorp of IN	17.96	1,988	35.7	19.60	16.53	17.90	0.34	8.98	2.86	1.00	1.00	17.06	15.67	131.56
UCFC	United Community Fin. of OH	11.43	31,165	356.2	13.99	9.53	11.31	1.06	15.57	0.18	0.69	0.55	7.84	6.65	70.07
UPFCE	United PanAm Fin. Corp of CA	17.00	16,164	274.8	19.64	14.20	16.44	3.41	1.49	1.86	0.97	0.94	6.90	6.90	104.19
UTBI	United Tenn. Bankshares of TN	17.90	1,202	21.5	20.00	13.20	17.30	3.47	26.50	10.63	1.70	1.65	14.21	13.58	102.69
WSFS	WSFS Financial Corp. of DE (8)*	50.34	7,016	353.2	52.42	41.45	49.36	1.99	14.75	12.24	3.47	3.30	25.33	25.17	342.07
WVFC	WVS Financial Corp. of PA	17.70	2,497	44.2	19.98	16.00	17.52	1.03	-1.67	1.14	0.97	0.97	11.83	11.83	160.26
WSBI	Warwick Community Bncrp of NY(8)*	32.45	4,499	146.0	35.30	28.17	32.31	0.43	8.24	-5.67	0.22	0.17	15.11	14.60	159.58
WFSL	Washington Federal, Inc. of WA	25.77	78,444	2,021.5	26.44	22.13	25.54	0.90	7.33	-0.12	1.72	1.72	13.9_	13.23	92.86
WAYN	Wayne Savings Bancshares of OH	15.95	3,770	60.1	21.00	13.71	15.65	1.92	14.01	-11.39	0.65	0.62	11.15	10.76	102.51

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1A (continued)

Weekly Thrift Market Line - Part One

Prices As Of September 3, 2004

											Current Per Share Financials
		Market Capitalization			Price Change Data						Trailing 12 No. EPS(3)	12 No. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
		Price/ Share(1)	Shares Outst- anding	Market Capital- ization(9)	52 week (1)		Last Week	% Change From
Financial Institution					High	Low		Last Week	52 Wks Ago(2)	Dec 31, 2000(2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
WYPT	Waypoint Financial Corp of PA(8)	27.97	33,402	934.3	28.15	18.55	27.66	1.12	46.90	28.95	1.02	0.78	11.86	11.23	162.95
WCFB	Wbstr Cty Fed MHC of IA (39.0)	13.50	3,772	19.9	17.25	11.50	13.50	0.00	13.45	-3.57	0.30	0.30	5.99	5.96	27.78
WEPC	Wells Fin. Corp. of Wells MN	27.15	1,161	31.5	34.79	22.16	26.75	1.50	-0.37	-9.50	2.32	1.14	24.40	24.40	192.38
WGBC	Willow Grove Bancorp Inc of PA	17.00	9,884	168.0	18.78	14.85	16.21	4.87	1.98	-4.28	0.62	0.52	10.50	10.40	93.24

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
Financial Institution	Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs / NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div. / Share	Dividend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Market Averages, SAIF-Insured Thrifts (no MHCs)
SAIF-Insured Thrifts(149)	10.11	9.28	0.81	8.86	5.44	0.68	7.12	0.62	171.95	0.97	17.04	149.35	14.69	163.82	19.20	0.46	2.16	34.20
NYSE Traded Companies(11)	7.31	6.62	1.20	16.37	7.99	0.92	12.44	0.41	185.62	0.98	13.29	193.01	14.15	217.66	14.49	0.57	1.71	20.41
AMEX Traded Companies(9)	8.21	8.12	0.80	9.00	5.56	0.64	7.18	0.35	249.21	0.76	15.42	151.75	12.42	153.29	16.89	0.50	2.21	29.77
NASDAQ Listed OTC Companies(129)	10.49	9.60	0.77	8.14	5.19	0.66	6.61	0.66	166.35	0.98	17.56	145.03	14.88	159.27	19.86	0.45	2.20	36.08
California Companies(13)	7.89	7.17	1.10	14.42	7.05	0.81	10.69	0.26	344.79	1.22	14.18	186.25	14.64	187.42	17.48	0.42	1.37	20.36
Florida Companies(7)	7.66	7.33	0.98	11.94	5.25	0.96	11.71	0.34	267.38	0.83	20.21	226.72	17.45	238.87	20.98	0.25	0.96	18.40
Mid-Atlantic Companies(33)	9.22	8.10	0.77	9.09	4.98	0.67	6.77	0.31	214.77	1.06	17.48	154.00	14.57	178.05	19.58	0.46	2.19	38.93
Mid-West Companies(68)	10.59	9.94	0.80	8.05	5.77	0.66	6.64	0.85	126.09	0.89	17.24	134.75	14.06	145.48	19.44	0.51	2.51	39.45
New England Companies(4)	12.55	9.23	0.49	6.87	4.23	0.66	6.93	0.12	437.64	0.91	17.83	148.32	17.04	190.96	20.94	0.62	2.09	41.38
North-West Companies(6)	12.45	11.12	1.01	8.78	5.13	0.94	8.18	0.31	218.24	1.19	15.70	150.78	18.49	183.45	16.99	0.49	2.09	34.06
South-East Companies(14)	12.35	11.90	0.66	6.62	3.98	0.49	4.34	0.75	115.85	0.97	14.97	140.90	15.92	147.95	17.54	0.45	2.30	32.10
South-West Companies(3)	6.95	4.80	0.49	6.27	5.20	0.24	2.86	0.30	109.28	0.44	21.12	121.32	8.62	180.66	32.38	0.00	0.00	0.00
Western Companies (Excl CA)(1)	4.27	4.27	0.24	5.90	5.35	0.43	10.41	2.55	23.70	0.80	18.70	105.18	4.49	105.18	10.59	0.00	0.00	0.00
Thrift Strategy(140)	10.24	9.44	0.79	8.59	5.34	0.67	6.89	0.63	166.10	0.96	17.23	147.47	14.72	159.93	19.12	0.47	2.21	35.40
Mortgage Banker Strategy(7)	7.54	6.00	1.07	13.95	7.22	0.92	12.18	0.36	289.63	1.07	14.19	185.96	14.12	244.43	18.29	0.28	1.12	14.70
Real Estate Strategy(2)	8.39	8.39	1.06	12.51	7.23	0.44	5.26	1.47	38.75	0.69	13.83	167.04	14.02	167.04	32.89	0.27	1.82	25.23
Companies Issuing Dividends(135)	10.38	9.56	0.82	8.91	5.51	0.70	7.43	0.62	176.13	0.95	16.89	148.79	14.99	162.09	19.15	0.50	2.33	37.19
Companies Without Dividends(14)	6.69	5.76	0.61	8.29	4.60	0.38	3.24	0.64	113.39	1.22	19.09	156.31	10.90	184.97	19.95	0.00	0.00	0.00
Equity/Assets <6%(13)	5.16	4.81	0.64	11.23	6.72	0.37	5.56	0.60	143.08	0.72	15.54	161.28	8.46	172.63	17.22	0.26	1.32	17.91
Equity/Assets 6-12%(101)	8.82	8.15	0.88	9.95	5.94	0.72	8.17	0.65	172.32	1.02	16.49	156.10	13.80	172.55	18.87	0.50	2.19	32.34
Equity/Assets >12%(35)	15.57	14.14	0.68	4.91	3.57	0.67	4.76	0.53	180.95	0.90	20.18	126.11	19.52	135.35	21.65	0.43	2.38	49.82
Converted Last 3 Mths (no MHC)(1)	13.98	6.72	0.76	5.45	6.03	0.74	5.27	0.24	233.62	0.91	16.58	90.45	12.65	188.09	17.16	0.24	2.41	40.00
Actively Traded Companies(10)	8.51	7.19	1.10	13.30	6.51	1.16	13.98	0.52	138.51	0.89	15.66	187.58	15.75	231.14	14.63	0.57	2.05	26.67
Market Value Below $20 Million(12)	8.38	7.90	0.43	4.72	4.04	0.15	-0.66	0.83	81.84	0.74	17.13	112.30	9.34	124.15	16.46	0.26	1.74	30.92
Holding Company Structure(147)	10.11	9.28	0.80	8.78	5.40	0.67	7.06	0.62	171.95	0.97	17.11	149.18	14.67	163.76	19.27	0.46	2.16	34.30
Assets Over $1 Billion(52)	9.36	7.96	0.96	11.73	5.95	0.81	9.62	0.52	203.57	1.07	16.02	173.30	15.80	198.92	18.65	0.44	1.83	27.73
Assets $500 Million-$1 Billion(35)	8.91	8.30	0.74	8.37	5.36	0.57	5.68	0.42	210.70	0.92	17.48	148.58	13.10	160.77	20.23	0.48	2.14	37.26
Assets $250-$500 Million(31)	10.78	10.13	0.79	7.95	6.17	0.74	7.21	0.81	129.29	0.94	16.18	128.80	13.60	138.96	17.56	0.47	2.34	37.62
Assets less than $250 Million(31)	12.24	12.00	0.63	5.24	3.92	0.53	4.34	0.89	99.20	0.87	19.43	128.38	15.70	131.68	20.75	0.47	2.58	40.38
Goodwill Companies(99)	9.86	8.64	0.80	8.80	5.27	0.66	6.79	0.54	192.56	1.00	16.99	150.23	14.55	171.70	19.13	0.47	2.13	34.35
Non-Goodwill Companies(50)	10.63	10.63	0.82	8.99	5.82	0.72	7.81	0.79	128.91	0.89	17.14	147.51	14.97	147.51	19.33	0.46	2.21	33.90
Acquirors of FSLIC Cases(6)	8.86	8.35	1.04	11.92	6.34	1.18	13.55	0.64	100.43	0.78	16.20	176.40	15.63	188.20	14.50	0.56	2.02	23.26

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*	All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of each information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
Financial Institution	Equity/ Assets	Tang- Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs / NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Market Averages. BIF-Insured Thrifts (no MHCs)
BIF-Insured Thrifts (23)	11.80	10.87	1.04	10.38	3.51	1.01	9.95	0.13	372.65	1.01	18.35	177.05	19.85	186.23	20.33	0.53	2.37	40.42
NYSE Traded Companies (3)	15.81	11.31	1.32	9.61	4.72	1.60	12.09	0.12	376.55	0.77	23.25	161.30	24.53	134.80	22.51	0.62	2.95	57.38
ANEX Traded Companies (2)	8.34	8.04	0.82	9.37	6.20	0.70	7.93	0.29	274.47	1.11	17.29	156.66	13.37	162.59	19.90	0.42	1.56	25.64
NASDAQ Listed OTC Companies (10)	11.72	11.22	1.03	10.64	5.52	0.90	9.95	0.11	399.59	1.03	17.70	182.21	20.11	193.28	20.04	0.53	2.40	40.06
Mid-Atlantic Companies (9)	12.25	9.89	1.21	11.64	5.78	1.26	11.86	0.17	293.08	0.82	19.70	184.01	20.92	203.38	20.31	0.54	2.69	49.14
New England Companies (10)	12.10	11.83	0.95	9.41	5.38	0.90	8.81	0.12	373.11	1.14	18.11	170.80	20.07	178.04	21.05	0.55	2.05	36.04
North-West Companies(3)	8.97	8.94	1.26	14.44	6.58	1.09	12.61	0.07	768.20	1.31	15.23	211.07	18.16	211.52	17.52	0.44	2.07	31.81
South-East Companies (1)	12.02	12.02	0.41	3.50	2.83	0.41	3.50	0.00	0.00	0.39	NM	123.52	14.84	123.52	NM	0.40	3.91	0.00
Thrift Strategy (22)	11.80	10.87	1.04	10.38	5.51	1.01	9.95	0.13	372.65	1.01	18.35	177.05	19.85	186.23	20.33	0.53	2.37	40.42
Companies Issuing Dividends (23)	11.80	10.87	1.04	10.38	5.51	1.01	9.95	0.13	372.65	1.01	18.35	177.05	19.85	186.23	20.33	0.53	2.37	40.42
Equity/Assets <6% (1)	5.68	5.68	1.00	17.06	6.82	0.88	15.11	0.12	768.20	1.11	14.67	234.59	13.33	234.59	16.56	0.36	1.48	21.69
Equity/Assets 6-12% (16)	8.50	8.10	1.00	11.52	6.23	0.95	10.74	0.15	325.13	0.99	16.93	182.86	15.32	195.39	19.47	0.57	2.19	35.81
Equity/Assets >12% (6)	18.86	16.82	1.12	7.18	3.96	1.16	7.65	0.11	351.6_	1.03	23.17	156.81	29.25	156.41	23.65	0.47	2.84	57.78
Actively Traded Companies (5)	10.32	10.20	1.05	9.94	5.75	1.08	10.02	0.04	406.83	1.17	18.33	163.92	16.88	165.81	19.58	0.65	2.24	40.09
Holding Company Structure (20)	12.62	11.53	1.05	10.01	5.30	1.06	9.99	0.13	358.76	1.01	18.94	174.08	20.84	184.63	20.00	0.51	2.41	41.96
Assets Over $1 Billion (9)	16.21	14.15	1.20	9.94	4.77	1.24	10.38	0.15	297.88	0.93	21.17	103.63	27.25	200.54	21.39	0.47	2.43	48.18
Assets $500 Million-$1 Billion (9)	8.55	8.28	0.97	11.47	6.12	0.87	10.27	0.13	470.31	1.02	17.19	180.11	15.11	188.08	19.57	0.59	2.04	35.03
Assets $250-$500 Million (3)	9.20	9.12	1.09	11.31	7.43	1.28	12.39	0.13	258.21	1.47	13.47	154.50	14.06	156.57	13.23	0.64	2.59	34.96
Assets less than $250 Million (2)	10.29	10.26	0.66	7.19	4.01	0.47	4.87	0.04	0.00	0.79	19.27	165.84	16.33	166.44	33.54	0.40	3.06	42.55
Goodwill Companies (16)	10.59	9.31	1.05	10.63	5.68	0.99	9.86	0.16	302.09	0.96	19.22	178.12	18.20	191.21	21.83	0.55	2.36	43.27
Non-Goodwill Companies (7)	14.94	14.94	1.01	9.74	5.06	1.08	10.20	0.06	690.15	1.13	14.54	174.27	24.15	174.27	13.84	0.47	2.38	28.09

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*	All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations. The information provided in this report has been obtained (from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
Financial Institution	Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs / NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio(7)
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Market Averages. MNC Institutions
SAIF-Insured Thrifts(14)	15.52	14.97	0.63	4.65	2.20	0.64	4.56	0.48	190.46	0.82	25.05	207.61	30.81	222.29	23.97	0.51	2.35	38.09
BIF-Insured Thrifts(5)	10.59	10.07	0.93	9.74	3.28	0.69	7.05	0.49	136.16	0.88	24.93	250.05	30.56	270.41	31.85	0.66	2.36	64.88
AMEX Traded Companies(2)	16.49	16.49	0.80	4.65	2.63	0.74	4.30	0.60	135.11	1.14	NM	181.29	29.67	181.29	NM	0.33	1.88	71.20
NASDAQ Listed OTC Companies(17)	13.95	13.35	0.70	6.14	2.46	0.65	5.32	0.47	178.98	0.80	25.00	221.51	30.87	239.44	25.94	0.57	2.41	43.21
California Companies(1)	9.24	9.24	0.25	2.73	1.19	0.27	2.90	0.00	0.00	0.49	NM	229.52	21.21	229.52	NM	0.00	0.00	0.00
Mid-Atlantic Companies(10)	11.69	10.94	0.71	6.88	2.78	0.69	6.49	0.56	185.96	0.79	25.94	223.60	27.33	248.13	25.57	0.47	2.20	59.36
Mid-West Companies(5)	18.81	18.55	0.61	3.54	1.81	0.73	3.84	0.36	150.23	0.60	27.08	186.38	33.38	192.42	27.08	0.64	2.92	0.00
New England Companies(2)	12.81	12.28	1.14	10.68	4.01	0.58	4.93	0.33	196.63	1.16	18.23	235.88	29.39	250.70	NM	0.78	2.58	65.94
South-East Companies(1)	24.45	23.88	0.74	3.13	1.12	0.52	2.17	0.58	108.08	2.08	NM	261.24	63.87	267.46	NM	1.00	2.87	0.00
Thrift Strategy(18)	14.41	13.89	0.66	5.39	2.31	0.66	5.18	0.49	171.23	0.82	26.13	213.47	30.78	228.61	25.94	0.51	2.29	47.37
Diversified Strategy(1)	10.85	9.80	1.56	16.71	5.49	0.54	5.78	0.33	207.39	0.99	18.23	277.71	30.12	307.35	NM	1.16	3.38	61.70
Companies Issuing Dividends(17)	13.80	13.19	0.69	6.13	2.49	0.63	5.25	0.51	164.23	0.88	24.65	220.88	30.89	238.81	25.57	0.61	2.63	61.01
Companies without Dividends(2)	17.79	17.79	0.85	4.79	2.44	0.86	4.8_	0.10	312.41	0.45	27.08	186.35	29.46	186.35	27.08	0.00	0.00	0.00
Equity/Assets <6%(1)	5.38	5.02	0.09	1.47	0.70	0.09	1.33	0.17	191.96	0.65	NM	228.65	12.30	245.14	NM	0.50	3.20	0.00
Equity/Assets 6-12%(10)	9.23	8.30	0.75	8.22	3.21	0.60	6.56	0.62	114.92	0.84	24.65	224.64	23.00	253.87	25.57	0.66	2.49	49.38
Equity/Assets >12%(8)	21.57	21.48	0.73	3.76	1.80	0.80	4.01	0.37	237.80	0.85	27.08	207.05	42.73	207.97	27.08	0.41	2.07	47.47
Holding Company Structure(l6)	13.99	13.41	0.70	5.78	2.47	0.70	5.52	0.53	136.11	0.88	26.13	214.60	30.33	231.76	25.94	0.57	2.52	53.29
Assets Over-$1 Billion(5)	12.45	11.64	0.95	9.91	3.15	0.68	7.20	0.36	106.68	0.84	23.10	254.02	35.55	283.84	27.22	1.07	3.25	56.50
Assets $500 Million-$1 Billion(4)	13.93	13.84	0.39	2.67	1.36	0.38	2.58	0.17	346.95	0.70	NM	208.18	27.42	212.30	NM	0.26	1.50	35.09
Assets $250-$500 Million(7)	12.30	11.48	0.53	5.28	2.47	0.60	5.20	0.74	134.15	0.99	26.20	217.27	25.67	238.70	22.25	0.44	2.20	58.72
Assets less than $250 Million(3)	22.04	22.00	1.14	5.50	2.88	1.13	5.46	0.48	198.39	0.62	27.08	179.03	39.00	179.41	27.08	0.31	2.34	36.11
Goodwill Companies(8)	12.06	10.77	0.73	6.67	2.97	0.52	4.57	0.58	148.15	1.09	23.86	216.09	27.28	251.95	22.59	0.61	3.04	57.66
Non-Goodwill Companies(11)	15.79	15.79	0.69	5.48	2.13	0.75	5.68	0.41	193.21	0.65	26.51	217.81	33.26	217.81	27.06	0.50	1.85	45.01
MHC Institutions(19)	14.22	13.68	0.71	5.99	2.48	0.66	5.21	0.48	173.49	0.83	25.00	217.04	30.74	232.98	25.94	0.55	2.35	48.80
MHC Converted Last 3 Months(1)	26.34	26.34	1.46	6.86	3.69	1.46	6.86	0.10	312.41	0.41	27.08	143.17	37.71	143.17	27.08	0.00	0.00	0.00

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*	All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:	Corporate reports and offering circulars for publicly traded companies, and RP Financial, LC. calculations.
The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 538-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
Financial Institution		Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div. / Share	Dividend Yield	Payout Ratio (7)
				ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY	6.14	5.31	0.89	13.98	7.12	0.87	13.61	0.14	269.48	0.65	14.05	203.70	12.51	235.47	14.44	1.00	2.75	38.61
BBX	BankAtlantic Bancorp of FL	8.12	6.50	1.44	16.30	6.88	1.67	18.90	0.27	319.02	1.18	14.54	346.54	20.01	307.97	12.53	0.13	0.72	10.40
CFB	Commercial Federal Corp. of NE	6.41	4.90	0.66	10.73	7.32	0.87	14.22	0.59	140.18	1.18	13.67	147.29	9.45	192.71	10.32	0.54	1.95	26.60
DSL	Downey’ Financial Corp. of CA	6.63	6.60	0.72	9.87	5.89	0.52	7.20	0.28	83.69	0.26	16.97	161.60	10.71	162.18	23.27	0.40	0.73	12.46
FED	FirstPad Financial Corp. of CA	7.96	7.14	1.33	15.10	8.53	1.30	14.80	0.02	NA	1.52	11.72	173.31	13.79	175.87	11.97	0.00	0.00	0.00
FBC	Flagstar Bancorp, Inc. of MI	5.93	5.93	1.84	32.18	15.48	0.93	16.19	0.82	42.44	0.38	6.46	186.99	11.09	186.99	12.85	1.00	4.61	29.76
GDW	Golden West Fin. Corp. of CA	7.05	7.05	1.45	19.96	7.19	1.44	19.68	0.41	75.87	0.33	13.92	252.23	17.78	252.23	13.99	0.40	0.37	5.13
GPT	GreenPoint Fin. Corp. of NY(8)*	7.56	6.04	1.91	23.72	7.64	0.61	7.56	0.86	34.84	0.46	13.08	300.67	22.73	NM	NM	1.20	2.68	35.09
NDE	IndyMac Bancorp. Inc. of CA	7.28	7.05	1.47	18.29	8.32	-0.74	-9.24	0.73	46.66	0.48	12.02	201.22	14.65	207.83	NM	1.28	3.68	44.29
NYB	New York Community Bcrp of NY*	12.62	4.13	1.80	14.97	6.14	2.44	20.29	0.14	232.44	0.66	16.30	191.47	24.16	NM	12.02	1.00	4.55	74.07
PFB	PFF Bancorp, Inc. of Pomona CA	8.87	8.83	1.24	13.83	6.77	1.17	13.01	NA	NA	0.97	14.76	194.03	17.20	194.84	15.69	0.80	2.14	31.62
PFS	Provident Fin. Serv. Inc of NJ*	19.00	18.48	0.84	4.26	3.31	0.77	3.90	0.09	520.66	0.88	30.20	131.13	24.91	134.80	33.00	0.24	1.35	40.68
SOV	Sovereign Bancorp, Inc. of PA	7.83	4.68	1.03	13.20	6.62	0.92	11.76	0.43	169.15	1.21	15.11	180.72	14.16	302.59	16.95	0.12	0.54	8.16
WES	Westcorp of Irvine CA	8.17	8.17	1.15	16.59	7.73	1.15	16.59	0.39	524.09	2.66	12.93	173.48	14.34	173.33	12.93	0.56	1.35	17.45
AMEX Traded Companies
BHL	Berkshire Hills Bancorp of MA*	9.42	8. 97	0.85	8.45	4.59	0.80	7.97	0.25	282.21	1.16	21.79	184.46	17.37	193.59	23.10	0.48	1.25	27.27
BFD	BostonFad Bancorp, Inc. of MA(8)	5.50	4.51	0.27	4.80	2.38	-0.08	-1.41	NA	NA	1.14	NA	202.33	11.13	246.65	NM	0.64	1.54	64.65
CNY	Carver Bancorp, Inc. of NY	7.58	7.58	0.87	11.35	11.04	0.84	10.96	0.34	216.05	1.09	9.06	100.00	7.58	100.00	9.38	0.28	1.53	13.86
EFC	EFC Bancorp, Inc of Elgin IL	8.38	8.38	0.78	9.01	5.96	0.74	8.48	0.27	160.40	0.53	16.78	148.86	12.48	148.86	17.83	0.61	2.39	40.13
FDT	Federal Trust Corp of FL	5.31	5.31	0.65	11.44	5.63	0.58	10.20	0.70	93.79	0.77	17.76	198.78	10.56	198.78	19.93	0.08	0.98	17.39
GOV	Governor Bcp NHC of NY(42.5)	10.21	18.21	0.88	4.64	2.73	0.85	4.51	0.86	84.36	0.95	NM	168.54	30.69	168.54	NM	0.26	1.97	72.22
NBN	Northeast Bancorp of Auburn NK*	7.26	7.11	0.78	10.28	7.81	0.60	7.88	0.32	266.72	1.06	12.80	128.86	9.36	131.60	16.70	0.36	1.88	24.00
SZB	SouthFirst Bancshares of AL	7.34	6.94	-0.47	-5.66	-5.61	-0.93	-11.08	NA	NA	0.92	NM	113.35	8.32	119.78	NM	0.60	3.74	NM
TSH	Techa Hiding Cp of N Iberia LA	9.99	9.99	1.07	10.24	7.03	1.05	10.04	0.35	165.31	0.83	14.23	145.44	14.53	145.44	14.51	0.84	2.27	32.31
WSB	Washington SB, FSB of Bowi_ ND	9.94	9.94	1.99	19.42	10.93	1.54	15.05	NA	NA	0.55	9.15	171.29	17.02	171.29	11.81	0.28	2.55	23.33
WFD	Westfield Fin1 KHC of NA(46.5)*	14.76	14.76	0.72	4.65	2.53	0.63	4.08	0.33	185.86	1.33	NM	194.05	28.65	194.05	NM	0.40	1.78	70.18
WFI	Winton Financial Corp. of ON(_)	8.30	8.28	0.87	10.52	5.10	0.68	8.22	1.01	42.60	0.47	19.62	206.41	17.14	206.83	25.12	0.45	2.18	42.86
WRO	Woronoco Bancorp, Inc. of NA	8.92	8.72	0.69	7.23	3.92	0.64	6.62	0.07	610.61	0.60	25.52	184.55	16.47	188.87	27.85	0.80	2.02	51.61
NASDAQ Listed OTC Companies
FIFG	1st Independence Fin Grp of KY	11.37	11.05	-0.60	-5.21	-4.63	-0.67	-5.79	1.36	39.95	0.79	NM	114.73	13.04	118.04	NM	0.60	3.12	NM
AMFC	AMB Fin. Corp. of Nunstar IN	8.31	8.31	0.67	8.15	6.93	0.71	8.62	1.29	36.13	0.58	14.43	114.06	9.48	114.06	13.65	0.24	1.60	23.08
ASBP	ASB Financial Corp. of NK	10.65	10.65	1.29	12.19	5.38	1.27	11.98	0.66	93.11	0.78	18.60	216.55	23.07	216.55	18.91	0.60	2.67	49.59
AABC	Access Anytime Bancorp of NK	5.62	3.78	0.53	7.58	6.76	0.11	1.52	0.29	157.72	0.65	14.79	107.50	6.04	184.38	NM	0.00	0.00	0.00
APBC	Advance Fin. Bancorp of WV(8)	6.70	4.74	0.81	12.84	7.32	0.65	10.31	0.61	82.35	0.60	13.67	167.86	11.25	237.52	17.02	0.40	1.56	21.28
ALLS	Alliance Bank MHC of PA (20.0)	9.15	9.15	0.63	6.84	2.34	0.63	6.74	1.42	47.09	1.22	NM	294.30	26.94	294.30	NM	0.36	1.20	51.43
ASBI	Ameriana Bancorp of IN	9.13	8.96	0.58	6.36	4.66	1.26	13.77	1.69	43.87	1.63	21.48	136.52	12.47	139.10	9.92	0.64	3.77	NM
ABCW	Anchor BanCorp Wisconsin of WI	8.01	7.47	1.18	14.64	7.42	0.80	9.89	0.50	149.02	0.89	13.48	192.38	15.42	206.42	19.95	0.50	1.94	26.18
ALFC	Atlantic Liberty Fincl of NY	14.46	14.46	0.88	5.42	4.54	0.88	5.42	0.09	355.23	0.52	22.05	117.81	17.04	117.81	22.05	0.28	1.51	33.33
BCSB	BCSB Bankcorp NHC of ND (36.4)	5.38	5.02	0.09	1.47	0.70	0.09	1.33	0.17	191.96	0.65	NM	228.65	12.30	245.14	NM	0.50	3.20	NM
BKMU	Bank Mutual Corp of WI	22.83	20.97	0.86	4.56	2.84	0.76	4.01	0.29	151.36	0.77	NM	127.89	29.20	139.26	NM	0.20	1.72	60.61
BKUNA	BankUnited Fin. Corp. of FL	5.51	5.17	0.64	10.50	5.57	0.59	9.70	0.25	115.06	0.44	17.94	186.76	10.30	199.09	19.42	0.00	0.00	0.00
BRBI	Blue River Bancshares of IN	7.84	6.10	0.21	2.33	1.76	0.10	1.17	1.76	44.04	1.05	NM	120.59	9.46	155.19	NM	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA	5.01	5.01	0.71	11.26	8.83	0.66	10.44	0.03	NA	0.57	11.33	146.93	7.37	146.93	12.22	0.20	1.61	18.18
BRKL	Brookline Bancorp, Inc. of NA*	37.01	37.01	1.13	2.84	1.83	1.01	2.54	0.02	NA	1.43	NM	157.09	58.14	157.09	NM	0.34	2.15	NM
CITZ	CFS Bancorp, Inc of Munstar IN	10.50	10.40	0.20	1.90	1.85	0.15	1.50	1.66	46.23	1.12	NM	107.64	11.30	108.67	NM	0.44	3.25	NM
CXFB	CKF Bancorp of Danville NY	10.39	9.67	1.15	11.20	6.71	1.15	11.20	1.01	41.20	0.47	14.91	158.43	16.46	170.17	14.91	0.60	3.53	52.63
CAFI	Camco Fin Corp of Cambridge OH	8.58	8.30	0.45	5.04	4.19	0.31	3.54	1.31	39.39	0.66	23.88	122.63	10.52	126.70	33.96	0.58	3.80	NM
CFFN	Capitol Fd Fn MHC of KS (39.2)	11.41	11.41	0.31	2.74	1.04	0.31	2.74	0.15	34.83	0.10	NM	266.85	30.45	266.85	NM	2.00	5.75	NM
CKBK	Central Bncrp of Somerville MA*	8.39	7.95	0.43	4.91	3.88	0.37	4.25	NA	NA	1.01	25.73	126.71	10.63	133.70	29.77	0.48	1.48	38.10
GCFC	Central Federal Corp. of OH	14.47	14.47	-1.63	-9.25	-7.05	-1.72	-9.76	0.58	61.92	0.59	NM	140.98	20.40	140.98	NM	0.36	2.79	NM
CHFN	Central Fincl NHC of GA (18.4)	24.45	23.88	0.74	3.13	1.12	0.52	2.17	0.58	108.08	2.08	NM	261.24	63.87	267.46	NM	1.00	2.87	NM
CFSL	Chesterfield Financial of IL(8)	20.64	20.51	0.54	2.67	1.64	0.54	2.67	0.10	361.94	0.89	NM	161.28	33.29	162.28	NM	0.32	1.03	62.75
CHEV	Cheviot Fin Cp NHC of OH(45.0)	27.47	27.47	-0.07	-0.26	-0.18	0.61	2.21	0.15	179.02	0.38	NM	141.84	38.97	141.84	NM	0.20	1.83	NM
CTZN	Citizens First Bancorp of MI	12.27	11.22	0.84	6.18	5.51	0.79	5.87	0.63	158.17	1.18	18.15	110.86	13.60	121.18	19.13	0.36	1.70	30.77
CFSB	Citizens First Fin Corp. of IL	10.07	10.07	0.46	4.78	4.33	0.36	3.79	0.99	94.52	1.27	23.11	109.13	10.99	109.13	29.17	0.40	1.63	37.74
CSBC	Citizens South Banking of NC	17.27	15.72	0.55	3.13	2.72	0.30	1.74	0.20	288.18	0.97	NM	116.64	20.15	128.14	NM	0.26	1.96	72.22
CSBK	Clifton Svg Bp KHC of NJ(45.0)	26.33	26.33	0.49	1.83	1.01	0.53	1.98	0.02	663.04	0.32	NM	180.49	47.53	180.49	NM	0.12	1.01	NM
CFCP	Coastal Fin. Corp. of SC	6.11	6.11	1.13	18.09	6.33	1.08	17.26	NA	NA	1.36	15.80	278.90	17.03	278.90	16.57	0.18	1.31	20.69
CCBI	Commercial Capital Bcrp of CA	12.29	4.63	1.32	15.09	2.50	1.22	14.02	0.12	646.27	1.00	NM	204.01	25.06	NM	NM	0.16	0.71	28.57
CFFC	Community Fin. Corp. of VA	8.21	8.21	1.03	11.91	8.62	1.03	11.91	0.74	106.41	0.94	11.60	134.00	11.00	134.09	11.60	0.40	2.13	24.69

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 3210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div. / Shares	Divi- dend Yield	Payout Ratio(7)
Financial Institution				ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
CIBI	Community Inv. Bncp. Inc of OH	11.02	11.02	0.72	6.73	5.61	0.66	6.14	0.75	66.89	0.63	17.84	116.87	12.88	116.87	19.55	0.36	2.52	45.00
DCOM	Dime Community Bancshares of NY*	7.76	6.15	1.54	17.90	7.80	1.47	17.09	0.04	NA	0.60	12.83	236.29	18.34	298.25	13.43	0.56	3.28	42.11
DFBS	Dutchfork Bancshares Inc of SC(8)	15.25	15.25	0.64	4.41	3.05	0.94	6.44	0.25	94.64	0.92	32.84	148.18	22.60	148.18	22.50	0.00	0.00	0.00
ESBF	ESB Financial Corp. of PA	6.54	5.99	0.69	9.60	6.66	0.60	8.39	0.21	139.07	1.20	15.01	157.16	10.28	171.62	17.18	0.40	3.06	45.98
ESBK	Elmira, Svgs Bank, FSB of NY*	6.44	6.28	0.85	11.53	7.71	0.66	8.97	0.24	258.21	0.98	12.97	160.17	10.32	164.32	16.67	0.76	2.55	33.04
EVRT	Evertrust Fin. Grp, Inc. of WA(8)*	11.86	11.86	1.10	9.33	4.84	1.05	8.88	NA	NA	1.37	20.67	192.21	22.79	192.21	21.74	0.44	1.73	35.77
FFDF	FFD Financial Corp of Dover OH	12.53	12.53	0.62	4.97	5.00	0.31	2.49	0.49	118.80	0.69	20.00	98.73	12.37	98.73	NM	0.42	3.00	60.00
FFLC	FFLC Bancorp of Leesburg FL	7.96	7.96	0.95	11.72	6.22	0.89	11.03	0.67	86.61	0.69	16.08	181.40	14.44	181.40	17.09	0.52	1.93	30.95
FFWC	FFW Corporation of Wabash IN	10.14	9.73	1.03	10.53	8.73	0.81	8.33	0.94	114.37	1.85	11.46	116.59	11.82	121.48	14.47	0.68	3.09	35.42
FMCO	FMS Fin Corp. of Burlington NJ	5.27	5.03	0.59	11.49	6.79	0.59	11.49	0.47	78.69	1.08	14.72	162.59	8.57	170.21	14.72	0.12	0.73	10.81
FFNX	FSF Financial Corp. of MN(8)	10.11	9.17	0.83	8.41	5.23	0.35	3.56	1.43	23.34	0.44	19.12	160.81	16.25	177.28	NM	1.40	4.02	NM
FSBI	Fidelity Bancorp, Inc. of PA	6.27	5.82	0.71	10.90	7.64	0.62	9.41	NA	NA	1.02	13.09	147.19	9.23	158.66	15.17	0.48	2.18	28.57
FFFL	Fidelity Bankshares, Inc of FL	5.56	5.50	0.62	10.40	3.37	0.65	10.81	NA	NA	0.51	29.68	301.52	16.76	304.94	28.55	0.40	1.06	31.50
FFKD	Fidelity Fad. Bancorp of IN(8)	8.11	8.11	0.13	1.54	1.30	-0.06	-0.77	0.53	68.80	0.65	NM	108.45	8.79	108.45	NM	0.00	0.00	0.00
FBTC	First BancTrust Corp of IL	11.64	11.64	0.68	5.79	4.88	0.49	4.17	1.25	79.48	1.93	20.49	121.36	14.13	121.36	28.41	0.24	1.92	39.34
FBRI	First Bancorp of Indiana of IN	12.92	12.05	0.69	4.71	4.20	0.34	2.33	0.39	112.89	0.72	23.79	109.93	14.20	117.81	NM	0.58	2.80	66.67
FBSI	First Bancshares, Inc. of MO	10.33	10.14	0.83	8.32	6.67	0.78	7.83	0.97	46.78	0.72	14.99	121.13	12.51	123.34	15.94	0.16	0.79	11.85
FCAP	First Capital, Inc. of IN	10.50	9.07	0.86	7.97	6.03	0.86	8.03	1.16	51.82	0.79	16.58	132.05	13.86	152.86	16.45	0.60	2.92	48.39
FCFL	First Community Bk Corp of FL	10.47	10.28	0.92	8.45	3.73	0.86	7.04	0.05	NA	1.26	26.82	206.48	21.62	210.43	28.93	0.00	0.00	0.00
FDEF	First Defiance Fin. Corp of OH	11.60	9. 80	1.16	9.77	7.36	0.83	6.97	0.28	312.07	1.16	23.59	132.49	15.37	156.85	19.05	0.80	3.07	41.67
FFFS	First Fed Serv KHC of IL(45.0)	26.34	26.34	1.46	6.86	3.69	1.46	6.86	0.10	312.41	0.41	27.08	143.17	37.71	143.17	27.08	0.00	0.00	0.00
FFBN	First Fed. Bancshares of AR	10.46	10.46	1.04	9.80	6.76	0.94	8.82	0.48	48.94	0.29	14.79	144.32	15.10	144.32	16.44	0.44	2.12	31.43
FTFC	First Fed. Capital Corp. of WI (8)	7.72	5.27	1.08	14.12	5.46	0.47	6.10	0.33	116.85	0.53	18.31	234.92	18.13	344.20	NM	0.60	2.02	37.04
FFBI	First Federal Bancshares of IL	6.99	6.48	0.69	5.75	8.38	0.67	5.55	0.55	54.59	0.69	11.93	124.16	8.68	134.12	12.36	0.44	2.16	25.73
FFSX	First Federal Bankshares of IA	11.42	8.46	0.88	7.88	6.52	0.74	6.66	NA	NA	0.99	15.35	118.25	13.51	159.71	18.15	0.40	1.75	26.85
FFBZ	First Federal Bncrp, Inc of OH(8)	8.87	8.87	0.75	8.24	4.27	0.65	7.06	0.48	148.18	0.80	23.39	187.95	16.67	187.95	27.29	0.24	1.83	42.86
FFCN	First Fin. Holdings Inc. of SC	6.66	5.74	1.05	15.27	6.63	0.94	13.62	0.53	113.45	0.81	15.07	232.17	15.45	269.37	16.91	0.88	2.88	43.35
FFHS	First Franklin Corp. of OH	8.64	8.64	0.41	4.75	3.39	0.25	2.82	NA	NA	0.72	29.49	142.11	12.28	142.11	NM	0.32	1.57	46.38
FKFS	First Keystone Fin., Inc of PA	4.99	4.99	0.46	8.20	6.05	0.24	4.25	0.55	68.72	0.71	16.52	152.43	7.60	152.43	31.86	0.44	1.97	32.59
CASH	First Midwest Fin., Inc. of IA	5.92	5.47	0.55	9.40	8.10	0.62	10.61	0.12	583.41	1.32	12.35	116.99	6.92	126.58	10.94	0.52	2.48	30.59
FMSB	First Mutual Bncshrs Inc of WA*	5.68	5.68	1.00	17.06	6.82	0.88	15.11	0.12	768.20	1.11	14.67	234.59	13.33	234.59	16.56	0.36	1.48	21.69
FNFG	First Niagara Fin. Group of NY*	20.28	17.09	1.05	5.72	3.29	1.03	5.59	0.27	301.93	1.31	30.37	150.11	30.45	178.17	31.10	0.32	2.45	74.42
FNFI	First Niles Fin., Inc of OH	15.83	15.83	1.06	6.39	4.11	0.89	5.18	1.09	71.51	1.78	24.34	165.33	26.17	165.33	28.91	0.60	3.24	NM
FPTB	First PacTrust Bancorp of CA	11.76	11.76	0.77	5.69	4.24	0.76	5.63	NA	NA	0.70	23.59	143.04	16.03	143.04	23.83	0.44	1.85	43.56
FPFC	First Place Fin. Corp. of OH	9.93	6.62	0.80	7.28	5.01	0.55	5.01	0.65	112.87	1.07	19.97	125.98	12.51	188.91	29.02	0.56	3.02	60.22
FBNW	FirstBank NW Corp. of WA	9.51	6.67	0.91	9.49	6.12	0.69	7.13	0.35	252.89	1.29	16.33	120.21	11.43	171.42	21.73	0.68	2.41	39.31
FFIC	Flushing Fin. Corp. of NY*	7.40	7.20	1.18	15.45	6.44	1.17	15.31	0.21	152.15	0.47	15.53	234.87	17.37	241.37	15.66	0.36	1.97	30.51
FKKY	Frankfort First Bancorp of NY	12.81	12.81	0.73	5.67	3.35	0.73	5.67	NA	NA	0.07	29.83	171.04	21.91	171.04	29.83	1.12	4.69	NM
FBTX	Franklin Bank Corp of TX	8.28	6.33	0.44	4.96	3.64	0.37	4.21	0.31	60.83	0.22	27.44	135.14	11.19	176.94	32.38	0.00	0.00	0.00
GUPB	GFSB Bancorp, Inc of Gallup NM(8)	7.76	7.76	0.70	9.09	7.15	0.68	8.89	1.08	67.72	1.11	13.98	122.68	9.52	122.68	14.28	0.50	2.52	35.21
GSLA	GS Financial Corp. of LA	13.55	13.55	0.24	1.75	2.14	0.12	0.83	0.56	51.87	0.70	NM	85.64	11.61	85.64	NM	0.40	2.14	NM
GTPS	Great American Bancorp of IL	10.79	10.48	0.76	6.99	6.52	0.72	6.57	0.04	NA	1.05	15.33	110.87	11.96	114.13	16.31	0.44	1.72	26.35
PEDE	Great Pee Dee Bancorp of SC	16.86	16.17	0.82	4.70	4.39	0.74	4.29	NA	NA	1.33	22.79	106.16	17.90	110.71	25.00	0.62	4.00	NM
GAFC	Greater Atlant. Fin Corp of VA	3.81	3.56	-0.02	-0.58	-0.67	-1.81	-45.09	0.24	124.18	0.56	NM	94.20	3.59	100.84	NM	0.00	0.00	NM
GCBC	Green Co Bcrp KHC of NY (43.9)	10.48	10.48	1.08	9.89	4.49	1.08	9.89	NA	NA	0.83	22.25	217.63	22.81	217.63	22.25	0.84	2.66	59.15
NFFC	NF Financial Corp. of SD	6.17	5.57	0.50	7.92	7.03	0.38	5.96	0.27	158.46	0.55	14.22	111.83	6.90	123.90	18.91	0.43	2.68	38.05
NMNF	NMN Financial, Inc. of MN	8.87	8.42	1.15	12.22	8.21	0.87	9.22	0.38	224.52	1.06	12.18	147.25	13.07	155.27	16.14	0.88	3.28	40.00
HARB	Harbor Florida Bancshares of FL	10.72	10.56	1.62	14.77	5.35	1.49	13.52	0.09	722.43	0.94	18.69	265.58	28.47	269.50	20.41	0.64	2.06	38.55
HARL	Harleyeville Svgs Fin Cp of PA	6.11	6.11	0.69	11.32	7.19	0.64	10.50	0.04	685.12	0.60	13.90	151.69	9.27	151.69	14.99	0.80	2.79	38.83
KWFG	Harrington West Fscl Grp of CA	4.66	4.19	0.84	16.96	9.39	0.80	16.19	NA	NA	0.86	10.65	175.46	8.18	195.21	11.16	0.40	2.45	26.14
NIFS	Ningham Inst. for Sav. of NA*	8.01	8.01	1.20	14.21	6.67	1.18	14.06	0.09	612.10	0.78	15.00	207.31	16.61	207.31	13.16	0.72	1.71	25.71
HCFC	Home City Fin. Corp. of OH	8.08	7.89	0.43	5.43	5.16	0.42	5.36	NA	NA	0.63	19.38	101.86	8.23	104.36	19.63	0.44	2.87	55.70
HWIN	Home Financial Bancorp of IN	11.83	11.83	0.53	4.76	4.17	0.73	6.55	2.57	25.13	0.80	23.96	110.36	13.06	110.36	17.42	0.12	2.09	50.00
HLPC	Home Loan Financial Corp of OH	14.45	14.45	1.26	8.64	5.74	1.25	8.56	1.48	21.85	0.39	17.42	144.95	20.94	144.95	17.58	0.77	3.95	68.75
HFBC	HopFed Bancorp, Inc. of KY	7.96	7.00	0.74	8.37	6.61	0.67	7.52	0.16	318.37	0.85	15.13	129.33	10.30	147.23	16.83	0.48	2.91	44.04
HRZB	Horison Financial Corp. of WA*	12.26	12.20	1.52	11.82	6.33	1.30	10.10	0.02	NA	1.50	15.79	187.55	22.99	188.45	18.47	0.52	2.66	41.94
HCBK	Hudson Cty Bcp KHC of NJ(34.5)*	6.90	6.90	1.28	16.18	3.31	1.21	15.34	0.14	100.42	0.27	30.21	NM	35.12	NM	31.85	0.72	2.05	62.07
HRBT	Hudson River Bancorp Inc of NY(8)*	10.91	8.23	1.28	11.92	5.83	1.28	11.92	0.70	221.31	2.38	17.15	197.86	21.60	262.32	17.15	0.36	1.94	33.33
ICBC	Independence Comm Bnk Cp of NY	11.93	5.22	1.50	13.67	4.96	1.49	13.60	0.38	152.01	0.93	20.17	155.66	18.57	355.76	20.27	0.96	2.39	48.24
IFSB	Independence FSB of DC(8)	9.92	9.92	-0.12	-1.16	-0.73	-1.22	-12.27	0.74	38.17	0.48	NM	159.63	15.84	159.63	NM	0.00	0.00	NM
JXSB	Jckanville Bcp KHC of IL(46.8)	7.24	6.10	0.26	3.38	2.30	0.18	2.42	1.05	74.67	1.60	NM	154.67	11.20	183.73	NM	0.30	1.97	NM
JFBI	Jefferson Bancshares Inc of TN	30.63	30.63	0.39	1.95	1.15	1.18	5.97	0.54	151.62	1.31	NM	116.25	35.61	116.25	28.46	0.20	1.53	NM
KFED	K-Fed Bancorp of CA MHC (39.1)	9.24	9.24	0.25	2.73	1.19	0.27	2.90	NA	NA	0.49	NM	229.52	21.21	229.52	NM	0.00	0.00	0.00
KNBT	KNBT Bancorp, Inc. of PA	19.34	17.13	-0.48	-2.42	-1.97	0.49	2.49	0.22	195.26	0.97	NM	121.54	23.51	137.26	NM	0.20	1.19	NM
LSBX	LSB Corp of No. Andover KA*	11.96	11.96	1.33	11.08	7.16	1.90	15.80	0.02	NA	1.96	13.96	148.83	17.81	148.83	9.80	0.52	2.64	36.88
LSBI	LSB Fin. Corp. of Lafayette IN	8.44	8.44	0.93	10.85	9.38	0.72	8.45	1.63	48.65	0.88	10.66	111.03	9.37	111.03	13.69	0.60	2.55	27.15

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit IV-1B (continued)

Weekly Thrift Market Line - Part Two

Prices As Of September 3, 2004

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Equity/ Assets	Tang. Equity/ Assets	Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Dividend Yield	Payout Ratio(7)
Financial Institution				ROA(5)	ROK(5)	ROI(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(_)	(%)	(%)	(%)	(_)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
LARL	Laurel Capital Group Inc of PA	9.14	7.89	0.58	6.61	4.27	0.57	6.47	0.58	115.06	1.17	23.40	154.17	14.09	178.57	23.91	0.80	3.64	NM
LNCB	Lincoln Bancorp of IN	13.86	13.49	0.59	4.29	4.18	0.57	4.13	0.85	77.53	0.89	23.95	101.43	14.06	104.18	24.92	0.52	2.82	67.53
MAFB	MAF Bancorp, Inc. of IL	9.67	6.73	1.19	12.34	6..88	1.08	11.20	0.33	111.46	0.51	14.54	153.06	14.80	219.77	16.02	0.84	1.98	28.77
MFBC	MFB Corp. of Nishawaka IN	8.34	8.34	0.63	7.77	7.07	0.40	5.00	0.78	160.96	1.55	14.14	106.29	8.97	106.29	21.97	0.48	1.68	23.76
MASB	MassBank Corp. of Reading MA*	10.98	10.87	0.76	6.88	4.73	0.65	5.89	0.04	361.56	0.59	21.14	149.20	16.39	150.74	24.71	1.00	2.73	57.80
MTXC	Matrix’ Bancorp, Inc. of CO	4.27	4.27	0.24	5.90	5.35	0.43	10.41	2.55	23.70	0.80	18.70	105.18	4.49	105.18	10.59	0.00	0.00	0.00
MFLR	Mayflower Co-Op. Bank of MA*	8.56	8.51	0.91	10.88	5.19	0.52	6.25	0.04	NA	1.20	19.27	208.16	17.81	209.36	33.54	0.40	2.21	42.55
MCBF	Monarch Community Bncrp of MI	14.39	10.76	0.23	1.35	1.33	-0.08	-0.50	1.98	37.06	0.96	NM	91.94	13.23	122.95	NM	0.20	1.40	NM
MFSF	MutualFirst Fin. Inc. of IN	11.27	11.16	0.91	7.72	6.48	0.80	6.78	0.57	150.16	0.99	15.44	123.39	13.91	124.66	17.56	0.48	2.09	32.21
MYST	Myatic Financial, Inc. of MA(8)*	6.47	6.47	0.37	6.06	2.54	0.19	3.03	NA	NA	0.81	NM	227.20	14.70	227.20	NM	0.46	1.15	45.10
NASB	NASB Fin, Inc. of Grandview MO	9.92	9.68	2.05	19.58	8.20	1.32	12.59	1.44	41.56	0.73	12.19	229.32	22.76	234.98	18.96	0.80	2.21	26.94
NMTB	NM Thrift Bancshares of NM	6.77	4.77	1.11	15.26	9.86	0.80	11.03	0.06	NA	0.99	10.15	140.46	10.06	210.94	14.03	0.90	3.07	31.14
NTBK	NetBank, Inc. of Alpharetta GA	8. 31	6.97	0.66	7.92	6.70	-1.07	-12.91	2.26	39.31	1.11	14.92	118.11	9.82	140.88	NA	0.08	0.73	10.96
NABC	New Alliance Bancshares of CT	21.95	14.20	-0.32	-1.89	-1.09	0.54	3.14	0.22	264.67	1.15	NM	111.96	24.50	173.08	NM	0.16	1.16	NM
NMIL	Newmill Bancorp, Inc. of CT*	7.28	6.10	1.13	15.11	6.60	1.10	14.63	0.21	342.96	1.08	15.15	226.58	16.49	270.19	15.65	0.60	2.37	35.98
FFFD	North Central Bancshares of IA	9.15	8.05	1.27	13.54	9.29	1.27	13.54	0.38	186.66	0.81	10.76	144.07	13.19	163.82	10.76	1.00	2.63	28.33
NEIB	Northeast Indiana Bncrp of IN	11.78	11.78	0.74	6.15	5.31	0.68	5.66	1.08	60.79	0.89	18.83	117.76	13.88	117.76	20.46	0.56	2.63	49.56
NEPF	Northeast PA Fin. Corp of PA	6.52	5.32	-0.03	-0.48	-0.41	-0.07	-1.04	0.90	109.07	2.04	NA	124.69	8.14	153.03	NA	0.24	1.40	NM
NWSB	Northwest Bcrp MHC of PA (41.4)	8.65	6.19	0.88	10.81	4.79	0.81	9.99	0.62	82.68	0.78	20.87	210.27	18.18	293.70	22.59	0.48	2.19	45.71
OCFC	OceanFirst Fin. Corp of NJ	7.29	7.22	1.02	13.43	6.01	0.62	8.14	0.19	307.18	0.73	16.65	222.97	16.26	225.40	27.48	0.80	3.51	58.39
ONFC	Onside Finc1 MHC of NY(42.4)	11.33	8.24	0.70	5.98	3.33	0.59	5.08	0.17	316.97	1.09	30.00	184.05	20.86	253.16	NM	0.38	3.17	NM
PBNC	PFS Bancorp Inc. of Aurora IN	21.76	21.76	0.70	3.13	2.60	0.70	3.13	NA	NA	0.72	NM	118.95	25.88	118.95	NM	0.30	1.37	52.63
PNSB	PNSB Financial Corp. of PA(8)	14.06	14.06	0.89	6.33	3.82	0.43	3.04	0.09	526.49	1.19	26.15	170.42	23.97	170.42	NM	0.80	3.00	NM
PVFC	PVF Capital Corp. of Solon OH	8.39	8.39	1.06	12.51	7.23	0.44	5.26	1.47	38.75	0.69	13.83	167.04	14.02	167.04	32.89	0.27	1.82	25.23
PPBX	Pacific Premier Bncrp of CA(8)	9.77	9.77	1.77	19.96	9.86	2.07	23.26	0.67	77.53	0.62	10.14	140.23	13.70	140.23	8.70	0.00	0.00	0.00
PBCI	Pamrapo Bancorp, Inc. of NJ	8.25	8.25	1.24	15.55	6.99	1.24	15.55	0.23	165.90	0.64	14.31	214.33	17.69	21_.33	14.31	0.84	3.67	52.50
PFKD	Park Bancorp of Chicago IL	11.03	11.03	0.97	8.73	7.18	0.80	7.92	0.37	58.82	0.35	13.92	121.12	13.36	121.12	15.34	0.72	2.28	31.72
PVSA	Parkvale Financial Corp of PA	6.49	5.80	0.62	9.78	6.95	0.58	9.12	0.49	173.63	1.34	14.39	137.26	8.91	153.64	15.42	0.80	3.11	44.69
PRTR	Partners Trust Fin. Crp. of NY	13.98	6.72	0.76	5.45	6.03	0.74	5.27	0.24	233.62	0.91	16._8	90.45	12.65	188.09	17.16	0.24	2.41	40.00
PBHC	Pathfinder BC MHC of NY (35.3)*	7.03	5.50	0.51	6.92	3.79	0.35	4.76	1.21	55.29	0.98	26.36	186.76	13.12	238.58	NM	0.40	2.49	65.57
PFSB	PennFed Fin. Services of NJ	6..22	6.15	0.66	10.18	5.85	0.65	9.90	0.11	286.39	0.48	17.09	174.43	10.85	176.45	17.58	0.40	1.31	22.47
PFDC	Peoples Bancorp of Auburn IN	12.86	12.28	0.98	7.66	6.44	0.93	7.29	0.59	70.25	0.56	15.53	119.66	15.38	125.25	16.32	0.72	3.20	49.66
PBCT	Peoples Bank MHC of CT (41.7)*	10._5	9.80	1.56	16.71	5.49	0.54	5.78	0.33	207.39	0.99	18.23	277.71	30.12	307.35	NM	1.16	3.38	61.70
PCBX	Peoples Community Bcrp. of OH	8.77	8.14	0.33	4.60	3.10	0.32	4.41	NA	NA	1.72	32.22	122.76	10.76	132.13	33.60	0.60	2.55	NM
PSPC	Peoples Sidney Fin. Corp of OH	12.76	12.76	0.69	5.53	4.24	0.69	5.53	1.43	37.19	0.62	23.58	129.72	16.55	129.72	23.58	0.56	3.54	NM
PFSL	Pocahontas Bancorp, Inc. of AR	6.97	4.81	0.76	10.65	7.13	0.74	10.65	1.00	55.63	1.01	14.02	158.60	11.05	229.87	14.02	0.32	1.86	26.02
PBCP	Provident Bancorp, Inc. of NY	19.21	15.19	0.67	4.55	2.14	0.81	5.50	0.31	316.43	1.75	NM	129.75	24.93	164.13	NM	0.16	1.43	66.67
PROV	Peoples Fin. Holdings of CA	8.34	8.33	1.25	15.28	9.47	0.42	5.09	0.08	692.18	0.7_	10.56	161.32	13.45	161.52	31.67	0.40	1.60	16.88
PULS	Pulaski Fin Cp of St. Louis MO	6.81	6.71	1.19	15.12	5.72	0.36	4.55	0.65	135.54	0.97	17.50	255.60	17.41	259.28	NA	0.36	2.00	34.95
RPFG	Ranier Pacific Fin Group of WA	14.34	14.31	-0.27	-2.12	-1.33	-0.34	-2.74	0.07	NA	1.81	NM	139.32	19.98	139.64	NM	0.22	1.22	NM
RIVR	River Valley Bancorp of IN	8.55	8.54	1.01	11.33	7.23	0.77	8.61	NA	NA	1.07	13.83	158.10	13.52	158.33	18.21	0.72	3.30	45.57
RVSB	Riverview Bancorp, Inc. of WA	12._5	10.93	1.43	11.53	7.33	1.44	11.60	0.34	259.48	1.16	13.64	148.88	19.14	175.09	13.55	0.62	3.01	41.06
ROME	Rome Bncp Inc MNC of NY (38.5)*	13.40	13.40	0.58	4.22	1.25	0.73	5.28	0.52	131.83	0.82	NM	341.67	45.79	341.67	NM	0.60	2.09	NM
SVBI	Severn Bancorp, Inc. of MD	8.76	8.71	2.14	24.41	7.87	2.05	23.31	0.26	327.27	0.87	12.70	279.74	24.51	281.46	13.31	0.40	1.09	13.89
SFFS	Sound Fad Bancorp, Inc. of NY	13._7	12.14	0.73	4.76	3.64	0.73	4.76	0.19	___.__	0.55	27.45	140.56	19.21	158.19	27.45	_.__	1.71	47.06
SSFC	South Street Fin. Corp. of MC*	12.02	12.02	0.41	3.50	_.__	0.41	3.50	NA	NA	0.39	NM	123.52	14.84	123.52	NM	0.40	3.91	NM
SHBC	Southern Missouri Bncrp of MO	8.32	7.40	0.97	11.14	8.42	0.98	11.23	0.11	___.__	0.79	11.88	132.03	10.98	148.39	11.79	0.36	2.37	28.13
STSA	Sterling Financial Corp of MA	6.52	4.14	0.87	13.56	5.61	_.__	13.20	0.27	268.20	1.19	17.82	187.53	12.23	295.38	18.30	0.00	0.00	0.00
STBI	Sturgis Bancorp, Inc. of MI	9.97	8.20	0.77	7.79	5.86	_.__	4.75	2.01	39.28	1.07	17.07	130.35	13.00	158.55	28.00	0.36	_.__	43.90
SYNF	Synergy Financial Group of NJ	13.06	12.96	0.52	3.68	2.98	0.52	3.68	NA	NA	0.77	33.52	123.84	16.17	124.73	33.52	0.16	1.54	51.61
THRD	TF Fin. Corp. of Newtown PA	9.17	8.43	-0.60	-6.56	-4.77	-0.56	-6.11	0.46	76.24	0.52	NM	138.36	12.69	150.49	NM	0.68	2.48	NM
TONE	Tierone Corp. of Lincoln ME	11.69	11.69	1.06	7.58	6.11	0.97	6.94	0.25	366.68	1.00	16.38	146.53	17.13	146.53	17.91	0.20	0.95	15.50
TSBK	Timberland Bancorp, Inc. of WA	16.40	16.40	1.27	7.53	6.36	1.22	7.22	0.59	152.07	1.16	15.71	124.40	20.40	124.40	16.39	0.60	2.62	41.10
TRST	TrustCo Bank Corp NY of NY	7.53	7.53	1.97	24.03	5.74	1.68	20.45	0.10	NA	4.14	17.43	NM	33.59	NM	20.48	0.60	4.65	NM
UCBC	Union Community Bancorp of IN	12.17	11.91	0.75	5.66	5.57	0.75	5.66	NA	NA	0.52	17.96	105.28	13.65	114.61	17.96	0.60	3.34	60.00
UCFC	United Community Pin. of OH	11.19	9.49	1.04	8.14	6.04	0.83	6.49	0.66	113.54	0.91	16.57	145.79	16.31	___.__	20.78	0.30	2.62	43.48
UPFCE	united PanAa Fin. Corp of CA	6.62	6.62	1.00	15.11	5.71	0.97	14.64	NA	NA	4.52	17.53	___.__	16.32	246.38	18.09	0.00	0.00	0.00
UTBI	United Tenn. Bankshares of TN	13.84	13.22	1.73	12.14	9.50	1.68	11.79	0.50	153.57	1.22	10.53	125.97	17.43	131.81	10.85	0.36	2.01	21.10
WSFS	WSFS Financial Corp. of D_(_)*	7.40	7.36	1.11	12._2	6.89	1.06	12.20	0.24	409.68	1.62	14.51	198.74	14.72	200.00	15.25	0.24	0.48	6.92
WVFC	MVS Financial Corp. of PA	7.38	7.38	0.62	8. 02	5.4_	0.62	_.02	NA	NA	1.72	18.25	149.62	11.04	149.62	18.25	0.64	3.62	65.98
WSBI	Warwick Community Bncrp of NY(_)*	9.47	9.15	0.13	1.34	0.6_	0.10	1.04	0.16	309.64	1.24	NM	214.76	20.33	222.26	NM	0.60	1._5	NM
WFSI.	Washington Federal. Inc. of WA	15.05	14.25	1.82	12.6_	6.67	1.82	12.68	0.22	158.54	0.51	14.98	184.33	27.75	194.71	14.98	0.84	3.26	__.__
WAYN	Wayne Savings Bancshares of OH	10.88	10.50	0.65	5.59	_.__	0.62	5.34	NA	NA	NA	24.54	143.05	15.56	148.23	25.73	0.48	3.01	73.85
WYPT	Waypoint Financial Corp of PA(_)	7.21	4.19	0.63	8.30	3.65	0.48	6.35	0.36	___.__	1.17	27.42	235.83	17.16	249.07	NM	0.56	2.00	54.90
WCFB	Wbetr Cty Fad MNC of IA (39.0)	21.56	21.45	1.07	5.00	2.22	1.07	5.00	NA	NA	0.51	NM	225.38	48.60	226.51	NM	0.68	5.04	NM
WBFC	Wells Fin. Corp. of Wells MN	12.68	12.6_	1.20	9.72	8.55	0.59	4.7_	0.10	398.15	0.46	11.70	111.27	14.11	111.27	23.82	0.68	3.24	37.93
WGBC	Willow Grove Bancorp Inc of PA	11.26	11.15	0.72	5.58	3.65	0.60	4.68	NA	NA	0.98	27.42	161.90	18.23	163.46	32.69	0.44	2.59	70.97

Exhibit IV-2

Historical Stock Price lndices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	SNL Thrift Index	SNL Bank Index
1995:	Quarter 1	4157.7	500.7	817.2	278.4	152.1
	Quarter 2	4556.1	544.8	933.5	313.5	171.7
	Quarter 3	4789.1	584.4	1,043.5	362.3	195.3
	Quarter 4	5117.1	615.9	1,052.1	376.5	207.6

1996:	Quarter 1	5587.1	645.5	1,101.4	382.1	225.1
	Quarter 2	5654.6	670.6	1,185.0	387.2	224.7
	Quarter 3	5882.2	687.3	1,226.9	429.3	249.2
	Quarter 4	6442.5	737.0	1,280.7	483.6	280.1

1997:	Quarter 1	6583.5	757.1	1,221.7	527.7	292.5
	Quarter 2	7672.8	885.1	1,442.1	624.5	333.3
	Quarter 3	7945.3	947.3	1,685.7	737.5	381.7
	Quarter 4	7908.3	970.4	1,570.4	814.1	414.9

1998:	Quarter 1	8799.8	1101.8	1,835.7	869.3	456.1
	Quarter 2	8952.0	1133.8	1,894.7	833.5	457.7
	Quarter 3	7842.6	1017.0	1,693.8	651.3	363.5
	Quarter 4	9181.4	1229.2	2,192.7	705.9	439.6

1999:	Quarter 1	9786.2	1286.4	2,461.4	707.6	448.4
	Quarter 2	10970.8	1372.7	2,686.1	695.6	479.3
	Quarter 3	10337.0	1282.7	2,746.2	609.1	409.9
	Quarter 4	11497.1	1469.3	4,069.3	562.4	416.7

2000:	Quarter 1	10921.9	1498.6	4,572.8	545.6	421.2
	Quarter 2	10447.9	1454.6	3,966.1	567.8	387.4
	Quarter 3	10650.9	1436.5	3,672.8	718.3	464.6
	Quarter 4	10786.9	1320.3	2,470.5	874.3	479.4

2001:	Quarter 1	9878.8	1160.3	1,840.3	885.2	459.2
	Quarter 2	10502.4	1224.4	2,160.5	964.5	493.7
	Quarter 3	8847.6	1040.9	1,498.8	953.9	436.6
	Quarter 4	10021.5	1148.1	1,950.4	918.2	473.7

2002:	Quarter 1	10403.9	1147.4	1,845.4	1006.7	498.3
	Quarter 2	9243.3	989.8	1,463.2	1121.4	468.9
	Quarter 3	7591.9	815.3	1,172.1	984.3	396.8
	Quarter 4	8341.6	879.8	1,335.5	1073.2	419.1

2003:	Quarter 1	7992.1	848.2	1,341.2	1096.2	401.0
	Quarter 2	8985.4	974.5	1,622.8	1266.6	476.1
	Quarter 3	9275.1	996.0	1,786.9	1330.9	490.9
	Quarter 4	10453.9	1112.0	2,003.4	1482.3	548.6

2004:	Quarter 1	10357.7	1126.2	1,994.2	1585.3	562.2
	Quarter 2	10435.5	1140.8	2,047.8	1437.8	546.6
As of September 3, 2004		10260.2	1113.6	1,844.5	1493.5	563.3

(1)	End of period data.

Sources:	SNL Securities and Wall Street Journal.

EXHIBIT IV-3

Historical Thrift Stock Indices

<lndex Values>

	Index Values				Price Appreciation (%)
	07/30/04	06/30/04	12/31/03	07/31/03	1 Month	YTD	LTM
All Pub. Traded Thrifts	1,441.2	1,437.8	1,482.3	1,292.7	0.24	-2.77	11.48
MHC Index	2,573.5	2,529.0	2,663.5	2,067.4	1.76	-3.38	24.48
Stock Exchange Indexes
AMEX Thrifts	563.9	549.8	547.2	448.2	2.57	3.06	25.82
NYSE Thrifts	897.6	899.1	927.9	826.7	-0.16	-3.27	8.58
OTC Thrifts	1,795.8	1,780.5	1,832.1	1,539.3	0.86	-1.98	16.67
Geographic Indexes
Mid-Atlantic Thrifts	3,421.9	3,438.5	3,767.0	3,078.1	-0.48	-9.16	11.17
Midwestern Thrifts	3,144.4	3,154.5	3,266.1	2,922.0	-0.32	-3.73	7.61
New England Thrifts	1,430.4	1,420.5	1,304.3	1,110.0	0.69	9.67	28.86
Southeastern Thrifts	1,387.1	1,393.0	1,469.6	1,223.9	-0.42	-5.61	13.34
Southwestern Thrifts	1,123.7	1,126.8	1,191.3	963.5	-0.28	-5.68	16.62
Western Thrifts	1,323.2	1,311.8	1,311.9	1,198.7	0.87	0.86	10.38
Asset Size Indexes
Less than $250M	1,337.6	1,339.8	1,372.1	1,205.3	-0.16	-2.51	10.98
$250M to $500M	3,234.8	3,234.5	3,331.7	2,963.6	0.01	-2.91	9.15
$500M to $1B	1,710.5	1,689.9	1,763.0	1,524.4	1.21	-2.98	12.21
$lB to $5B	2,187.1	2,183.1	2,239.1	1,945.5	0.19	-2.32	12.42
0ver $5B	854.2	852.1	879.0	767.1	0.25	-2.82	11.36
Pink Indexes
Pink Thrifts	383.9	387.2	390.2	333.4	-0.87	-1.63	15.14
Less than $75M	470.4	468.6	409.0	353.4	0.37	15.01	33.10
Over $75M	397.5	401.3	400.5	341.9	-0.93	-0.73	16.26
Comparative Indexes
Dow Jones Industrials	10,139.7	10,435.48	10,543.92	9,233.8	-2.83	-3.01	9.81
S&P 500	1,101.7	1,140.8	1,111.9	990.3	-3.43	-0.92	11.25

All SNL indexes are market-value weighted, i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31,1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

46	SNL Financial	AUGUST 2004

Exhibit IV-4

Illinois Thrift Acquisitions 2001-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buver Short Name		Target Name		Total Assets	E/A	ROAA	ROAE	NPAs/ Assets	Rsrvs/ NPLs	Deal Value	Value/ Share	P/B	P/TB	P/E	P/A	Prem/ Cdeps
						($000)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)
06/05/2004	Pending	MAF Bancorp Inc.	IL	Chesterfield Financial Corp.	IL	360,899	20.72	0.58	2.89	0.10	344.71	128.5	31.50	163.21	164.23	52.50	35.60	26.50
04/08/2004	Pending	Northbrook Investments	IL	North Bancshares, Inc.	IL	133,746	10.09	0.28	2.71	0.00	NM	23.9	22.75	192.96	192.96	NM	19.74	20.43
01/09/2004	05/28/2004	MB Financial Inc.	IL	First SecurltyFed Financial, Inc.	IL	490,842	16.55	1.74	10.50	NA	NA	150.2	35.25	156.95	157.09	15.81	30.59	30.28
12/17/2002	07/21/2003	MAF Bancorp Inc.	IL	Fidelity Bancorp Inc.	IL	698,915	8.01	1.20	15.39	0.23	150.04	101.4	31.00	170.61	170.61	12.45	14.51	12.42
07/22/2002	01/03/2003	Midwest Bane Holdings Inc.	IL	Big Foot Financial Corporation	IL	219,628	12.96	0.47	3.72	NA	NA	33.6	21.27	112.80	112.80	27.63	15.30	4.74
06/27/2002	10/17/2002	Bement Bancshares Inc.	IL	CGB&L Financial Group, Inc.	IL	9,626	14.93	0.18	1.15	1.98	NA	2.1	20.50	128.52	128.52	NM	21.82	8.65
06/14/2001	11/30/2001	Polish National Alliance	IL	PS Financial, Inc.	IL	111,982	14.49	0.86	6.07	0.32	79.55	18.1	14.00	110.24	110.24	15.73	16.16	3.63
02/08/2001	05/16/2001	MB Financial Inc.	IL	FSL Holdings, Inc.	IL	211,039	13.15	1.00	7.90	0.17	293.70	41.3	165.00	148.87	148.87	19.76	19.57	9.02
01/23/2001	07/02/2001	Charter One Financial	OH	Alliance Bancorp	IL	1,971,597	7.86	1.01	12.52	0.31	121.32	241.3	24.65	147.05	148.20	13.18	12.24	8.42

				Average:		467,586	13.20	0.81	6.98	0.44	197.86			147.91	148.17	22.44	20.61	13.79
				Median:		219,628	13.15	0.86	6.07	0.23	221.87			148.87	148.87	19.76	19.57	9.02

Source:	SNL Financial, LC.

EXHIBIT IV-5

Royal Savings Bank

Director and Senior Management Summary Resumes

Name	Age(1)	Position with Royal Savings Bank and Principal Occupation During the Past Five Years	Director of Royal Savings Bank Since	Year Term Expires

Alan W. Bird	64	Chairman of the Board and Senior Vice President – Investments. President of McDevitt & Bird Investments Management Co., Elizabeth, Illinois.	1972

Donald A. Moll	63	Director, President and Chief Executive Officer.	2004

John T. Dempsey	66	Director, Investment Portfolio Manager, Barrington Asset Management, Inc., Barrington, Illinois.	1999

Barbara K. Minster	75	Director, Former President of Royal Savings Bank.	1995

Peter C. Rolewicz	66	Director, Attorney and Former Chief Executive Officer of Royal Savings Bank.	1992

Rodolfo Sema	62	Director, Retired High School Principal, Chicago, Illinois.	2000

(1)	Age as of June 30, 2004.

Neil Brodzinski (61) has been employed with Royal Saving Bank since May 2003 and serves as Senior Vice President/Chief Executive Officer and Treasurer. From July 2001 to May 2003, Mr. Brodzinski served as Senior Vice President, Cashier and Chief Financial Officer of New Covenant Community Bank in Forest Park, Illinois during its organization as a de novo bank. From 1998 to 1999. Mr. Brodzinski assisted in obtaining regulatory approval for another de novo bank, Village Bank and Trust, in Munster, Indiana and served as Vice President.

Andrew Morua (43) has been employed as Senior Vice President of Royal Savings Bank since July 2003 and was appointed Secretary of Royal Savings Bank in August 2004. From 1999 to 2003, Mr. Morua served as Regional Vice President of Advance Bank in Chicago, Illinois.

Robert Necastro (58) has been employed by Royal Savings Bank as Senior Vice President since January 2004. Prior to joining Royal Savings Bank, Mr. Necastro served as Vice President of Centier Bank in Whiting, Indiana from June 2003 to January 2004 and as Vice President of Advance Bank in Chicago, Illinois from October 1999 to May 2003.

Kelly A. Wilson (32) has been employed by Royal Savings Bank as Vice President – Operations/IT since August 2003. Prior to joining Royal Savings Bank, Ms. Wilson was employed by Advance Bank in Chicago, Illinois. While at Advance Bank, Ms. Wilson served as a Systems Specialist from 1997-1999, as Assistant Branch Administrator from 1999-2000 and as Assistant Vice President/Data Resource Manager from 2000 until August 2003.

Source:	Royal Savings’ prospectus.

EXHIBIT IV-6

Royal Savings Bank

Pro Forma Regulatory Capital Ratios

			Pro Forma at June 30, 2004 Based on
	Historical at June 30, 2004		1,700,000 Shares Sold at $10.00 Per Share (Minimum of Offering Range)		2,000,000 Shares Sold at $10.00 Per Share (Midpoint of Offering Range)		2,300,000 Shares Sold at $10.00 Per Share (Maximum of Offering Range)		2,645,000 Shares Sold at $10.00 Per Share (15% above Maximum of Offering Range)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in Thousands)
Historical capital	$12,699	13.72%	$18,636	18.72%	$19,501	19.63%	$20,617	20.52%	$21,900	21.52%

Tier I capital (Leverage):
Actual	$12,912	13.85	$18,599	18.80	$19,714	19.71	$20,830	20.59	$22,113	21.59
Requirement	3,729	4.00	3,957	4.00	4,001	4.00	4,046	4.00	4,097	4.00

Excess	$9,183	9.85%	$14,642	14.80%	$15,713	15.71%	$16,784	16.59%	$18,016	17.59%

Tier I Risk-based capital:
Actual	$12,912	27.57	$18,599	38.75	$19,714	40.88	$20,830	43.00	$22,113	45.40
Requirement	2,810	6.00	2,880	6.00	2,893	6.00	2,907	6.00	2,922	6.00

Excess	$10,102	21.57%	$15,719	32.75%	$16,821	34.88%	$17,923	37.00%	$19,191	39.40%

Total Risk-based capital:
Actual	$13,148	28.07	$18,835	39.24	$19,950	41.37	$21,066	43.48	$22,349	45.89
Requirement	4,684	10.00	4,800	10.00	4,822	10.00	4,845	10.00	4,870	10.00

Excess	$8,464	18.06%	$14,035	29.24%	$15,128	31.37%	$16,221	33.48%	$17,479	35.89%

Net Proceeds After Capital Infused (50% of Net Proceeds)			$7,727		$9,202		$10,678		$12,375
Less: common stock acquired by the ESOP			(1,360)		(1,600)		(1,840)		(2,116)
Less: common stock acquired by the recognition plan			(680)		(800)		(920)		(1,058)

Pro Forma Increase			$5,687		$6,802		$7,918		$9,201

Source:	Royal Savings’ prospectus.

EXHIBIT IV-7

PRO FORMA ANALYSIS SHEET

Royal Savings Bank

Prices as of September 3, 2004

		Subject at Midpoint (1)		Peer Group				Illinois Companies				All Public Thrifts
Final Valuation Pricing ___________	Symbol			Mean		Median		Mean		Median		Mean		Median
Price-earnings multiple =	P/E	215.97	x	18.94	x	18.83	x	16.59	x	15.33	x	17.60	x	16.31	x
Price-core earnings multiple =	P/CE	NM	x	19.90	x	18.49	x	19.35	x	16.31	x	19.55	x	17.70	x
Price-book ratio =	P/B	69.43%		120.21%		116.73%		126.94%		121.36%		159.51%		148.88%
Price-tangible book ratio =	P/TB	69.43%		121.81%		117.79%		138.36%		121.36%		173.56%		162.87%
Price-assets ratio =	P/A	18.41%		15.35%		13.47%		12.34%		12.48%		17.02%		14.72%

Valuation Parameters

Pre-Conversion Earnings (Y)	$84,423	(Yr End 6/04)	ESOP Stock Purchases (E)	8.00	%(4)
Pre-Conversion Core Earning	($65,011	) (Yr End 6/04)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value __	$12,698,813		ESOP Amortization (T)	10.00 years
Pre-Conv. Tang. Book Value __	$12,698,813		Stock Programs Amount (M)	4.00%
Pre-Conversion Assets (A)	$92,538,807		Stock Programs Vesting (N)	5.00 years	(4)
Reinvestment Rate:	2.090%		Fixed Expenses	$800,000
Tax rate (TAX)	34.00%		Variable Expenses	1.75%
A-T Reinvestment Rate(R)	1.38%		Percent Sold	100.00%
Est. Conversion Expenses (2)	5.48%		Foundation Cash Contribution	$100,000
Insider Purchases	$1,000,000		Foundation Stock Contrib. (D)	$500,000
Price/Share	$10.00		MHC Assets	$0
			Foundation Tax Benefit (Z)	$204,000

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$20,000,000
		1 - P/E * PCT * ((1-X-E-M-C-D)* R- (1-TAX)*E/T - (1-TAX)*M/N)

2.	V=	P/B * B	V=	$20,000,000
		1 - P/B*PCT*(1-X-E-M)

3.	V=	P/A* (A+Z)	V=	$20,000,000
		1 - P/A*PCT*(1-X-E-M-C-D)

Conclusion	Shares Issued to MHC	Shares Sold to public	Foundation Shares	Total Shares Issued	Price Per Share	Aggregate Mark. Val of Stock Issued	Full Value of Total Shares
Supermaximum	0	2,595.000	50,000	2,645,000	$10.00	$26,450,000	$26,450,000
Maximum	0	2,250,000	50,000	2,300,000	10.00	23,000,000	$23,000,000
Midpoint	0	1,950,000	50,000	2,000,000	10.00	20,000,000	$20,000,000
Minimum	0	1,650,000	50,000	1,700,000	10.00	17,000,000	$17,000,000

(1)	Pricing ratios shown reflect the midpoint value.

(2)	Estimated offering expenses at midpoint of the offering.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Royal Savings Bank

At the Minimum of the Range

1.	Conversion Proceeds
	Offering Proceeds	$17,000,000
	Less: Estimated Offering Expenses	1,047,450

	Net Conversion Proceeds	$15,952,550
2.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$15,952,550
	Less: Cash/Stock Contribution to Foundation	(600,000)
	Less: Cash Contribution to MHC	0
	Less: Non-Cash Stock Purchases (1)	(2,040,000)

	Net Proceeds Reinvested	$13,312,550
	Estimated net incremental rate of return	1.38%

	Earnings Increase	$183,633
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	89,760
	Less: Stock Programs Vesting(3)	89,760

	Net Earnings Increase	$4,113

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)		$84,423	$4,113	$88,536
	12 Months ended June 30, 2004 (core)		($65,011)	$4,113	($60,898)

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth
	June 30, 2004	$12,698,813	$13,312,550	$204,000	$26,215,363
	June 30, 2004 (Tangible)	$12,698,813	$13,312,550	$204,000	$26,215,363

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets
	June 30, 2004	$92,538,807	$13,312,550	$204,000	$106,055,357

(1)	Includes ESOP purchases equal to 8% of the offering, and stock program purchases equal to 4% of the offering.

(2)	ESOP stock amortized over 10 years, amortization expense is tax effected at: 34.00%

(3)	Stock programs amortized over 5 years, amortization expense is tax effected at: 34.00%

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Royal Savings Bank

At the Midpoint of the Range

1.	Conversion Proceeds
	Offering Proceeds	$20,000,000
	Less: Estimated Offering Expenses	1,095,750

	Net Conversion Proceeds	$1,8,904,250
2.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$18,904,250
	Less: Cash/Stock Contribution to Foundation	(600,000)
	Less: Cash Contribution to MHC	0
	Less: Non-Cash Stock Purchases(1)	(2,400,000)

	Net Proceeds Reinvested	$15,904,250
	Estimated net incremental rate of return	1.38%

	Earnings Increase	$219,383
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	105,600
	Less: Stock Programs Vesting(3)	105,600

	Net Earnings Increase	$8,183

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)		$84,423	$8,183	$92,606
	12 Months ended June 30, 2004 (core)		($65,011)	$8,183	($56,828)

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth
	June 30, 2004	$12,698,813	$15,904,250	$204,000	$28,807,063
	June 30, 2004 (Tangible)	$12,698,813	$15,904,250	$204,000	$28,807,063

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets
	June 30, 2004	$92,538,807	$15,904,250	$204,000	$108,647,057

(1)	Includes ESOP purchases equal to 8% of the offering, and stock program purchases equal to 4% of the offering.

(2)	ESOP stock amortized over 10 years, amortization expense is tax effected at: 34.00%

(3)	Stock programs amortized over 5 years, amortization expense is tax effected at: 34.00%

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Royal Savings Bank

At the Maximum of the Range

1.	Conversion Proceeds
	Offering Proceeds	$23,000,000
	Less: Estimated Offering Expenses	1,144,050

	Net Conversion Proceeds	$21,855,950
2.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$21,855,950
	Less: Cash/Stock Contribution to Foundation	(600,000)
	Less: Cash Contribution to MHC	0
	Less: Non-Cash Stock Purchases(1)	(2,760,000)

	Net Proceeds Reinvested	$18,495,950
	Estimated net incremental rate of return	1.38%

	Earnings Increase	$255,133
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	121,440
	Less: Stock Programs Vesting(3)	121,440

	Net Earnings Increase	$12,253

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)		$84,423	$12,253	$96,676
	12 Months ended June 30, 2004 (core)		($65,011)	$12,253	($52,758)

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth
	June 30, 2004	$12,698,813	$18,495,950	$204,000	$31,398,763
	June 30, 2004 (Tangible)	$12,698,813	$18,495,950	$204,000	$31,398,763

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets
	June 30, 2004	$92,538,807	$18,495,950	$204,000	$111,238,757

(1)	Includes ESOP purchases equal to 8% of the offering, and stock program purchases equal to 4% of the offering.

(2)	ESOP stock amortized over 10 years, amortization expense is tax effected at: 34.00%

(3)	Stock programs amortized over 5 years, amortization expense is tax effected at: 34.00%

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Royal Savings Bank

At the Supermaximum Value

1.	Conversion Proceeds
	Offering Proceeds	$26,450,000
	Less: Estimated Offering Expenses	1,199,595

	Net Conversion Proceeds	$25,250,405
2.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$25,250,405
	Less: Cash/Stock Contribution to Foundation	(600,000)
	Less: Cash Contribution to MHC	0
	Less: Non-Cash Stock Purchases (1)	(3,174,000)

	Net Proceeds Reinvested	$21,476,405
	Estimated net incremental rate of return	1.38%

	Earnings Increase	$296,246
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	139,656
	Less: Stock Programs Vesting (3)	139,656

	Net Earnings Increase	$16,934

			Before Conversion	Net Earnings Increase	After Conversion
3.	Pro Forma Earnings
	12 Months ended June 30, 2004 (reported)		$84,423	$16,934	$101,357
	12 Months ended June 30, 2004 (core)		($65,011)	$16,934	($48,078)

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth
	June 30, 2004	$12,698,813	$21,476,405	$204,000	$34,379,218
	June 30, 2004 (Tangible)	$12,698,813	$21,476,405	$204,000	$34,379,218

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets
	June 30, 2004	$92,538,807	$21,476,405	$204,000	$114,219,212

(1)	Includes ESOP purchases equal to 8% of the offering, and stock program purchases equal to 4% of the offering.

(2)	ESOP stock amortized over 10 years, amortization expense is tax effected at: 34.00%

(3)	Stock programs amortized over 5 years, amortization expense is tax effected at: 34.00%

EXHIBIT IV-9

Peer Group Core Earnings Analysis

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Core Earnings Analysis

Comparable Institution Analysis

For the Twelve Months Ended June 30, 2004

		Net Income to Common	Less: Net Gains (Loss)	Tax Effect @ 34%	Less: Extd Items	Estimated Core Income to Common	Shares	Estimated core EPS
		($000)	($000)	($000)	($000)	($000)	($000)	($)
Comparable Group

AMFC	AMB Fin. Corp. of Munster IN	1,013	92	-31	0	1,074	975	1.10
CIBI	Community Inv. Bncp. Inc of ON(1)	878	-123	42	0	797	1,097	0.73
FFNC	FFN Corporation of Wabash IN(1)	2,462	-772	262	0	1,952	1,285	1.52
FBTC	First BancTrust Corp of IL	1,528	-641	218	0	1,105	2,500	0.44
FB_I	First Bancorp of Indiana of IN(1)	1,418	-1,093	372	0	697	1,624	0.43
FNFI	First Niles Fin., Inc. of ON	1,040	-247	84	0	877	1,376	0.64
GTPS	Great American Bancorp of IL	1,228	-110	37	0	1,155	735	1.57
HWEN	Home Financial Bancorp of IN(1)	325	177	-60	0	442	1,356	0.33
NEIB	Northeast Indiana Bncrp of IN	1,652	-179	61	0	1,534	1,468	1.04
PBNC	PFS Bancorp Inc. of Aurora IN	847	0	0	0	847	1,474	0.57

(1)	Financial information is for the quarter ending March 31, 2004.

Source:	Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2004 by RP Financial, LC.

EXHIBIT V-1

RP Financial, LC.

Firm Qualifications Statement

RP® FINANCIAL, LC.
Financial Services Industry Consultants	FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial’s staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial’s strategic and capital planning services are designed to provide effective workable plans with quantifiable results. RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial’s merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial’s M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation’s leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial’s consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial’s Key Personnel (Years of Relevant Experience)

Gregory E. Dunn, Senior Vice President

James P. Hennessey, Senior Vice President

James J. Oren, Senior Vice President

William E. Pommerening, Managing Director

Ronald S. Riggins, Managing Director

Washington Headquaters
Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No: (703) 528-1788 Toll-Free No: (866) 723-0594 E-Mail: mail@rpfinancial.com